UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a 12
Printronix, Inc.

(Name of Registrant as Specified in Its Charter)
Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☑ Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0 11.
(1)	Title of each class of securities to which transaction applies:

Common stock, $0.01 par value per share

(2)	Aggregate number of securities to which transaction applies:

6,892,777 shares of common stock, which consists of: (i) 6,683,507 shares of common stock issued and outstanding as of [___], 2007, and (ii) 209,270 shares of common stock underlying outstanding options to purchase shares of common stock with an exercise price of less than $16.00.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11(c)(1) the filing fee was determined by multiplying 0.00003070 by the aggregate merger consideration of $109,017,364.90 (which is $16.00 per share multiplied by 6,683,507 shares of Printronix common stock outstanding and the value of 209,270 outstanding and issuable, in-the-money options as of [___].

(4)	Proposed maximum aggregate value of transaction:

$109,017,364.90

(5)	Total fee paid:

$3,346.83

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SPECIAL MEETING OF STOCKHOLDERS
MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
To Be Held on [          ], 200[  ]

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Printronix, Inc. to be held at [          ], on [          ] 200[  ], at 9:00 a.m. Pacific Time. At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 1, 2007 (the “Merger Agreement”), by and among Printronix, Inc. (“Printronix”), Pioneer Holding Corp., a Delaware corporation (“Pioneer”), and Pioneer Sub Corp., a Delaware corporation and wholly-owned subsidiary of Pioneer (“Merger Subsidiary”). Vector Capital IV, L.P., a private equity firm, directly or indirectly owns both Pioneer and Merger Subsidiary.

The Merger Agreement contemplates the merger of Merger Subsidiary with and into Printronix, with Printronix continuing as the surviving corporation and becoming a wholly-owned subsidiary of Pioneer (the “Merger”). Upon completion of the Merger, each share of our common stock (other than shares held by stockholders who perfect their appraisal rights in accordance with Delaware law, shares held by Printronix, Pioneer, and their respective wholly-owned subsidiaries, and shares held by certain members of Printronix management that are contributing their shares to Pioneer in exchange for equity of Pioneer) will be converted into the right to receive $16.00 in cash, without interest. In addition, each outstanding option to purchase Printronix common stock that has an exercise price less than $16.00 will be converted into the right to receive $16.00 in cash without interest, less the exercise price of such option and applicable withholding taxes.

Our Board of Directors appointed a special committee to evaluate the merger. Our Board of Directors has determined, based in part on the unanimous recommendation of the Special Committee, that the merger is fair to and in the best interests of Printronix and its stockholders (other than certain members of management who will hold an equity interest in Pioneer after the closing of the merger). Accordingly, your Board has unanimously approved the merger agreement and the merger, and unanimously recommends that you vote FOR the adoption of the merger agreement at the special meeting.

The accompanying Notice of Special Meeting of Stockholders and proxy statement explain the proposed merger and provide specific information concerning the special meeting. We encourage you to read those materials carefully.

YOUR VOTE IS VERY IMPORTANT. The Merger cannot be completed unless the Merger Agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Whether or not you plan to attend the special meeting in person, please sign and return the enclosed proxy in the envelope provided or vote electronically by the Internet or by telephone. If you attend the special meeting and desire to vote in person, you may do so even though you have previously taken one of the foregoing actions. The failure to vote will have the same effect as voting against the adoption of the Merger Agreement. If you have any questions or need assistance voting your shares, please call the Altman Group which is assisting us, toll free at (866) 822-1241. Banks and brokers can call (201) 806-7300.

Sincerely,

/s/ Robert A. Kleist
Robert A. Kleist
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state security regulatory agency has approved or disapproved of the merger, passed upon the merits or fairness of the merger, passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [          ], 2007 and is first being mailed to stockholders on or about [          ], 2007.

Printronix, Inc.

14600 Myford Road, Irvine, CA 92606
(714) 368-2300

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on [          ], [          ], 200[  ]

To our Stockholders:

Notice is hereby given that a special meeting of stockholders of Printronix, Inc., a Delaware corporation (“Printronix”), will be held at [          ] on [          ], 200[  ] at 9:00 a.m. Pacific Time.

We are holding this special meeting for the following purposes:

1. Adoption of Merger Agreement.  To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 1, 2007 (the “Merger Agreement”), by and among Printronix, Pioneer Holding Corp. (“Pioneer”), and Pioneer Sub Corp., a Delaware corporation and wholly-owned subsidiary of Pioneer.

2. Adjournment or Postponement of the Special Meeting.  If necessary or appropriate, to approve the postponement or adjournment of the special meeting to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

3. Other Matters.  To transact such other business as may properly come before the meeting or any properly reconvened meeting following any adjournment or postponement thereof.

On October 1, 2007, our Board of Directors, after taking into consideration the unanimous recommendation of the Special Committee, (i) determined that the Merger and the Merger Agreement were fair to, and in the best interests of, our stockholders (other than certain members of management who will hold an equity interest in Pioneer after the closing of the merger) and (ii) approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. Our Board of Directors unanimously recommends that you vote “For” the adoption of the Merger Agreement. In the event that there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement, then our Board of Directors unanimously recommends that you vote “For” the postponement or adjournment of the special meeting.

Our Board of Directors has fixed the close of business on [          ] as the record date for the purpose of determining stockholders entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

Printronix stockholders who do not vote in favor of adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares if the Merger is completed, but only if they perfect their appraisal rights by complying with all of the required procedures under Delaware law. See “Appraisal Rights” beginning on page [  ] of the accompanying proxy statement and Annex D to the proxy statement.

It is important that your shares are represented at the special meeting. Even if you plan to attend the special meeting, we hope that you will promptly vote and submit your proxy by dating, signing, and returning the enclosed proxy card. This will not limit your rights to attend or vote at the special meeting. You may also vote either by telephone or the Internet. We have provided instructions on the proxy card for using these convenient services. If your shares are held of record by a bank, broker or other agent and you wish to vote at the special meeting, you must obtain a proxy card issued in your name from your bank, broker, or other agent.

By Order of the Board of Directors

/s/ George L. Harwood
George L. Harwood
Senior Vice President, Chief Financial Officer, Secretary

Irvine, California
[          ], 2007

SUMMARY

This Summary highlights selected information from this proxy statement regarding the merger and the merger agreement and may not contain all of the information that is important to you as a Printronix stockholder. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. See “Where You Can Find More Information.” In this proxy statement, the terms “we,” “us,” “our,” and “Printronix” refer to Printronix, Inc. We refer to Pioneer Holding Corp. as “Pioneer,” Pioneer Sub Corp. as “Merger Subsidiary,” and Vector Capital IV, L.P. as “Vector.” The merger agreement is attached to this proxy statement as Annex A and is incorporated into this proxy statement by reference.

Forward-Looking Information

This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, assumptions, estimates, and projections about Printronix and our industry. The forward-looking statements are subject to various risks and uncertainties. Generally, these forward-looking statements can be identified by the use of forward-looking terminology, such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “should,” and similar expressions. Those statements include, among other things, the risk that the merger may not be consummated in a timely manner, if at all, risks regarding employee retention and other risks detailed in our current filings with the Securities and Exchange Commission, including our most recent filings on Form 10-K or Form 10-Q, which discuss these and other important risk factors concerning our operations. We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that, although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

The Proposed Transaction

The Proposal (page [  ]).  You are being asked to vote upon a proposal to adopt the agreement and plan of merger that provides for Printronix to be acquired by a wholly-owned subsidiary of Vector. You may also be asked to vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

What You Will Receive (page [  ]).  Upon completion of the merger, you will receive $16.00 in cash, without interest, and less any applicable withholding taxes, for each of your shares of Printronix common stock, unless you properly exercise your appraisal rights. After the merger is completed, you will have the right to receive the merger consideration, but you will no longer be or have any rights as a Printronix stockholder.

On October 1, 2007, the last full trading day prior to the public announcement of the merger agreement, the closing sale price of our common stock as reported on The NASDAQ Global Market was $13.52. On [          ], 2007, the last full trading day prior to the date of this proxy statement, the closing price of our common stock as reported on The NASDAQ Global Market was $[     ].

Treatment of Stock Options and Restricted Stock (page [  ]).  At the effective time of the merger, all of our stock options outstanding and unexercised immediately prior to the effective time of the merger will be cancelled and converted into the right to receive $16.00 in cash, without interest and less the exercise price of such option and any applicable withholding taxes. All of our currently outstanding stock options are fully vested.

The merger agreement provides that at or immediately prior to the effective time of the merger, each share of restricted Printronix common stock that is outstanding shall become fully vested and not subject to any rights of repurchase or forfeiture provisions, and the holders of such outstanding restricted Printronix common stock shall be treated as persons holding shares of Printronix common stock under the merger agreement.

i

Pioneer Holding Corp.  Pioneer, a Delaware corporation, was formed solely for the purpose of effecting the merger and the transactions related to the merger. Pioneer has not engaged in any business except in furtherance of this purpose. Pioneer is currently wholly-owned by Vector.

Pioneer Sub Corp.  Merger Subsidiary, a Delaware corporation and wholly-owned subsidiary of Pioneer, was formed solely for the purpose of effecting the merger and the transactions related to the merger. Merger Subsidiary has not engaged in any business except in furtherance of this purpose.

Printronix, Inc.  Printronix is the worldwide leader in multi-technology supply-chain printing solutions for the industrial marketplace. We manufacture three types of applications-compatible printers — line matrix, thermal and fanfold laser, as well as printer management software. Our integrated network solutions enable the printing of bar codes, labels, forms, and reports, verify their accuracy and offer unequaled diagnostic technology. The printers and their applications are based on an open systems architecture that facilitates seamless integration into enterprise networks and operation with legacy applications written for other printers.

Unanimous Recommendation of the Printronix, Inc. Board (page [  ])

Our Board of Directors appointed a Special Committee to evaluate the merger. The Special Committee unanimously recommended that our Board of Directors determine that the merger is fair to and in the best interests of Printronix and its stockholders. Our Board of Directors has determined that the merger is fair to and in the best interests of Printronix and its stockholders, and has approved the merger agreement and the merger. Our Board of Directors recommends that stockholders vote FOR adoption of the merger agreement at the special meeting.

Opinion of Printronix’s Financial Advisor (page [  ] and Annex C)

On October 1, 2007, Houlihan Lokey Howard & Zukin Financial Advisors, Inc., which we refer to in this proxy statement as HLHZ, rendered its oral opinion to the Special Committee (which was subsequently confirmed in writing by delivery of HLHZ’s written opinion dated the same date) to the effect that, as of October 1, 2007, the merger consideration to be received by the holders of shares of our common stock (other than members of our senior management who are contributing a portion of their shares to Pioneer in exchange for equity of Pioneer, whom we refer to in this proxy statement as the Continuing Stockholders, and their affiliates) in the merger was fair to such holders from a financial point of view.

HLHZ’s opinion was directed to the Special Committee of our Board of Directors and only addressed the fairness from a financial point of view of the merger consideration to be received by the holders of our common stock other than the continuing stockholders and their affiliates in the merger and did not address any other aspect or implication of the merger. The summary of HLHZ’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications, and limitations on the review undertaken and other matters considered by HLHZ in preparing its opinion. However, neither HLHZ’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to the merger.

The Special Meeting

Date, Time, and Place (page [  ]).  We will hold the special meeting at [          ] on [          ], 200[  ], beginning at 9:00 a.m., Pacific Time.

Required Vote (page[  ]).  Under Delaware law and our charter documents, the holders of a majority of the outstanding shares of our common stock entitled to vote must be present, either in person or by proxy, to constitute a quorum at the special meeting. The vote required to approve Proposal 1, adoption of the merger agreement, is the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the record date for the special meeting. If it is necessary or appropriate to hold a vote for Proposal 2, then the vote required to approve Proposal 2, approval of the adjournment or postponement of the special meeting to solicit additional proxies, is the affirmative vote of a majority of the votes cast on Proposal 2.

Who May Vote (page [  ]).  You are entitled to vote at the special meeting if you owned shares of Printronix common stock at the close of business on [          ], 2007, the record date for the special meeting. 6,683,507 shares of Printronix common stock were outstanding and entitled to be voted as of the record date.

How You Can Vote (page [  ]).  If you are a record holder of our common stock, you may vote in the following ways:

(1) Voting by Mail. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

(2) Voting in Person. You can also vote by appearing and voting in person at the special meeting.

(3) Voting by Telephone. You can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day.

(4) Voting by Internet. You can also vote via the Internet. The web site for Internet voting is on your proxy card, and voting is also available 24 hours a day.

You can revoke your proxy at any time before it is voted at the special meeting by:

•	giving written notice of revocation to our Secretary;

•	submitting another properly executed proxy by telephone, Internet, or later-dated written proxy; or

•	attending the special meeting and voting by paper ballot in person.

If your shares are held through a broker, bank, trustee or other holder of record, including the trustee or other fiduciary of an employee benefit plan, you may only vote by completing and returning the voting instruction form provided by the record holder or via the Internet or by telephone, if such a service is provided by the record holder, and you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the special meeting.

The Merger

The Structure and Effective Time (page [  ]).  Upon the terms and subject to the conditions of the merger agreement, Merger Subsidiary (a wholly-owned subsidiary of Pioneer), will merge with and into Printronix with Printronix as the surviving corporation and a wholly-owned subsidiary of Pioneer. Except for the continuing stockholders, no Printronix stockholders will have equity interest in Printronix or Pioneer after the merger.

Material Federal Income Tax Consequences (page [  ]).  In general, your receipt of the merger consideration will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, you will generally recognize capital gain or loss equal to the difference, if any, between the amount of cash received pursuant to the merger and your adjusted basis in the shares surrendered. However, the tax consequences of the merger to you will depend upon your own particular circumstances. You should consult your tax advisor in order to fully understand how the merger will affect you.

Governmental and Regulatory Clearances (page [  ]).  Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules thereunder (which we refer to in this proxy statement as the HSR Act), certain transactions, including the merger, may not be completed until a 30-day waiting period expires or is earlier terminated. Printronix and Vector received notice from the Federal Trade Commission on October 26, 2007 that early termination of the waiting period under the HSR Act was granted.

The merger is also subject to review by the German Federal Cartel Office (which we refer to as the “FCO”) under the Act against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkungen). A transaction that is subject to German merger control may not be completed before either the FCO has cleared the transaction or the relevant waiting period has expired without the FCO having prohibited the transaction. The required filing was made with the FCO on November 20, 2007.

Appraisal Rights (page [  ] and Annex D).  Under Delaware law, holders of shares of Printronix common stock are entitled to appraisal rights in connection with the merger, if they follow the requirements of Delaware law to perfect their appraisal rights.

Merger Financing (page [  ]).  In order to pay the merger consideration under the merger agreement, Vector intends to borrow up to $35 million pursuant to senior secured credit facilities and has entered into a commitment letter with Silicon Valley Bank making such credit facilities available. Nevertheless, there is no financing contingency to the closing of the merger, and in the event all other closing conditions are satisfied or waived, Pioneer is obligated to close the merger or pay Printronix a termination fee of $5 million upon Printronix’s termination of the merger agreement as a result of Pioneer’s failure to close the merger. Vector also has committed to provide, or cause to be provided, up to $35 million of the capital necessary for Pioneer to fund the transaction. The Continuing Stockholders have agreed to contribute 215,558 shares to Pioneer in exchange for equity of Pioneer. In addition, Printronix will be contributing $18 million of Freely Available Cash (as defined in “The Merger Agreement — Conditions to the Merger” on page [  ]) to the merger consideration. In addition, either the Irvine property will be mortgaged for approximately an additional $25 million of financing, or Vector will contribute additional capital to fund the transaction.

The Merger Agreement (page [  ] and Annex A)

Closing of the Merger (page [  ]).  Before we can complete the merger, a number of conditions must be satisfied or waived by the applicable party. These include the following:

•	adoption of the merger agreement by the requisite vote of Printronix stockholders;

•	expiration or early termination of applicable waiting periods under United States federal and analogous foreign antitrust laws;

•	the absence of any injunction or other legal restraint prohibiting the consummation of the merger;

•	the truth in all respects of our representations and warranties under the merger agreement relating to our authorization to enter the merger agreement, capitalization and finder’s fees and expenses;

•	Printronix’s compliance with its other representations and warranties under the merger agreement, except as have not and would not have individually or in the aggregate, and ignoring the materiality and material adverse effect qualifiers therein, a material adverse effect on Printronix;

•	Pioneer and Merger Subsidiary’s compliance with their representations and warranties under the merger agreement, except as have not and would not have a material adverse effect on Pioneer;

•	each party’s performance in all material respects of its obligations under the merger agreement;

•	Printronix having at closing no less than $18,000,000 in Freely Available Cash (as defined in “The Merger Agreement — Conditions to the Merger” on page [ ]) and having deposited such amounts into the account funding the merger consideration;

•	Printronix having at close certain amounts of working capital, depending on the date of closing (as further described in “The Merger Agreement — Conditions to the Merger” on page [ ]);

•	Pioneer having been satisfied with the results of Environmental Phase I studies being conducted on our current manufacturing facilities by October 31, 2007;

•	the absence of any pending action, proceeding or investigation by any governmental entity that seeks to make illegal, to delay materially, or otherwise directly or indirectly to restrain or prohibit the consummation of the merger or seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the merger; and

•	the absence of any event, occurrence or development of any state of circumstances or facts that, individually or in the aggregate, has had or could have a material adverse effect on Printronix, since the date of the merger agreement.

No Solicitation of Alternative Transactions by Printronix (page [  ]). The Merger Agreement contains restrictions on, among other things, our ability to solicit alternative acquisition offers or, subject to certain exceptions, participate in discussions or negotiations with a third party that is seeking to make or that has made an alternate acquisition proposal. See “The Merger Agreement — No Solicitation of Alternative Transactions by Printronix.”

Termination of the Merger Agreement (page [  ]).  The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after Printronix stockholders have approved it:

(1) by mutual written consent of Pioneer and Printronix;

(2) by either Pioneer or Printronix if:

(A) the merger is not consummated by April 1, 2008;

(B) Printronix’s stockholders do not approve the merger upon a vote taken at the special meeting; or

(C) any applicable law makes consummation of the merger illegal or otherwise prohibited or otherwise enjoins us or Pioneer from consummating the merger and such enjoinment shall have become final and unappealable.

(3) by Pioneer if:

(A) the Printronix Board or Special Committee fails to make, withdraws or modifies its recommendation in favor of adoption of the merger agreement in a manner adverse to Pioneer;

(B) Printronix shall have entered into or publicly announced its intention to enter into a definitive agreement or an agreement in principle with respect to a Superior Proposal (as defined in “The Merger Agreement — No Solicitation of Alternative Transactions by Printronix”;

(C) Printronix breaches any representation, warranty, covenant or agreement under the merger agreement such that such breach would cause a failure to satisfy the closing conditions related to our representations, warranties and covenants and such breach cannot be cured or is not cured by a date within 30 days after the receipt of written notice of the breach;

(D) After an Acquisition Proposal by a third party (as defined in “The Merger Agreement — No Solicitation of Alternative Transactions by Printronix”) has been publicly announced or received by Printronix, the Printronix Board fails to reaffirm its recommendation of the adoption of the merger agreement to the stockholders within five (5) business days after receipt of Pioneer’s request to do so;

(E) Printronix willfully and materially breaches its obligations and covenants with respect to the special meeting, Board recommendation of adoption of the merger agreement, filing and preparing the proxy material, or its non-solicitation obligations under the merger agreement; or

(F) the environmental reports prepared pursuant to the merger agreement identify a significant environmental matter that Pioneer determines is unacceptable and Pioneer timely delivers a termination notice.

(4) by Printronix if:

(A) We enter into a binding agreement with respect to a Superior Proposal (as defined in “The Merger Agreement — No Solicitation of Alternative Transactions by Printronix”) subject to compliance with our no solicitation covenants in the merger agreement, payment to Pioneer of a termination fee of $4.2 million dollars and providing Pioneer five days written notice to make an offer at least as favorable to our stockholders as the Superior Proposal; or

(B) Pioneer or Merger Subsidiary breaches any representation, warranty, covenant or agreement under the merger agreement such that such breach would result in a failure to satisfy the closing conditions related to Pioneer’s representations, warranties and covenants, and such breach cannot be cured or is not cured by a date within 30 days after the receipt of written notice of the breach.

See “The Merger Agreement — Termination of Merger Agreement”.

v

Termination Fees (page [  ]).

Printronix must pay Pioneer a termination fee of $4.2 Million if:

(1) the merger agreement is terminated for the reasons stated in paragraph (4)(A) of “— Termination of Merger Agreement” above;

(2) the merger agreement is terminated for the reasons stated in paragraphs (3)(A), (3)(B), (3)(D) or 3(E) of “ — Termination of Merger Agreement” above;

(3) the merger agreement is terminated for the reasons stated in paragraphs (2)(A) or (2)(B) of “— Termination of Merger Agreement” above but, only if and when prior to the special meeting in the case of paragraph (2)(B) or April 1, 2008 in the case of paragraph (2)(A), an Acquisition Proposal (as defined in “The Merger Agreement — No Solicitation of Alternative Transactions by Printronix”) shall have been made by a third party, and within 12 months following the date of such termination Printronix enters into an agreement providing for an Acquisition Proposal which is subsequently consummated or an Acquisition Proposal is subsequently consummated (provided that references to “15%” in the definition of Acquisition Proposal shall be deemed references to “50%”).

Pioneer must pay Printronix a termination fee of $5 Million (such amounts are guaranteed by Vector) if:

(1) the merger agreement is terminated for the reasons stated in paragraph (2)(A) of “— Termination of Merger Agreement”, above, if the conditions to Pioneer’s obligation to close and the mutual conditions to closing have been satisfied by such date by Printronix; or

(2) the merger agreement is terminated for the reasons stated in paragraph (4)(B) of “— Termination of Merger Agreement”, above, at a time when Pioneer is not entitled to deliver a termination notice pursuant to paragraph (3)(C) of “— Termination of the Merger Agreement”, above. See “The Merger Agreement — Termination Fees”.

Voting Agreements (page [  ]).

As an inducement to Pioneer to enter into the merger agreement, each member of our Board of Directors and several of our officers have entered into voting agreements with Pioneer representing, in the aggregate, 1,529,961 shares of our common stock and 158,213 vested options to acquire shares of our common stock, or approximately 24.67% of the outstanding shares of our common stock (including vested options to purchase our common stock owned by our directors and officers and their respective affiliates). Pursuant to the voting agreements, each such person agreed to vote his or her shares in favor of the adoption of the merger agreement and against certain other matters, each as set forth in the voting agreements. Such directors and officers and their affiliates have not received any additional consideration with respect to the voting agreements. The form of voting agreement is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference.

Interests of Certain Persons (page [  ]).

Certain of our officers and directors may have interests in the merger that are different from, or in addition to, yours, including the following:

•	our directors and officers hold vested stock options which will be converted into the right to receive $16.00, net of any exercise price, for each share of common stock represented by these grants upon completion of the merger;

•	the continuing stockholders (Robert A. Kleist, our president and chief executive officer, who currently acts as chairman of the board of directors, George L. Harwood, our chief financial officer, C. Victor Fitzsimmons, our senior vice president, worldwide operations and Juli A. Mathews, our vice president, human resources), have entered into contractual agreements to contribute some of their shares of Printronix which each currently owns (180,558 shares by Mr. Kleist, 15,000 shares by each of Messrs. Harwood and Fitzsimmons, and 5,000 shares by Ms. Mathews) to Pioneer in exchange for equity of Pioneer, which will equal a 9.9% aggregate ownership interest in Pioneer after the merger in the aggregate;

•	under the merger agreement, Pioneer has agreed that the surviving corporation of the merger will honor all obligations of Printronix and its subsidiaries for indemnification, advancement of expenses and exculpation from liabilities for acts or omissions prior to the effective time of the merger by our and our subsidiaries’ current and former directors and officers as provided in our respective organizational documents and any existing indemnification agreements disclosed to Pioneer, and the surviving corporation of the merger will maintain in effect directors’ and officers’ liability insurance on behalf of those directors and officers for a period of six years after consummation of the merger; and

•	It is expected that Mr. Kleist will also enter into an agreement with Pioneer pursuant to which he will serve as chief executive officer of Printronix following the consummation of the merger with an initial base salary of $337,000 and the right to participate in any annual bonus plan. Mr. Kleist’s base salary shall be reviewed each year in relation to the average base salary paid to chief executive officers of other companies of similar size and industry as Printronix, provided that Mr. Kleist’s salary shall not decrease so long as he is serving in a full-time capacity as chief executive officer of Printronix. Should Mr. Kleist serve on the new Printronix Board of Directors, he will receive no compensation for his services as such. It is anticipated that no members of the new Printronix Board of Directors will be compensated for their services as such. If Mr. Kleist is terminated without cause and is not offered the role of chairman of the Printronix Board of Directors, he will receive 12 months of base salary as severance. If Mr. Kleist is terminated without cause as chief executive officer, but is offered the role of chairman of our Board of Directors, whether or not he accepts such role, he will receive no severance. If Mr. Kleist is terminated without cause as chief executive officer, but is the working chairman of the board, then he will continue to receive the same salary he would have made as chief executive officer so long as he is serving in a full-time capacity as a working chairman of the board.

Our Board of Directors was aware of these interests and considered them, among other matters, in making its decisions, including forming a Special Committee of independent directors to oversee the merger negotiation process.

Additional Information (page [  ]).

You can find more information about Printronix in the periodic reports and other information we file with the Securities and Exchange Commission, which we refer to in this proxy statement as the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at http://www.sec.gov. For a more detailed description of the additional information available, please see the section entitled “Where You Can Find More Information” on page [  ].

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	May I Attend the Special Meeting?

A:	All stockholders as of the close of business on [ ], 2007, the record date for the special meeting, may attend the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the special meeting.

Q:	Who Can Vote at the Special Meeting?

A:	All stockholders of record at the close of business on [ ], 2007, the record date for the special meeting, will be entitled to notice of and to vote at the special meeting. If on that date, your shares were registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.

If on the record date, your shares were held in an account at a brokerage firm, bank, dealer, trustee (including the trustee or other fiduciary of an employed benefit plan) or similar organization, then you are the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker or other agent. See “The Special Meeting” beginning on page [ ].

Q:	If My Shares Are Held in “Street Name,” Will My Broker Vote My Shares for Me?

A:	Your broker will vote your shares only if you provide instructions to the record holder on how to vote. You should instruct the record holder to vote your shares by following the directions provided to you by the record holder. See “The Special Meeting” beginning on page [ ].

Q:	Will My Shares Held in “Street Name” or Another Form of Record Ownership Be Combined for Voting Purposes With Shares I Hold of Record?

A:	No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card (or, in the case of telephonic or Internet voting, provide appropriate instructions concerning the separate proxy) for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an IRA must be voted under the rules governing the account.

Q:	How Are Votes Counted?

A:	Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “For” and “Against” votes, abstentions, and broker non votes. A “broker non vote” occurs when a nominee holding shares for a beneficial owner does not receive instructions with respect to the proposal to adopt the merger agreement from the beneficial owner. Because under Delaware law the adoption of the merger agreement requires the affirmative vote of holders of a majority of our outstanding shares of common stock, broker non votes and abstentions will have the same effect as a vote “Against” the adoption of the merger agreement. Broker non votes and abstentions are counted, however, as present for the purpose of determining whether a quorum is present.

Q:	How Many Votes Are Required to Approve the Proposals?

A:	The votes required to approve the proposals are as follows:

• Proposal 1, the adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the record date for the special meeting; and

• Proposal 2, if necessary or appropriate, the approval of the adjournment or postponement of the special meeting to solicit additional proxies requires the affirmative vote of a majority of the votes cast on the proposal.

Q:	How Many Votes Does Printronix Already Know Will Be Voted in Favor of the Merger Proposal?

A:	Each member of our Board of Directors and several of our officers have entered into a contractual voting agreement with Pioneer, pursuant to which they have each agreed to vote in favor of the adoption of the merger agreement. Collectively, these persons held of record 1,529,961 shares of our common stock and 158,213 vested options to acquire shares of our common stock, which is equivalent to approximately 24.67% of the total shares of our common stock outstanding (including vested options to purchase our common stock owned by our directors and officers and their respective affiliates) as of the record date.

Q:	How Many Votes Do I Have?

A:	You have one vote for each share of our common stock you own as of [ ], 2007, the record date for the special meeting.

Q:	What Happens If I Do Not Vote?

A:	Because the vote required for the proposal to adopt the merger agreement is based on the total number of shares of our common stock outstanding on the record date, and not just the shares that are voted, if you do not vote, it will have the same effect as a vote “Against” the adoption of the merger agreement. If the merger is completed, whether or not you voted for the adoption of the merger agreement and approval of the merger, you will be paid the merger consideration for your shares of our common stock upon completion of the merger, unless you properly exercise your appraisal rights. See “The Special Meeting” beginning on page [ ] and “Appraisal Rights” beginning on page [ ] and Annex D.

Q:	When Should I Send in My Stock Certificates?

A:	After the special meeting, if you are a stockholder of record, you will receive a letter of transmittal and other documents to complete and return to a paying agent designated by Pioneer. In order to receive the merger consideration as soon as reasonably practicable following the completion of the merger, you must send the paying agent your validly completed letter of transmittal together with your stock certificates as instructed in the separate mailing. You should NOT send your stock certificates now.

Q:	When Can I Expect to Receive the Merger Consideration For My Shares?

A:	Once the merger is completed, you will be sent in a separate mailing a letter of transmittal and other documents to be delivered to the paying agent in order to receive the merger consideration. Once you have submitted your properly completed letter of transmittal, stock certificates, and other required documents to the paying agent, the paying agent will send you the merger consideration.

Q:	I Do Not Know Where My Stock Certificate Is — How Will I Get My Cash?

A:	The materials the paying agent will send you after completion of the merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your certificate. Pioneer may also require that you provide a bond in order to cover any potential loss.

Q:	Who Will Bear the Cost of the Solicitation?

A:	The expense of soliciting proxies in the enclosed form will be borne by Printronix. We have retained the Altman Group a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $10,000 plus reimbursement of out-of-pocket fees and expenses. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Q:	What Do I Need to Do Now?

A:	We urge you to read this proxy statement, including its annexes, carefully, and to consider how the merger affects you. If you are a stockholder of record, then you can ensure that your shares are voted at the special meeting by taking one of the following actions:

• indicate your vote on your proxy card and sign and mail your proxy card in the enclosed return envelope as soon as possible as instructed in these materials so that your shares may be represented at the special meeting. The meeting will take place at [          ] on [          ], 2007, at 9:00 a.m. Pacific Time.

• using a touch-tone telephone, call toll free (866) 540-5760 and follow the instructions. When asked for your voter control number, enter the number printed just above your name on the front of the proxy card accompanying this proxy statement. Your telephone vote is quick, confidential, and immediate. Please note that all votes cast by telephone must be completed and submitted prior to [          ], 2007 at 11:59 p.m., Pacific Time. Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated, and returned the proxy card. If you vote by telephone, please do not return your proxy card by mail; or

• visit the Internet voting site at http://proxyvoting.com/ptnx and follow the instructions on the screen. When prompted for your voter control number, enter the number printed just above your name on the front of the proxy card accompanying this proxy statement. Your Internet vote is quick, confidential, and immediate. Please note that all votes cast by Internet must be completed and submitted prior to [          ], 2007 at 11:59 p.m. Pacific Time. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated, and returned the proxy card. This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed. If you vote by Internet, please do not return your proxy card by mail.

Please do NOT send in your stock certificates at this time.

For further information see “The Special Meeting” beginning on page [ ].

Q:	What Happens If I Sell My Shares of Common Stock Before the Special Meeting?

A:	The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting. If you transfer your shares of our common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q:	When Do You Expect the Merger to be Completed?

A:	We are working toward completing the merger as quickly as possible, but we cannot predict the exact timing. We expect to complete the merger no later than three business days after obtaining stockholder approval, assuming that all other closing conditions contained in the merger agreement have been satisfied or waived at that time. See “The Merger Agreement - Conditions to the Merger” on page [ ].

Q:	Who Can Help Answer My Other Questions?

A:	If you would like additional copies of this proxy statement or a new proxy card or if you have questions about the merger, you should contact our Secretary at Printronix, Inc., 14600 Myford Road, Irvine, California, 92606. You may also call our proxy solicitor, the Altman Group, at (866) 822-1241, toll-free, to request a separate copy of these materials. If your shares are held by a broker, trustee, or other nominee, you may also call your broker, trustee, or nominee for additional information. Banks and brokers can call (201) 806-7300.

INTRODUCTION

This proxy statement is being furnished to you in connection with the solicitation by our Board of Directors of proxies to be used at the special meeting to be held at [          ] at 9:00 a.m., Pacific Time, on [day of the week], [          ], 2007 and any adjournments or postponements thereof. This proxy statement and the accompanying form of proxy card are being mailed to stockholders on or about [          ], 2007.

We are asking our stockholders to vote on the adoption of the merger agreement. If the merger is completed, Printronix will become a direct or indirect wholly owned subsidiary of Pioneer, and our stockholders (other than the Continuing Stockholders) will have the right to receive $16.00 in cash, without interest, for each share of our common stock.

THE SPECIAL MEETING

The Purpose

The purpose of the special meeting is for our stockholders to consider and vote upon a proposal to adopt the merger agreement. A copy of the merger agreement is attached to this proxy statement as Annex A. In the event that there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement, stockholders may also be asked to vote upon a proposal to postpone or adjourn the special meeting, if necessary, to solicit additional proxies.

On October 1, 2007, our Board of Directors (i) determined that the merger and the merger agreement were fair to and in the best interests of our stockholders and (ii) approved the merger agreement and the transactions contemplated thereby, including the merger. Our Board of Directors recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the approval of the proposal to postpone or adjourn the special meeting to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Our Board of Directors knows of no other matter that will be presented for consideration at the special meeting. If any other matter properly comes before the special meeting, or any postponement or adjournment of the special meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Appointment of Proxy Holders

Our Board of Directors asks you to appoint Robert A. Kleist and George L. Harwood as your proxy holders to vote your shares at the special meeting. You make this appointment by completing the enclosed proxy card using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this proxy statement. In the absence of your direction, they will vote your shares as recommended by our Board of Directors.

Unless you otherwise indicate on the proxy card, or otherwise, if voting by telephone or via the Internet, you also authorize your proxy holders to vote your shares on any matters not known by our Board of Directors at the time this proxy statement was printed and which, under our bylaws, may be properly presented for action at the special meeting.

Who Can Vote

Only stockholders who owned shares of record of our common stock as of the close of business on [          ], 2007, the record date for the special meeting, can vote at the special meeting. As of the close of business on the record date, we had 6,683,507 shares of our common stock outstanding. Each holder of common stock is entitled to one vote for each share held as of [          ], 2007.

How You Can Vote

If you hold your shares in your name as a holder of record, you may submit your proxy by mail, telephone or electronically through the Internet by following the instructions included with your proxy card. If your shares are held by your broker, bank or other nominee, often referred to as held in “street name,” please check your proxy card or contact your broker, bank or nominee to determine whether you will be able to vote by telephone or electronically.

Voting by Mail.  You may vote by proxy by dating, signing, and returning your proxy card in the enclosed postage paid envelope. Giving a proxy will not affect your right to vote your shares if you attend the special meeting and want to vote in person.

Voting in Person.  You may vote by attending and voting at the special meeting. However, even if you plan to attend the special meeting in person, our Board of Directors recommends that you vote by mail. Voting your proxy card by mail will not limit your right to vote at the special meeting, if you decide to attend in person. If you hold shares through a bank, broker, trustee, or other agent, you must obtain a proxy, executed in your favor, from the bank, broker, trustee, or other agent to be able to vote at the special meeting.

Voting by Telephone.  Using a touch-tone telephone, call toll free (866) 540-5760 and follow the instructions. When asked for your voter control number, enter the number printed just above your name on the front of the proxy card accompanying this proxy statement. Your telephone vote is quick, confidential, and immediate. Please note that all votes cast by telephone must be completed and submitted prior to [          ], 2007 at 11:59 p.m., Pacific Time. Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated, and returned the proxy card. If you vote by telephone, please do not return your proxy card by mail; or

Voting by the Internet.  Visit the Internet voting site at http://www.proxyvoting.com/ptnx and follow the instructions on the screen. When prompted for your voter control number, enter the number printed just above your name on the front of the proxy card accompanying this proxy statement. Your Internet vote is quick, confidential, and immediate. Please note that all votes cast by Internet must be completed and submitted prior to [          ], 2007 at 11:59 p.m. Pacific Time. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated, and returned the proxy card. This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed. If you vote by Internet, please do not return your proxy card by mail.

If you vote your shares of our common stock by submitting a proxy, your shares will be voted at the special meeting as you indicated on your proxy card. If no instructions are indicated on your signed proxy card, all of your shares of our common stock will be voted “FOR” the adoption of the merger agreement and “FOR” the approval of the proposal to postpone or adjourn the special meeting to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

If your shares are held by a bank, broker, trustee, or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from your bank, broker, trustee, or other agent rather than from Printronix. Simply complete and return the voting instruction card to your bank, broker, trustee, or other agent to ensure that your vote is counted. Alternatively, if offered by your bank, broker, trustee, or other agent, you may vote by telephone or over the Internet as instructed by your bank, broker, trustee, or other agent. To vote in person at the special meeting, you must obtain a valid proxy from your bank, broker, trustee, or other agent. Follow the instructions from your bank, broker, trustee, or other agent included with these proxy materials, or contact your bank, broker, trustee, or other agent to request a proxy form.

Revocation of Proxies

If you are a record holder of shares of our common stock, you can revoke your proxy at any time before it is voted at the special meeting by:

•	voting in person at the special meeting;

•	submitting written notice of revocation to our Secretary prior to the special meeting; or

•	submitting another properly executed proxy by telephone, Internet, or a later-dated writing proxy.

If your shares are held through a bank, broker, trustee, or other agent, you must follow instructions received from such bank, broker, trustee, or other agent which were provided with this proxy statement in order to change or revoke your vote or to vote at the special meeting.

Quorum; Stock Entitled to Vote; Record Date

The holders of a majority of the outstanding shares of our common stock on the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Any shares of our common stock held in treasury by Printronix or held by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum. Abstentions and broker non votes will be counted as shares present and entitled to vote for the purposes of determining a quorum. “Broker non votes” result when banks, brokers, trustees, or other agents are precluded from exercising their voting discretion with respect to the approval of non routine matters such as the adoption of the merger agreement and approval of the merger, and, thus, absent specific instructions from the beneficial owner of those shares, banks, brokers, trustees and other agents are not empowered to vote the shares with respect to the approval of those matters.

The adoption of the merger agreement requires the affirmative vote of holders representing at least a majority of the outstanding shares of our common stock on [          ], 2007, the record date for the special meeting. Shares that are present but not voted, either by abstention or non vote, including broker non votes, will be counted for purposes of establishing a quorum. Because adoption of the merger agreement requires the approval of holders representing a majority of the outstanding shares of our common stock, failure to vote your shares, including if you hold your shares through a bank, broker, trustee, or other agent, will have the same effect as a vote “against” the adoption of the merger agreement.

The approval of any proposal to postpone or adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement requires the affirmative vote of a majority of those shares represented in person or by proxy voting on such proposal. Abstentions or broker non votes will have no impact on the vote to postpone or adjourn the special meeting. The persons named as proxies may propose and vote for one or more postponements or adjournments of the special meeting, including postponements or adjournments to permit further solicitations of proxies. Unless specifically indicated, no proxy voted against adoption of the merger agreement will be voted in favor of any postponement or adjournment of the special meeting.

Under Delaware law, holders of shares of our common stock are entitled to appraisal rights in connection with the merger. In order to exercise appraisal rights, you must comply with all applicable requirements of Delaware law. See “Appraisal Rights” beginning on page [  ] and Annex D for information on the requirements of Delaware law regarding appraisal rights.

Stock Ownership of Directors and Executive Officers

As of [          ], 2007, the record date for the special meeting, our directors and officers and their respective affiliates owned, in the aggregate, 1,529,961 shares of our common stock and 158,213 vested options to purchase our common stock, or collectively approximately 24.67% of the outstanding shares of our common stock (including vested options to purchase our common stock owned by our directors and officers and their respective affiliates). Each member of our Board of Directors and certain officers have entered into voting agreements with Pioneer agreeing to vote all of their shares in favor of the adoption of the merger agreement, representing 1,529,961 shares of our common stock and 158,213 vested options to acquire shares of our common stock, or collectively approximately 24.67% of our outstanding common stock (including vested options to purchase our common stock owned by our directors and officers and their respective affiliates). See “The Voting Agreements” on page [  ].

Certain of our officers, Robert A. Kleist, George L. Harwood, C. Victor Fitzsimmons, and Juli A. Mathews (whom we sometimes refer to as the “Continuing Stockholders”), have entered into contractual agreements to contribute some of their shares of Printronix which each currently owns to Pioneer in exchange for equity in Pioneer. Mr. Kleist has agreed to contribute 180,558 shares of our common stock in exchange for approximately 8.29% of the equity of Pioneer. Messrs. Harwood and Fitzsimmons have each agreed to contribute 15,000 shares of our common stock to Pioneer in exchange for approximately 0.69% of the equity of Pioneer each. Ms. Mathews has agreed to contribute 5,000 shares of our common stock to Pioneer in exchange for approximately 0.23% of the equity of Pioneer.

Solicitation of Proxies

Printronix is soliciting your proxy. In addition to the solicitation of proxies by use of the mail, officers and other employees of Printronix may solicit the return of proxies by personal interview, telephone, e-mail, or facsimile. We will not pay additional compensation to our officers and employees for their solicitation efforts. We will request that brokerage houses and other custodians, nominees, and fiduciaries forward solicitation materials to the beneficial owners of stock registered in their names. We will bear all costs of preparing, assembling, printing, and mailing the notice of special meeting of stockholders, this proxy statement, the enclosed proxy, and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

We have retained the Altman Group to aid in the solicitation of proxies for the special meeting. The Altman Group will receive a base fee of $10,000 plus reimbursement of out-of-pocket fees and expenses.

Assistance

Stockholders, who have questions regarding the materials, need assistance voting their shares, or require additional copies of the proxy statement or proxy card should contact or call (toll-free) our proxy solicitor:

The Altman Group
1200 Wall Street West
Lyndhurst NJ 07071

(866) 822-1241 Banks and brokers can call (201) 806-7300.

Other Business

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. If other matters do properly come before the special meeting, we intend that shares of our common stock represented by properly submitted proxies will be voted by the persons named as proxies on the proxy card in accordance with their judgment.

Postponements and Adjournments

Although it is not expected, the special meeting may be postponed or adjourned for, among other reasons, the purpose of soliciting additional proxies to any other time and place if approved by our stockholders. You should note that the meeting could be successively postponed or adjourned to any date. If the special meeting is postponed or adjourned for the purpose of soliciting additional proxies, stockholders who have already sent in their proxies will be able to revoke them at any time prior to their use. The persons named as proxies may propose and vote for one or more postponements or adjournments of the special meeting, including postponements or adjournments to permit further solicitations of proxies. Unless indicated on a proxy card, no proxy voted against the proposal to adopt the merger agreement will be voted in favor of any postponements or adjournment of the special meeting. A determination of stockholders of record entitled to notice of or to vote at the special meeting shall apply to any adjournment of the special meeting; provided, however, that our Board of Directors may fix a new record date for the adjourned meeting and provided further that if the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

THE TRANSACTION PARTICIPANTS

Printronix, Inc.

Printronix is the worldwide leader in multi-technology supply-chain printing solutions for the industrial marketplace. We manufacture three types of applications-compatible printers — line matrix, thermal, and fanfold laser, as well as printer management software. Our integrated network solutions enable the printing of bar codes, labels, forms, and reports, verify their accuracy and offer unequaled diagnostic technology. The printers and their applications are based on an open systems architecture that facilitates seamless integration into enterprise networks and operation with legacy applications written for other printers. Printronix was incorporated in California in 1974 and was reincorporated in Delaware in December 1986. We maintain our principal executive offices at 14600 Myford Road, Irvine, California, 92606. Our telephone number is (714) 368-2300.

Pioneer Holding Corp.

Pioneer is a newly formed Delaware corporation. Pioneer was formed by Vector Capital IV, L.P. (which we refer to in this proxy statement as “Vector”), solely for the purpose of effecting the merger and the transactions related to the merger. Pioneer is currently wholly owned by Vector and has not engaged in any business except in anticipation of the merger. Vector is a San Francisco-based private equity investment firm that currently manages over $2 billion in equity capital. The principal executive offices of Pioneer are located at 456 Montgomery St., 19th Floor, San Francisco, California 94104, c/o Vector Capital Corporation, and its telephone number is (415) 293-5000.

Pioneer Sub Corp.

Merger Subsidiary is a newly formed Delaware corporation. Merger Subsidiary was formed solely for the purpose of completing the merger and the transactions related to the merger. Merger Subsidiary is wholly owned by Pioneer and has not engaged in any business except in anticipation of the merger. The principal executive offices of Merger Subsidiary are located at 456 Montgomery St., 19th Floor, San Francisco, CA 94104, c/o Vector Capital Corporation, and its telephone number is (415) 293-5000.

THE MERGER

The discussion under the sections of this proxy statement entitled “The Merger” and “The Merger Agreement” summarizes the material terms of the merger and the Merger Agreement. Although we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. We urge you to read this proxy statement, the merger agreement and the other documents referred to herein carefully for a complete understanding of the merger.

The Merger

We are asking our stockholders to consider and vote on the adoption of the merger agreement, pursuant to which Merger Subsidiary will merge with and into Printronix with Printronix continuing as the surviving corporation and a wholly-owned subsidiary of Pioneer.

Background of the Merger

As a small public company with limited trading volume and analyst research coverage, our Board of Directors regularly discussed whether the benefits of being a public company were outweighed by the associated costs.

On February 15, 2005, our Board of Directors held a meeting and discussed retaining an investment bank to assist us in exploring strategic alternatives. On April 27, 2005, we retained the investment banking firm of Houlihan Lokey Howard & Zukin Capital, Inc., an affiliate of HLHZ and which we refer to in this proxy as Houlihan Lokey, to act as our financial advisor.

On May 17, 2005, our Board of Directors met with representatives of Houlihan Lokey to discuss a potential process to explore strategic alternatives. Representatives of Stradling Yocca Carlson & Rauth provided a detailed summary of our Board of Directors’ fiduciary duties. At this meeting, Houlihan Lokey, our financial advisor, was given permission to contact 13 strategic bidders and two private equity firms. Several months later, our Board of Directors authorized Houlihan Lokey to contact one other private equity firm. Throughout the process, of the 16 parties contacted in total, 10 executed confidentiality agreements, with nine receiving a confidential information memorandum regarding Printronix.

Our Board of Directors decided not to contact certain additional strategic bidders out of its concern that such parties could use the due diligence process to gain a competitive advantage against us or potentially leak information about our exploration of strategic alternatives to the public, causing disruption to our business and our relationships with employees and customers. Our Board of Directors also limited the number of private equity firms contacted out of concern that its exploration of strategic alternatives would become publicly known.

In February 2006, we received two written non-binding indications of interest, one from a private equity firm (“Financial Sponsor A”) and one from a strategic bidder (“Strategic Bidder A”). The indication of interest from Financial Sponsor A indicated a proposed purchase price of $17.50 per share. The indication of interest from Strategic Bidder A indicated a proposed purchase price of $15.75 per share, representing a five percent (5%) premium over our closing stock price on February 3, 2006. In subsequent conversations between Strategic Bidder A and Houlihan Lokey, the strategic bidder indicated it was unwilling to pay more than a five percent (5%) premium over the Company’s stock price at the time it enters into the transaction. A second private equity firm (“Financial Sponsor B”) verbally indicated that it was potentially interested in acquiring the Company between $17.00 and $17.50 per share and a second strategic bidder (“Strategic Bidder B”) indicated that it was still considering making a proposal but was not prepared to submit a written indication of interest at this time.

On February 14, 2006, our Board of Directors met and discussed the status of our exploration of strategic alternatives. Our Board of Directors decided to reject the indication of interest from Strategic Bidder A due to the low premium over our market price that it was willing to pay, and to continue discussions with the two remaining bidders. Our Board of Directors permitted Houlihan Lokey to meet with Strategic Bidder B to encourage it to submit a written proposal. From February 2006 to March 2006, we engaged in due diligence discussions with Financial Sponsor A and Financial Sponsor B. Also, Houlihan Lokey met with Strategic Bidder B to encourage it to submit a written proposal.

On February 23, 2006, management held a meeting with Financial Sponsor B.

On February 28, 2006, management held a meeting with Financial Sponsor A. By the end of February 2006, all parties approved by our Board of Directors to contact us had been contacted. Ten parties had declined to proceed; three parties had submitted initial non-binding indications of interest, with one of those three being told by our Board of Directors that their preliminary indication of interest was unacceptable.

On March 6, 2006, management held a meeting with Strategic Bidder C, who ultimately declined to pursue the opportunity.

On March 16, 2006, Houlihan Lokey met with Financial Sponsor A to discuss their proposal.

On March 17, 2006, Houlihan Lokey met with Financial Sponsor B to discuss their proposal.

On March 22, 2006, our Board of Directors met to discuss the status of the process and the due diligence efforts being conducted by the various parties.

On March 30, 2006, Strategic Bidder B officially declined to pursue the opportunity.

On March 31, 2006, Financial Sponsor A submitted a non-binding indication of interest at $17.50 per share and Financial Sponsor B submitted a non-binding indication of interest at $17.00 per share.

On April 3, 2006, our Board of Directors met to discuss the indications of interest. At this meeting our Board of Directors considered several alternatives, including (i) requesting Financial Sponsor A and Financial Sponsor B to re-submit bids in an effort to secure a higher valuation and improved contract terms, (ii) moving forward with Financial Sponsor A or Financial Sponsor B, possibly subject to either such party agreeing to improved contract terms, (iii) contacting additional strategic bidders in an effort to secure a higher bid but at the risk of business disruption due to a public leak, or (iv) terminating the process and continuing as an independent public company. Our Board of Directors decided to move forward with Financial Sponsor A, subject to securing a higher purchase price.

Following negotiations, on April 10, 2006, Financial Sponsor A submitted a revised non-binding indication of interest, agreeing to a non-binding price of $17.75 per share, representing a 13% premium over our prior day’s closing price and a 24% premium over the Company’s average closing price over the 10 days prior to April 10, 2006. Based on this price improvement, we entered into exclusive negotiations with Financial Sponsor A. From April 2006 to May 2006, Financial Sponsor A conducted due diligence and we held negotiations with Financial Sponsor A regarding a definitive merger agreement.

On May 8, 2006, our Board of Directors met to discuss the status of Financial Sponsor A’s due diligence and merger agreement negotiations. Representatives of Stradling Yocca Carlson & Rauth indicated that the merger agreement negotiations were progressing and that there did not appear to be any major differences between the parties with respect to the terms and conditions of the merger agreement. However, Financial Sponsor A appeared to be backing away from its proposed purchase price as a result of not finding sufficient operational cost saving opportunities in its due diligence review. In mid-May 2006, Financial Sponsor A indicated that it was no longer interested in pursuing a transaction with us.

In May 2006, following Financial Sponsor A’s determination not to proceed with a potential transaction, at our request, Houlihan Lokey met with Financial Sponsor B and a strategic bidder (“Strategic Bidder D”) that had been contacted and provided a confidential information memorandum in the initial phase of the process but which had declined to submit an indication of interest. On May 23, 2006, our Board of Directors met and was informed by Houlihan Lokey that Financial Sponsor B requested an updated presentation from the Company’s management. Our Board of Directors also considered approaching additional strategic bidders but decided against expanding the scope of the marketing process out of concern that news of our exploration of strategic alternatives would leak to the public market.

In June 2006, representatives of Houlihan Lokey held separate meetings with Financial Sponsor B and Strategic Bidder D to discuss the opportunity and ascertain each party’s level of interest. Strategic Bidder D declined to pursue the opportunity. During June and August 2006, Financial Sponsor B conducted due diligence on the Company and, on August 8, 2006, submitted a non-binding indication of interest to acquire Printronix for $15.50 to $16.50 per share.

During the week of August 14th, representatives of Printronix met with Financial Sponsor B to provide a management presentation and further due diligence information. Also present at the meeting were representatives of Houlihan Lokey.

We continued preliminary discussions with Financial Sponsor B in August and September, at which time Financial Sponsor B proposed acquiring both Printronix and a separate competitor of Printronix which was majority owned by another private equity firm (“Financial Sponsor C”).

On September 25, 2006, our Board of Directors met to discuss the status of the discussions with the various parties. By this time, each of the strategic bidders had declined to pursue a transaction with us. Our Board of Directors discussed Financial Sponsor B’s interest in the Company and its proposed purchase price of between $15.50 and $16.50 per share. Representatives of Houlihan Lokey indicated that, based on their conversations with Financial Sponsor B, it appeared that if Financial Sponsor B ultimately would make a proposal, it would likely be at around $15.50 per share. Our Board of Directors instructed Houlihan Lokey to inform Financial Sponsor B that it would only be interested in a transaction at the higher end of the stated $15.50 to $16.50 per share price range. Our Board of Directors granted Houlihan Lokey permission to contact Financial Sponsor C. Our Board of Directors also considered having Printronix continue as an independent public company. Our Board of Directors also considered a recapitalization of Printronix pursuant to which Printronix would utilize cash on its balance sheet to effect a share repurchase and issue debt securities in exchange for additional shares of its Common Stock. Representatives of Stradling Yocca Carlson & Rauth discussed the potential recapitalization, including our Board of Director’s fiduciary duties relating to the Board’s deliberative process in connection with its consideration of such a transaction. Our Board of Directors decided not to pursue a recapitalization of Printronix.

On October 10, 2006, we entered into a confidentiality agreement with Financial Sponsor C, which enabled Financial Sponsor B and Financial Sponsor C to work together with Financial Sponsor C’s portfolio company towards a combination of Printronix and the portfolio company.

On October 13, 2006, management held a meeting with Financial Sponsor C.

During October and November 2006, we engaged in due diligence discussions with Financial Sponsor B, Financial Sponsor C and representatives of Financial Sponsor C’s portfolio company.

On November 20, 2006, Financial Sponsor C provided a written, non-binding indication of interest indicating a proposed purchase price between $13.50 and $15.00 per share. Our Board of Directors decided to reject the indication of interest from Financial Sponsor C due to the low premium over our market price that it was willing to pay.

On November 21, 2006, our Board of Directors met and reviewed the status of discussions with Financial Sponsor B and Financial Sponsor C. Our Board of Directors discussed the lack of progress towards a transaction and determined that we should discontinue discussions with the potential bidders until they had further worked out a transaction between themselves. In this discussion, our Board of Directors noted the added complexity from having multiple parties conduct concurrent negotiations. As part of this deliberation, our Board of Directors indicated to management that it was authorized to engage in discussions with other parties. In the period following this meeting, our management held preliminary discussions with several private equity firms regarding their potential interest in Printronix.

In mid-May 2007, our management contacted representatives of Vector. The Vector representatives expressed an interest in pursuing a potential transaction and on May 16, 2007, we entered into a confidentiality agreement with Vector. On May 18, 2007, management held a conference call with representatives of Vector to discuss our operations and public market profile. Vector previously had been identified by Houlihan Lokey as a potential buyer, but had not been contacted because of our desire to limit the number of financial sponsors involved in the process. On May 24, 2007, representatives from Vector met with members of management for an all day meeting to discuss matters related to Printronix, which included Printronix product overview, sales and marketing (organization, expenditures and process), operations (process, expenditures and breakdown between line and thermal printers), opportunities for product cost improvement, research and development, general and administrative expenses, operating plan projections through fiscal year 2008 showing revenues by product and geography, and profit and loss projections by quarter through fiscal year 2008. The parties held several telephonic and in person meetings during May and June 2007. The meetings were for the purpose of providing due diligence information to Vector and the parties did not discuss any arrangements regarding management compensation.

On June 6, 2007, Vector submitted a non-binding indication of interest to our Board of Directors. Vector proposed acquiring Printronix for $16.00 per share, representing an approximate 20% premium over the Company’s closing stock price on June 5, 2007, and its average closing price over the 10 days prior to June 6, 2007.

On June 7, 2007, our Board of Directors met to consider the Vector proposal. Management discussed its interactions with Vector, and representatives of Stradling Yocca Carlson & Rauth briefed our Board of Directors on its fiduciary duties. Management was recused from the meeting and the independent members of our Board of Directors discussed Vector’s proposal. Our Board of Directors decided to establish a special committee comprised of all of the directors other than Mr. Kleist. The Special Committee was granted the exclusive authority to consider proposals to acquire Printronix and alternatives to a sale of the Company. The Special Committee was also authorized to retain advisors to assist it in its deliberations and any negotiations. The members of the Special Committee determined to discuss whether it was appropriate to retain Houlihan Lokey and Stradling Yocca Carlson & Rauth as their financial and legal advisors at its first meeting.

On June 12, 2007, the Special Committee met to discuss Vector’s proposal to acquire Printronix. At the beginning of the meeting, one of the members of the Special Committee, Bruce Coleman, disclosed to the committee that he had recent prior business dealings with Vector and expected to have future business dealings with

Vector. While Mr. Coleman believed he would be able to perform his fiduciary duties as a member of the Special Committee, he thought it was appropriate that he resign from the Special Committee in order to avoid even the appearance of a conflict of interest. Accordingly, Mr. Coleman resigned from the Special Committee. Representatives of Stradling Yocca Carlson & Rauth briefed the Special Committee on its fiduciary duties. After inquiring as to any relationships with Vector and our management and considering the costs and risks of engaging new advisors at this stage in the process, the Special Committee determined that both Houlihan Lokey and Stradling Yocca Carlson & Rauth were independent and could represent the Special Committee going forward. Representatives of Houlihan Lokey updated the Special Committee on our ongoing exploration of strategic alternatives and how various potential bidders had either dropped out of the process or been unwilling to submit a proposal at an acceptable price. Houlihan Lokey also discussed a possible alternative proposal from Financial Sponsor B and Financial Sponsor C whereby Printronix would be combined with Financial Sponsor C’s portfolio company. The Special Committee discussed that, while Financial Sponsor B would likely take the lead in any negotiations, this would be a more complicated transaction due to it having multiple parties and, as such, would have greater risk to consummation. The Special Committee also discussed how such a transaction could achieve the highest possible value since it would combine the value enhancing attributes of a transaction with a financial sponsor (leverage) and a strategic bidder (synergies). The Special Committee also considered whether or not to go back to the parties previously contacted or contact other parties that had been excluded from the process due to competitive and public leak concerns. The Special Committee balanced the potential for obtaining a higher transaction price against the risk of a leak and the disruptive effects such leakage could have on our ability to effectively compete as an independent public company and our relationships with our employees and customers.

On June 15, 2007, the Special Committee met for an update on Houlihan Lokey’s conversations with Vector and Financial Sponsor B. Houlihan Lokey advised the Special Committee that Vector had said that it was unwilling to increase its proposed purchase price above $16.00 and did not indicate much flexibility with respect to terms and conditions. Based on the tenor of discussions, the Special Committee determined that it would be unlikely to secure favorable merger agreement terms such as “go-shop” provision or a majority of disinterested shares approval condition. Houlihan Lokey also advised the Special Committee that Financial Sponsor B had said that it was prepared to submit a proposal to acquire the Company for $16.125 per share, in a transaction that would include management participation. The Special Committee decided to inform Vector that its proposed price of $16.00 per share was inadequate in an effort to have Vector increase its proposed price. The Special Committee also decided to request Financial Sponsor B to raise its price to $16.50 per share. The Special Committee discussed how Financial Sponsor B’s proposed transaction was more risky but believed that it was worth pursuing so long as it provided enough of a premium over the price proposed by Vector.

On June 19, 2007, our Board of Directors met for an update on Houlihan Lokey’s discussions with Vector and Financial Sponsor B since the previous Committee meeting. Houlihan Lokey advised the Special Committee that Vector had said that it was unwilling to increase its proposed purchase price above $16.00 per share, but did indicate that the merger agreement could include both a “go shop” provision and a majority of disinterested shares approval condition. Representatives of Houlihan Lokey also advised the Special Committee that Financial Sponsor B had increased its proposed purchase price from $16.125 to $16.50 per share, and had submitted a non-binding indication of interest at $16.50 per share shortly before the meeting. Financial Sponsor B’s indication of interest provided for a majority of disinterested shares approval condition, but did not include a “go shop” provision in the merger agreement. The Special Committee discussed the benefits of a “go shop” provision, especially in light of the fact that certain of our competitors had not been contacted during our exploration of strategic alternatives. Representatives of Stradling Yocca Carlson & Rauth noted that, while the merger agreement would have a fiduciary out allowing for a passive post-signing market check (subject to the payment of a break-up fee), a “go shop” would allow us to proactively approach third parties and attempt to secure a transaction with a higher per share purchase price. The Special Committee determined that the absence of a “go shop” provision and the greater complexity of the transaction proposed by Financial Sponsor B were offset by the $0.50 higher per share purchase price. The Special Committee also discussed whether Houlihan Lokey should attempt to have Financial Sponsor B further increase its proposed purchase price but determined that it was highly unlikely that Financial Sponsor B would do so, and requesting a higher price could result in Financial Sponsor B terminating discussions. The Special Committee decided to enter into exclusive negotiations with Financial Sponsor B, pursuant to which we would negotiate exclusively with Financial Sponsor B until July 15, 2007.

On July 6, 2007, the Special Committee received updates from representatives of Houlihan Lokey and Stradling Yocca Carlson & Rauth regarding Financial Sponsor B’s due diligence efforts and the negotiation of a merger agreement.

On July 15, 2007, the Special Committee met to discuss the status of the negotiations with Financial Sponsor B. Houlihan Lokey advised the Special Committee that Financial Sponsor B had made significant progress conducting its due diligence and merger agreement negotiations, but that Financial Sponsor B also was engaged in due diligence and negotiations with Financial Sponsor C and its portfolio company. As this process was taking longer than expected, Financial Sponsor B had requested an extension to its exclusivity period, to July 25, 2007. The Special Committee discussed the apparent difficulty Financial Sponsor B was having in finalizing the terms of transaction with both us and Financial Sponsor C. However, the Special Committee continued to believe that Financial Sponsor B could still put a multi-party transaction together and decided to extend Financial Sponsor B’s period of exclusivity until July 25, 2007.

On July 25, 2007, the Special Committee met to discuss the negotiations with Financial Sponsor B. The Special Committee discussed how it was taking Financial Sponsor B longer than expected to complete its negotiations with Financial Sponsor C. While the Special Committee still wanted us to work with Financial Sponsor B, it decided to not grant Financial Sponsor B any further extensions to its exclusivity agreement. The Special Committee also instructed Houlihan Lokey to contact Vector following the expiration of Financial Sponsor B’s exclusivity period to determine if Vector was still interested in pursuing a transaction with us. At this meeting, management indicated that it was willing to work with either Financial Sponsor B or Vector and would take direction from the Special Committee as to how to proceed. The Special Committee also discussed whether it was appropriate to have Houlihan Lokey contact various strategic bidders, but decided that the risks of a public leak, including the negative impact a leak would have on our ability to compete as an independent public company, outweighed the potential benefits of contacting strategic bidders.

On July 31, 2007, the Special Committee met to discuss the negotiations with Financial Sponsor B and the discussions with Vector. At this meeting, a representative of Financial Sponsor B made a presentation to the Special Committee and discussed how its due diligence and negotiation process with us were complete and its due diligence and negotiation process with Financial Sponsor C were almost complete. The representative also discussed how it was unlikely Financial Sponsor B would be able to finance its acquisition of both Printronix and Financial Sponsor C’s portfolio company on acceptable terms due to the recent turmoil in the debt capital markets. As the representative was unsure when the debt markets would stabilize, he was unwilling to commit to a timetable for the transaction. The representative from Financial Sponsor B then left the meeting. Houlihan Lokey discussed its interactions with Vector and reported to the Special Committee that Vector had reconfirmed in writing its original $16.00 per share offer price. The Special Committee decided to let Vector’s offer expire and instructed Houlihan Lokey to tell Financial Sponsor B to keep it current with respect to its dealings with its proposed lenders. The Special Committee discussed its willingness to enter into exclusive negotiations with Vector but only after giving Financial Sponsor B some additional time to finalize its discussions with Financial Sponsor C and to work out its debt financing issues.

On August 2, 2007, the Special Committee met to review the ongoing discussions with Financial Sponsor B and the discussions with Vector. At this meeting, Houlihan Lokey advised the Special Committee that Financial Sponsor B had said that Financial Sponsor B’s lenders needed more time and that a new potential lender was beginning their due diligence review. The Special Committee then discussed Vector’s proposal. Houlihan Lokey informed the Special Committee that it had received another letter of interest from Vector reconfirming its original $16.00 per share offer price. The letter did not include a financing contingency; instead, the letter suggested that Vector would use debt backed by real estate assets to purchase Printronix. Management indicated to the Special Committee a willingness to continue to manage Printronix whether it was owned by either Vector or another party. The Special Committee decided to reenter negotiations and discussions with Vector with respect to a potential transaction after the pending earnings announcement and continue its discussions and due diligence with Financial Sponsor B in parallel. Management was recused and the Special Committee decided to instruct management and Houlihan Lokey to update Vector on Printronix’s latest performance.

Prior to the August 10, 2007 Special Committee meeting, members of management (Messrs. Kleist and Harwood) and Houlihan Lokey held a meeting with representatives from Vector. Representatives from Houlihan Lokey were also present. Management updated Vector on Printronix’s financial projections through fiscal year 2010 and discussed Printronix products, worldwide locations, actual profit and loss results, the product market share data, sales growth initiatives, channel to market and recurring revenues.

On August 10, 2007, the Special Committee met to review the ongoing discussions with Financial Sponsor B and Vector. Financial Sponsor B had indicated that it was still working with its potential lenders and should have better visibility on its ability to complete a transaction soon. Houlihan Lokey reported that Vector had re-confirmed its interest in a $16.00 per share transaction after having been provided updated information regarding our financial performance. The Special Committee discussed how a Vector transaction might be more achievable given the current conditions in the debt market due to its need for less debt financing. The Special Committee also discussed the complexity of Financial Sponsor B’s proposed transaction, which involved Financial Sponsor B acquiring Printronix and Financial Sponsor C merging its portfolio company into the Company in exchange for a negotiated portion of the combined company’s equity. The Special Committee also discussed how Vector would likely require an exclusivity agreement before committing significant additional time and resources to a potential transaction.

On August 22, 2007, the Special Committee met to continue its discussion regarding a possible transaction. At this meeting, management provided an update on our financial performance. The Special Committee discussed a new non-binding letter of intent from Vector, proposing a $16.00 per share price, subject to us entering into an exclusivity agreement. Representatives of Stradling Yocca Carlson & Rauth discussed how Vector’s proposal did not provide for a “go-shop” provision or a requirement that the transaction be approved by a majority of our disinterested shares. The Committee discussed the absence of these provisions in light of the overall process including the competitive nature of the bidding between Vector and Financial Sponsor B. The Committee also discussed how it would still be able to respond to unsolicited offers under the merger agreement and the fact that we operate in a specific market in which the parties who might have an interest in us had either already been contacted or would be aware of a transaction following its public announcement. The Committee also discussed Financial Sponsor B’s inability to secure financing for its transaction and the risk that Financial Sponsor C could back out of the transaction. Given Financial Sponsor B’s inability to finalize the terms of its proposed transaction, the transaction’s higher risk of non-consummation due to its increased complexity and the Special Committee’s preliminary view that Vector’s proposal represented an attractive transaction for our stockholders, the Special Committee decided to enter into exclusive negotiations with Vector. The Special Committee also authorized management to begin discussions with Vector about their positions with the surviving corporation after closing of the proposed merger and the terms of any equity ownership by management in the acquiring entity or the surviving corporation.

On August 23, 2007 through September 13, 2007, representatives of Vector hold informal discussions with members of management (including Messrs. Kleist, Fitzsimmons and Harwood) about their positions and compensation after the closing, as well as their equity participation after closing (but no specific terms were agreed). The members of management indicated a desire to rollover a material portion of their Printronix shares into equity of the acquiring entity.

On August 23, 2007, Messrs. Kleist and Harwood held a meeting with representatives from Vector. Representatives from Houlihan Lokey were also present. Management updated Vector on Printronix’s business and operating plan projections, which was similar to that presented on August 10, 2007, but to additional representatives from Vector.

On August 24, 2007, Mr. Harwood held a phone call with representatives from Vector. Representatives from Houlihan Lokey were also on the call. Mr. Harwood and Vector discussed Printronix generally and due diligence matters.

On August 29, 2007, the initial draft Merger Agreement was sent to Vector’s counsel. Representatives of Printronix (including Mr. Harwood and Ms. Mathews) had a meeting with representatives from Vector. Representatives from Houlihan Lokey were also present. Printronix and Vector discussed Printronix generally and due diligence matters, related to engineering, human resources, marketing and general administrative expenses.

On August 30, 2007, representatives of Printronix, including Mr. Harwood, had a diligence meeting with representatives from Vector. Representatives from Houlihan Lokey were also present. Management and Vector discussed Printronix generally and due diligence matters, related to general and administrative expenses, product line profits and losses and Printronix’s financial statements.

On August 31, 2007, representatives of Printronix, including Mr. Harwood, had a diligence meeting with representatives from Vector. Representatives from Houlihan Lokey were also present. Management and Vector continued their discussions from August 30, 2007 on general Printronix and due diligence matters.

On September 3, 2007, representatives of Printronix, including Mr. Harwood, had a diligence phone call with representatives of Vector. Representatives from Houlihan Lokey were also on the call. Management and Vector discussed Printronix generally and due diligence matters.

On September 5, 2007, representatives of Printronix, including Messrs. Kleist, Harwood and Fitzsimmons, had a diligence meeting with representatives from Vector. Representatives from Houlihan Lokey were also present. Management and Vector discussed Printronix generally and due diligence matters with respect to sales, marketing and operations.

On September 5, 2007, members of management (including Messrs. Kleist and Harwood) and representatives from Vector met with Silicon Valley Bank. Management gave Silicon Valley Bank an overview of Printronix’s products, worldwide locations, financial statements, sales growth initiatives, channel to market operations and reoccurring revenues. Representatives from Houlihan Lokey were also present.

On September 6, 2007, representatives from Vector met with all members of our senior management (including Messrs. Kleist, Harwood and Fitzsimmons and Ms. Mathews) for a diligence meeting to discuss the line matrix, thermal printer, and laser printer markets, to give presentations on sales, marketing, engineering and Printronix operations and inventory, locations, supply chain management, cost reductions, and headcount, present worldwide revenue, operating income and financial projections through fiscal year 2010. Representatives from Houlihan Lokey were also present.

On September 10, 2007, Vector’s counsel provided initial comments to the draft merger agreement. Members of sales and marketing management, and Messrs. Kleist and Harwood, held a diligence meeting with representatives of Vector to discuss sales and marketing, provide a due diligence update and held a follow-up question and answer session related to the prior week’s meeting. Representatives from Houlihan Lokey were also present.

On September 13, 2007, Mr. Kleist, on behalf of himself, Mr. Harwood, Mr. Fitzsimmons, and Ms. Mathews, reaffirmed to representatives from Vector that they would like to roll over a material portion of their Printronix shares into Pioneer.

On September 13, 2007, the Special Committee met to discuss the status of Vector’s due diligence and the negotiation of the definitive merger agreement. At this meeting, management indicated that Mr. Kleist and certain other members of management were in discussions with Vector about how many shares of Printronix stock they would be rolling over into the acquiring entity. The Special Committee also discussed certain terms and conditions of the proposed transaction, including a proposed closing condition related to our working capital and the proposed reverse break-up fee in the event the buyer breached its obligations under the merger agreement. Representatives of Stradling Yocca Carlson & Rauth also discussed the break-up fee that we would have to pay to Vector if the Special Committee or Board of Directors exercised the fiduciary-out mechanism in the merger agreement.

On September 14, 2007, representatives from Vector informed members of management they would not be permitted to roll over as much of their Printronix shares into Pioneer as previously desired and proposed that the total amount to be rolled over by all members of management would be 9.9% or less. Members of management (Messrs. Kleist and Harwood) also had a meeting with representatives from Vector. Representatives from Houlihan Lokey were also present. Management and Vector discussed due diligence matters, and held a question and answer session follow-up meeting.

On September 17, 2007 and September 18, 2007, representatives from Vector and representatives of Printronix (including Messrs. Kleist and Fitzsimmons) met in Singapore to discuss operations and due diligence matters as they related to the Singapore operations and Asia Pacific region covering its organization, inventory cost reductions, revenue plans, and opportunities for growth. Representatives from Houlihan Lokey were also present for these meetings.

On September 21, 2007, the Continuing Stockholders formally retained independent counsel (Rutan & Tucker LLP, which Printronix, as authorized by the Special Committee, will pay the reasonable fees and expenses of approximately $20,000 in connection with its services to the Continuing Stockholders). The Continuing Stockholders confirmed to representatives from Vector that they agreed to the aggregate amount of the rollover proposed by Vector (9.9% or less of the acquiring corporation). Messrs. Harwood and Fitzsimmons and Ms. Mathews individually agreed to rollover a certain amount of their shares. As part of this agreement, Mr. Kleist proposed that he would rollover approximately 15% of his total amount of Printronix shares to fill the aggregate rollover amount, up to 9.9% of the acquiring corporation.

On September 24, 2007, Vector’s counsel sent Mr. Kleist the first draft of the proposed form of Equity Rollover Commitment Letter.

Between September 25 and October 1, 2007, the Continuing Stockholders and their counsel and Vector and its counsel negotiated the terms of the equity rollover commitment letters to be entered into by each Continuing Stockholder. The discussions between Mr. Kleist and Vector included whether or not Mr. Kleist would enter into an employment agreement with Printronix to become effective after the closing. Ultimately, Vector agreed to enter into such an employment agreement to bring the terms of Mr. Kleist’s employment back into line with industry norms after a recent pay cut, and the proposed terms of that agreement were memorialized in an attachment to Mr. Kleist’s equity commitment letter.

On September 26, 2007, the Special Committee met to discuss the status of Vector’s due diligence and the negotiation of the definitive merger agreement. Representatives of Stradling Yocca Carlson & Rauth briefed the Special Committee on various aspects of the draft merger agreement, including the two primary open issues: the closing conditions relating to environmental matters and working capital. The Special Committee discussed how it was not typical in public company merger agreements to have these types of closing conditions but that Vector was unwilling to enter into a definitive merger agreement without such conditions. The Special Committee instructed Houlihan Lokey and Stradling Yocca Carlson & Rauth to negotiate specific language in order to maximize the likelihood of these conditions being satisfied.

From September 26 to October 1, 2007, Houlihan Lokey and Stradling Yocca Carlson & Rauth continued the negotiations with Vector.

On October 1, 2007, the Special Committee met to discuss with its financial and legal advisors and consider the proposed transaction and draft merger agreement with Pioneer, which is owned by Vector. As part of this discussion, Stradling Yocca Carlson & Rauth briefed the Special Committee on its fiduciary duties. Thereafter, at the request of the Special Committee, HLHZ rendered its oral opinion to the Special Committee (which was subsequently confirmed in writing by delivery of HLHZ’s written opinion dated the same date) to the effect that, as of October 1, 2007, and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by HLHZ in preparing its opinion, the merger consideration to be received by the holders of shares of our common stock other than the Continuing Stockholders and their affiliates in the merger was fair to such holders from a financial point of view to such holders. After a lengthy discussion, the Special Committee unanimously voted to adopt the merger agreement and authorized Houlihan Lokey and Stradling Yocca Carlson & Rauth, to complete negotiation of the merger agreement and management to execute and deliver the merger agreement. Immediately following the meeting of the Special Committee, our full Board of Directors met to consider these matters and unanimously voted to adopt the merger agreement and otherwise ratified the resolutions of the Special Committee.

Following the meeting of our Board of Directors on October 1, 2007, the parties executed the merger agreement and the related agreements (including the voting agreements, the limited guarantee and equity commitment letter delivered by Vector and the rollover equity commitment letters delivered by the Continuing Stockholders). In addition, Silicon Valley Bank executed and delivered the commitment letter with respect to the financing of the merger. Vector and Printronix issued a joint press release announcing the execution of the merger agreement before the opening of the NASDAQ Global Market on October 2, 2007.

Reasons for the Merger; Recommendation of the Special Committee and Our Board of Directors

The Special Committee

The Special Committee, acting with the advice and assistance of its independent legal and financial advisors, evaluated and negotiated, including the terms and conditions of, the merger agreement with Pioneer and Merger Subsidiary. The Special Committee unanimously has determined that each of the merger agreement and the merger is fair to, advisable, and in the best interests of, our unaffiliated stockholders. On October 1, 2007, the Special Committee approved the merger agreement and authorized the transactions contemplated by the merger agreement, including the merger. The Special Committee unanimously determined to recommend to our Board of Directors that our Board of Directors approve and declare advisable the merger agreement and the merger and that our Board of Directors recommend that our stockholders adopt the merger agreement. In reaching these conclusions, the Special Committee considered the following material substantive factors, among others:

•	the fact that the merger consideration is all cash, which provides relative certainty of value to Printronix stockholders (other than the Continuing Stockholders);

•	the terms and conditions of the proposed merger agreement, including (i) the amount and form of consideration being offered to Printronix’s stockholders, (ii) the representations and warranties of the parties, (iii) the covenants of the parties, (iv) the conditions to the closing of the proposed Merger, (v) the right of our Board of Directors or the Special Committee, in the event it were to receive any unsolicited bona fide third party acquisition proposal or proposals that our Board of Directors or the Special Committee reasonably believes will lead to a Superior Proposal (as defined in “The Merger Agreement — No Solicitation of Alternative Transactions by Printronix”) prior to the stockholder meeting to approve the merger, to consider and enter into negotiations of any such proposals, subject to complying with certain requirements including that our Board of Directors or the Special Committee must determine in good faith by a majority vote, after considering the advice of outside legal counsel, that the failure to take such action would reasonably be expected to result in a breach of its fiduciary duties under applicable law;

•	historical market prices of Printronix’s shares;

•	market prices and financial data related to companies engaged in businesses similar to the Company’s business and prices and premiums paid in recent acquisitions of other similar companies;

•	Printronix’s operating results, its financial condition, and the Special Committee’s and management’s evaluation of Printronix’s properties, assets and prospects, including Printronix’s prospects if it were to continue as an independent company;

•	Vector’s committed financing for the merger and its ability to complete the merger in a timely manner;

•	possible alternatives, which the Special Committee concluded were not reasonably likely to result in a more favorable combination of price, form of consideration, and likelihood of consummation than the merger;

•	the fact that the merger agreement provides the opportunity for Printronix stockholders, who believe that the terms of the merger are not fair, to pursue dissenter and appraisal rights in respect of the merger under the Delaware General Company Law (“DGCL”);

•	the risks and uncertainties associated with our product offerings, including legacy line printers and the slow adoption of RFID in the wider marketplace, and the ever present possibility that if for any reason we are unable to continue to manufacture or sell our product offerings or if production of our product offerings were interrupted or could not continue in a cost-effective or timely manner, whether due to regulatory sanctions, manufacturing constraints, product defects or recalls, obsolescence of our technology, increased competition, intellectual property concerns or otherwise, our business would be materially harmed;

•	the financial analysis reviewed and discussed with the Special Committee by representatives of HLHZ as well as the oral opinion of HLHZ, to the Special Committee on October 1, 2007 (which was subsequently confirmed in writing by delivery of HLHZ’s written opinion dated the same date) with respect to the fairness from a financial point of view of the merger consideration to be received by the holders of our common stock other than the Continuing Stockholders and their affiliates in the merger;

•	the historical market prices of our common stock and recent trading activity, including the fact that the $16.00 per share merger consideration represented a 18.2% premium over our three month trading price and a 20.6% premium over our closing stock price on October 1, 2007 (the last trading day prior to the announcement of the transaction);

•	the termination provisions of the merger agreement, (a) which entitle our Board of Directors or Special Committee to terminate the merger agreement in order to enter into an agreement for a Superior Proposal (as defined in “The Merger Agreement — No Solicitation of Alternative Transactions by Printronix”) with a third party, subject to the payment by the Company of a $4.2 million termination fee and certain other conditions, which in the aggregate represents approximately 3.7% of the total merger consideration, after taking into consideration the amount being paid to the Company’s option holders, or (b) which entitle the Company to a reverse termination fees of $5.0 million dollars in the event that (x) the merger agreement is terminated because April 1, 2008 has passed and all of the closing conditions are satisfied and Pioneer cannot close within three business days thereafter or (y) Pioneer or Merger Subsidiary breaches a representation, warranty or covenant under the merger agreement which would cause a failure of the closing condition relating to Pioneer’s and Merger Subsidiary’s representations, warranties and covenants and fails to cure that breach within 30 days of written notice from us and Pioneer does not at the time have the right to terminate the merger agreement due to a breach by us of our representations, warranties or covenants;

•	that, although there can be no assurances, our Board concluded, after consulting with counsel, that antitrust approvals for the merger are reasonably likely to be obtained; and

•	that the transaction will be subject to the approval of our stockholders.

The Special Committee also believed that sufficient procedural safeguards were and are present to ensure the fairness of the merger and to permit the Special Committee to represent effectively the interests of our unaffiliated stockholders without retaining an unaffiliated representative to act solely on behalf of our unaffiliated stockholders. In reaching that determination our Board of Directors took into account, in addition to the factors noted above, the following, each of which it believed supported its decision and provided assurance of the fairness of the merger to our unaffiliated stockholders:

•	the consideration and negotiation of the transaction was conducted entirely under the oversight of the members of Special Committee of our Board of Directors which was composed solely of independent, disinterested members of our Board of Directors, and such committee recommended to our Board of Directors that it approve the merger agreement and the transactions related to the merger. No member of our Board of Directors has any financial interest in the merger that is different from our stockholders generally, other than as described under “— Interests of Certain Officers and Directors in the Merger;” and

•	our extensive, arm’s length negotiations with Vector, which, among other things, resulted in the merger consideration at $16.00.

The Special Committee was aware of and also considered the following potentially adverse factors associated with the merger, among others:

•	that our stockholders, other than certain officers, will have no ongoing equity participation in the surviving corporation following the merger, meaning that our stockholders will cease to participate in our future earnings or growth, or to benefit from any increases in the value of our stock;

•	that the proposed merger will be a taxable transaction for our stockholders;

•	that we will be required to pay Pioneer a termination fee if the merger agreement is terminated under certain circumstances;

•	that if the merger is not completed, we may be adversely affected due to potential disruptions in our operations and reductions in our perceived acquisition value;

•	the potential disruptions to customer, supplier or other commercial relationships important to us as a result of the announcement of the merger;

•	the possibility that the merger will not be consummated and the potential negative effect of the public announcement of the merger on our sales, operating results and stock price and our ability to retain key management, sales and marketing and technical personnel;

•	the conditions to Pioneer’s obligation to complete the merger and the right of Pioneer to terminate the merger agreement under certain circumstances;

•	the restrictions on our ability to solicit or engage in discussions or negotiations regarding alternative business combination transactions, subject to specified exceptions, and the requirement that we pay a termination fee in order to accept a Superior Proposal (as defined in “The Merger Agreement — No Solicitation of Alternative Transactions by Printronix”), which may discourage a competing proposal to acquire us that may be more advantageous to our stockholders;

•	the restrictions on the conduct of our business prior to the completion of the merger, requiring us to conduct our business in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger;

•	the risk of diverting management’s focus and resources from other strategic opportunities and from operational matters while working to implement the merger, and the possibility of other management and employee disruption associated with the merger, including the possible loss of key management, technical or other personnel; and

•	the interests that certain of our directors and executive officers may have with respect to the merger, in addition to their interests as stockholders of Printronix generally, as described in “— Interests of Certain Officers and Directors in the Merger.”

The preceding discussion of the information and factors considered by the Special Committee is not, and is not intended to be, exhaustive. In view of the large number of factors considered by the Special Committee in connection with the evaluation of the merger agreement and the merger and the complexity of these matters, the Special Committee did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching a decision, nor did the Special Committee evaluate whether these factors were of equal importance. In addition, each director may have given different weight to the various factors. In evaluating the merger agreement and the merger, the Special Committee consulted with our management and our legal and financial advisors with respect to the terms of the merger.

The Board of Directors

Our board of directors (other than Mr. Kleist), acting upon the unanimous recommendation of the Special Committee, at a meeting described above on October 1, 2007, determined that the merger agreement and the merger are fair to, advisable, and in the best interests of, our unaffiliated stockholders, have approved the merger agreement and have authorized the transactions contemplated by the merger agreement, including the merger, subject to approval by our stockholders. Our Board of Directors unanimously recommends that you vote “FOR” adoption of the merger agreement.

As Mr. Kleist is the only director who is an employee of the Company, the approval of the merger agreement and the merger by our board of directors constitutes the approval by a majority of the directors of the Company who are not employees of the Company.

Mr. Kleist, who has agreed to contribute a portion of his shares of Printronix common stock to Pioneer in exchange for an approximately 8.29% equity interest in Pioneer, recused himself from the foregoing determination, but participated in the approval by our board of directors because of his position as a member of the board of directors.

Opinion of Financial Advisor

On October 1, 2007, HLHZ rendered its oral opinion to the Special Committee (which was subsequently confirmed in writing by delivery of HLHZ’s written opinion dated the same date) to the effect that, as of October 1,

2007, the merger consideration to be received by the holders of shares of our common stock other than the Continuing Stockholders and their affiliates in the merger was fair to such holders from a financial point of view.

HLHZ’s opinion was directed to the Special Committee and only addressed the fairness from a financial point of view of the merger consideration to be received by the holders of our common stock other than the Continuing Stockholders and their affiliates in the merger and did not address any other aspect or implication of the merger. The summary of HLHZ’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications, and limitations on the review undertaken and other matters considered by HLHZ in preparing its opinion. Neither HLHZ’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to the merger.

In connection with this opinion, HLHZ made such reviews, analyses and inquiries as HLHZ deemed necessary and appropriate under the circumstances. Among other things, HLHZ:

1. reviewed Printronix’s annual reports to stockholders on Form 10-K for the fiscal years ended March 31, 2007, March 31, 2006, and March 31, 2005, and the quarterly report on Form 10-Q for the quarter ended June 29, 2007 which Printronix’s management identified as being the most current financial statements available;

2. spoke with certain members of the management of Printronix regarding the operations, financial condition, future prospects, and projected operations and performance of Printronix and regarding the merger;

3. reviewed drafts of the following agreements and documents:

a. the merger agreement dated as October 1, 2007, including Exhibit A thereto, the form of the voting agreement to be entered into by each of the directors in their capacity as stockholders, and certain officers of Printronix in connection with the merger agreement; and

b. the limited guarantee dated as of October 1, 2007 delivered by Vector in favor of Printronix and in connection with the merger agreement.

4. reviewed financial forecasts and projections prepared by the management of Printronix with respect to our company for the fiscal years ended March 31, 2008 through 2010;

5. reviewed the historical market prices and trading volume for Printronix’s publicly traded securities for the past three years and those of certain publicly traded companies which HLHZ deemed relevant;

6. reviewed certain other publicly available financial data for certain companies that HLHZ deemed relevant and publicly available transaction prices and premiums paid in other change of control transactions that HLHZ deemed relevant for companies in related industries to Printronix; and

7. conducted such other financial studies, analyses, and inquiries as HLHZ deemed appropriate.

HLHZ relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to HLHZ, discussed with or reviewed by HLHZ, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of Printronix advised HLHZ, and HLHZ assumed, that the financial forecasts and projections reviewed by HLHZ had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of Printronix’s management as to the future financial results and condition of Printronix, and HLHZ expressed no opinion with respect to such forecasts and projections or the assumptions on which they were based. HLHZ relied upon and assumed, without independent verification, that there had been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of Printronix since the date of the most recent financial statements provided to HLHZ, and that there was no information or any facts that would make any of the information reviewed by HLHZ incomplete or misleading. HLHZ’s opinion addressed only the fairness, from a financial point of view, of the merger consideration to be received by the holders of shares of our common stock other than the Continuing Stockholders and their affiliates in the merger and does not address any other aspect or implication of the merger or any other agreement, arrangement, or understanding entered into in connection with the merger or otherwise.

HLHZ relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 3 above and all other related documents and instruments that are referred to therein were true and correct, (b) each party to all such agreements would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the merger would be satisfied without waiver thereof, and (d) the merger would be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to us, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise) or any other financial term of the merger. HLHZ also relied upon and assumed, without independent verification, that (i) the merger would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of Printronix or otherwise have an adverse effect on Printronix or any expected benefits of the merger.

Furthermore, in connection with this opinion, HLHZ was not requested to make, and did not make, any physical inspection or independent appraisal of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Printronix or any other party, nor was HLHZ provided with any such appraisal. HLHZ expressed no opinion regarding the liquidation value of any entity. HLHZ undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Printronix is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Printronix is or may be a party or is or may be subject and, at our direction and with our consent, HLHZ’s opinion made no assumption concerning, and therefore did not consider, the potential effects of any such litigation, claims or investigations or possible assertion of claims, outcomes or damages arising out of any such matters. HLHZ has not undertaken, and are under no obligation, to update, revise, reaffirm, or withdraw its opinion, or otherwise comment on or consider events occurring after the date thereof.

HLHZ’s opinion was furnished for the use and benefit of the Special Committee in connection with its consideration of the merger and was not intended to, and does not, confer any rights or remedies upon any other person, and was not intended to be used, and may not be used, for any other purpose, without HLHZ’s express written consent. The opinion should not be construed as creating any fiduciary duty on HLHZ’s part to any party. The opinion is not intended to be, and does not constitute, a recommendation to the Special Committee, our Board of Directors, any security holder or any other person as to how to act or vote with respect to the merger.

HLHZ was not requested to opine as to, and its opinion did not address: (i) the underlying business decision of the Special Committee, Printronix, its respective security holders or any other party to proceed with or effect the merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the merger or otherwise, except as expressly addressed in its opinion, (iii) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of Printronix or any other party other than those set forth in its opinion, (iv) the relative merits of the merger as compared to any alternative business strategies that might exist for Printronix or any other party or the effect of any other transaction in which Printronix or any other party might engage, (v) the tax or legal consequences of the merger to either Printronix, its security holders, or any other party, (vi) the fairness of any portion or aspect of the merger to any one class or group of Printronix’s or any other party’s security holders vis-à-vis any other class or group of Printronix’s or such other party’s security holders (including without limitation the allocation of any consideration amongst or within such classes or groups of security holders), (vii) whether or not Printronix, its security holders or any other party is receiving or paying reasonably equivalent value in the merger, or (viii) the solvency, creditworthiness or fair value of Printronix or any other participant in the merger under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters. Furthermore, no opinion, counsel, or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It was assumed that such opinions, counsel, or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, HLHZ relied, with our consent, on the assessment by the Special Committee, Printronix and their respective advisers, as to all legal, regulatory, accounting, insurance, and tax matters with respect to Printronix and the merger.

In preparing its opinion to the Special Committee, HLHZ performed a variety of analyses, including those described below. The summary of HLHZ’s valuation analyses is not a complete description of the analyses underlying HLHZ’s fairness opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative, and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses are readily susceptible to partial analysis or summary description. HLHZ arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, HLHZ believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In performing its analyses, HLHZ considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of the written opinion. No company, transaction, or business used in HLHZ’s analyses for comparative purposes is identical to Printronix or the proposed merger. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, HLHZ did not make separate or quantifiable judgments regarding individual analyses. The implied reference range values indicated by HLHZ’s analyses are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond our control and the control of HLHZ. Much of the information used in, and accordingly the results of, HLHZ’s analyses are inherently subject to substantial uncertainty.

HLHZ’s opinion and analyses were provided to the Special Committee in connection with its consideration of the proposed merger and were among many factors considered by the Special Committee in evaluating the proposed merger. Neither HLHZ’s opinion nor its analyses were determinative of the merger consideration or of the views of the Special Committee, our Board of Directors or our management with respect to the merger.

The following is a summary of the material valuation analyses performed in connection with the preparation of HLHZ’s opinion rendered to the Special Committee on October 1, 2007. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of HLHZ’s analyses.

For purposes of its analyses, HLHZ reviewed a number of financial metrics including:

Enterprise Value — generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its outstanding options, warrants and other convertible securities) plus the value of its minority interests plus the value of its net debt (the value of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet) as of a specified date.

EBITDA — generally the amount of the relevant company’s earnings before interest, taxes, depreciation, and amortization for a specified time period.

EBIT — generally the amount of the relevant company’s earnings before interest and taxes for a specified time period.

Unless the context indicates otherwise, enterprise and per share equity values used in the selected companies analysis described below were calculated using the closing price of our common stock and the common stock of the selected computer peripheral related companies listed below as of June 30, 2007, and the transaction and per share equity values for the target companies used in the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the purchase prices paid in the selected transactions. Estimates of EBITDA and EBIT for Printronix for the fiscal years ending March 31, 2008, March 31, 2009, and March 31, 2010 were based on estimates provided by Printronix’s management. Estimates of EBITDA and EBIT for the selected companies listed below for the fiscal years ending 2008 and 2009 were based on publicly available research analyst estimates for those companies.

Selected Companies Analysis

HLHZ calculated enterprise value multiples of certain financial data for Printronix and selected companies.

The calculated multiples included:

Enterprise value as a multiple of latest twelve months, or LTM, EBITDA;
Enterprise value as a multiple of estimated 2008 EBITDA; and
Enterprise value as a multiple of estimated 2009 EBITDA.

The selected companies were:

Zebra Technologies Corp.
Intermec, Inc.1
Lexmark International Inc.
Sato Corp.
Toshiba Tec Corp.
Roper Industries Inc.

1 Enterprise value multiples of fiscal 2007 LTM EBITDA and estimated fiscal 2008 EBITDA for Intermec, Inc. were not included in calculations of the Low, High, Median and Mean multiples for the selected companies because such multiples were believed to reflect depressed earnings levels significantly below the levels research analysts expect Intermec, Inc. to achieve in the future.

The selected companies’ analysis indicated the following:

Multiple Description	Low		High		Median		Mean

Enterprise Value as a multiple of:
LTM EBITDA	4.5	x	14.4	x	8.3	x	9.4	x
2008E EBITDA	4.1	x	14.2	x	8.2	x	9.5	x
2009E EBITDA	4.2	x	18.5	x	9.6	x	10.1	x

HLHZ applied multiple ranges based on the selected companies’ analysis to corresponding financial data for Printronix provided by our management. The selected companies’ analysis indicated an implied reference range value per share of our common stock of $15.25 to $16.42, as compared to the proposed merger consideration of $16.00 per share of our common stock.

Selected Transactions Analysis

HLHZ calculated enterprise value multiples of certain financial data based on the purchase prices paid in selected publicly-announced transactions involving target companies it deemed relevant.

The calculated multiples included:

•	Enterprise value as a multiple of the target company’s LTM revenue;

•	Enterprise value as a multiple of the target company’s LTM EBITDA; and

•	Enterprise value as a multiple of the target company’s LTM EBIT.

The selected transactions were:

Acquirer	Target

Xerox Corporation	Global Imaging Systems, Inc.
Avery Dennison Corporation	Paxar Corp.
Ricoh Co. Ltd.	InfoPrint Solutions Company
Aberdeen Asset Management plc	Martel Instruments Ltd.
Zebra Technologies Corp.	WhereNet Corporation
Motorola Inc.	Symbol Technologies, Inc.
Elliot Associates, L.P./Francisco	Metrologic Instruments Inc.
Partners Management LLC

The selected transactions analysis indicated the following:

Multiple Description	Low		High		Median		Mean

Enterprise Value as a multiple of:
LTM Revenue	0.73	x	2.11	x	1.53	x	1.50	x
LTM EBITDA	9.1	x	16.0	x	12.7	x	12.6	x
2009 LTM EBIT	10.9	x	22.8	x	17.3	x	17.1	x

HLHZ applied multiple ranges based on the selected transactions analysis to corresponding financial data for Printronix provided by Printronix’s management. The selected transactions analysis indicated an implied reference range value per share of our common stock of $13.78 to $16.57, as compared to the proposed merger consideration of $16.00 per share of our common stock.

Discounted Cash Flow Analysis

HLHZ also calculated the net present value of Printronix’s unlevered, after-tax cash flows based on the projections provided by our management. In performing this analysis, HLHZ used discount rates ranging from 14% to 22% based on Printronix’s estimated weighted average cost of capital and terminal value multiples ranging from 7.5x to 11.5x based on the multiples indicated by its selected companies analyses. For purposes of the discounted cash flow analysis, HLHZ calculated enterprise values for Printronix after taking into account the estimated present value of certain net operating losses and credit carry forwards. HLHZ utilized a net present value of our company’s net operating loss and tax credit carry forwards equal to $5 million calculated based on a schedule of such amounts expected to be available in the future as provided by our management. The discounted cash flow analyses indicated an implied reference range value per share of our common stock of $15.69 to $18.92, as compared to the proposed merger consideration of $16.00 per share of our common stock.

Other Considerations

Historical Stock Trading Analysis.  HLHZ noted that, during the prior 52 week period, our common stock had traded at prices ranging from $11.77 to $14.86, as compared to the proposed merger consideration of $16.00 per share of our common stock.

Premiums Analysis.  HLHZ noted that the proposed merger consideration represented a premium to the historical trading price of our common stock as follows:

Period	Premium

1 Trading Day	20.6%
5 Trading Day	18.5%
20 Trading Day	18.4%
3 Trading Months	18.2%
6 Trading Months	19.1%
1 Calendar Year	22.7%
20 Trading Day High	16.1%
20 Trading Day Low	20.6%
1 Calendar Year High	7.7%
1 Calendar Year Low	35.9%

Other Matters

We engaged HLHZ pursuant to a letter agreement dated as of June 28, 2007, as amended, to render an opinion to the Special Committee with respect to the fairness from a financial point of view of the merger consideration to be received by the holders of our common stock other than the Continuing Stockholders and their affiliates in the merger. We engaged HLHZ based on its experience and reputation. HLHZ is regularly engaged to render financial opinions in connection with mergers and acquisitions, financial restructurings, tax matters, ESOP and ERISA matters, corporate planning, and for other purposes. HLHZ will receive a fee of $400,000 for rendering its opinion, no portion of which is contingent upon the consummation of the merger or the conclusions set forth in its opinion. Houlihan Lokey, an affiliate of HLHZ, has acted as financial advisor to the Special Committee in connection with the merger and will receive a fee currently estimated to be approximately $940,000 for its financial advisory services in connection with the merger, which is contingent upon the consummation of the merger. Our company has also agreed to indemnify HLHZ and Houlihan Lokey and certain related parties for certain liabilities and to reimburse HLHZ and Houlihan Lokey for certain expenses arising out of their engagements.

In the ordinary course of business, certain of HLHZ’s affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Printronix or any other party that may be involved in the merger and their respective affiliates or any currency or commodity that may be involved in the merger. HLHZ and its affiliates have in the past have provided, and are currently providing, and in the future may provide investment banking, financial advisory, and other financial services to Printronix, Pioneer, and their affiliates for which HLHZ and its affiliates have received, and would expect to receive, compensation.

Delisting and Deregistration of Our Common Stock

Following the merger, shares of our common stock will no longer be traded on the NASDAQ Global Market or any other public market and will be deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as of the effective time.

Printronix after the Merger

After the effective time of the merger, Printronix will cease to be an independent public company and will instead be a wholly-owned subsidiary of Pioneer. After the effective time of the merger, pursuant to the merger agreement, the directors of Merger Subsidiary immediately prior to the effective time of the merger will become the directors of Printronix, and the officers of Merger Subsidiary immediately prior to the effective time of the merger will become the officers of Printronix, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. Pursuant to his agreement with Pioneer, Mr. Kleist will be appointed as the Chief Executive Officer of Printronix following the merger.

Conduct of Our Business if the Merger is not Completed

In the event that the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders would not receive any merger consideration for their shares of our common stock. Instead, we would remain an independent public company, our common stock would continue to be listed and traded on NASDAQ Global Market and our stockholders would continue to be subject to the same risks and opportunities as they currently are with respect to their ownership of our common stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our shares, including the risk that the market price of our common stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. From time to time, our Board of Directors would evaluate and review our business operations, properties, dividend policy and capitalization, and, among other things, make such changes as are deemed appropriate. In addition, our Board of Directors might seek to identify strategic alternatives to maximize stockholder value. If the merger agreement is not adopted by our stockholders or if the merger is not consummated for any other reason, we cannot guarantee that any other transaction acceptable to us would be offered or that our business, prospects or results of operations would not be adversely impacted.

Pursuant to the merger agreement, under certain circumstances, we are permitted to terminate the merger agreement to enter into a Superior Proposal. See “The Merger Agreement Termination of Merger Agreement.”

Under certain circumstances, if the merger is not completed, we may be obligated to pay Pioneer a termination fee. Similarly, under other certain circumstances, if the merger is not completed, Pioneer may be obligated to pay Printronix a termination fee. See “The Merger Agreement — Termination Fees.”

Interests of Certain Officers and Directors in the Merger

In considering the recommendation of our Board of Directors in favor of the merger, our stockholders should be aware that certain of our officers and directors have interests in the merger that are different from or in addition to the interests of our stockholders in general. The members of our Board of Directors were aware of such interests when deciding to approve and recommend the merger agreement and the merger and such interests formed the basis for establishing a special committee of independent directors. See “Background of the Merger” and “Reasons for the Merger; Recommendation of Our Board of Directors.” Our stockholders should take these interests into account in deciding whether to vote “FOR” adoption of the merger agreement.

John R. Dougery, a member of our Board of Directors, holds options to purchase common stock of Printronix, the value of which, net of the aggregate exercise price of such options, and assuming a $16.00 per share price of Printronix stock, is approximately $37,743. Mr. Dougery also holds shares of Printronix common stock, the value of which, assuming a $16.00 per share price of Printronix stock, is approximately $1,226,672. Mr. Dougery’s securities and options were issued to him by Printronix in connection with his service on the board of directors, as well as having been acquired by him either through cash purchases and/or the exercise of options.

Erwin A. Kelen, a member of our Board of Directors, holds options to purchase common stock of Printronix, the value of which, net of the aggregate exercise price of such options, and assuming a $16.00 per share price of Printronix stock, is approximately $75,503.75. Mr. Kelen also holds shares of Printronix common stock, the value of which, assuming a $16.00 per share price of Printronix stock, is approximately $461,008. Mr. Kelen’s securities and options were issued to him by Printronix in connection with his service on the board of directors, as well as having been acquired by him either through cash purchases and/or the exercise of options.

Chris Whitney-Halliwell, a member of our Board of Directors, holds options to purchase common stock of Printronix, the value of which, net of the aggregate exercise price of such options, and assuming a $16.00 per share price of Printronix stock, is approximately $27,853. Ms. Halliwell does not hold shares of Printronix common stock. Ms. Halliwell’s securities were issued to her by Printronix in connection with her service on the board of directors.

Charles E. Turnbull, a member of our Board of Directors, holds options to purchase common stock of Printronix, the value of which, net of the aggregate exercise price of such options, and assuming a $16.00 per share price of Printronix stock, is approximately $9,900. Mr. Turnbull does not hold shares of Printronix common stock. Mr. Turnbull’s securities were issued to him by Printronix in connection with his service on the board of directors.

Robert A. Kleist, a member of our board of directors and chief executive officer and president of Printronix, has acted as chairman of the board of directors since 1974. Printronix has not referred to Mr. Kleist as chairman of the board in recent SEC filings because it did not believe it was required disclosure as it is not an elected office. Mr. Kleist holds options to purchase common stock of Printronix, the value of which, net of the aggregate exercise price of such options, and assuming a $16.00 per share price of Printronix stock, is approximately $154,284. Mr. Kleist also holds shares of Printronix common stock, the value of which, assuming a $16.00 per share price of Printronix stock, is approximately $18,503,552. Mr. Kleist intends to contribute a portion of his current ownership interests of Printronix common stock to Pioneer in exchange for equity of Pioneer, such that, Mr. Kleist, together with the other Continuing Stockholders, will own an aggregate of 9.9% of the equity of Pioneer. Mr. Kleist is an original founder of Printronix, and has maintained his securities since founding, as well as purchasing additional securities, both through cash purchases as well as the exercise of options. Additional shares have been issued to him in connection with his service on the Printronix board of directors and as our chief executive officer. It is expected that Mr. Kleist will also enter into an agreement with Pioneer pursuant to which he will serve as chief executive officer of Printronix following the consummation of the merger with an initial base salary of $337,000 and the right to participate in any annual bonus plan. Mr. Kleist’s base salary shall be reviewed each year in relation to the average base salary paid to chief executive officers of other companies of similar size and industry as Printronix, provided that Mr. Kleist’s salary shall not decrease so long as he is serving in a full-time capacity as chief executive officer of Printronix. Should Mr. Kleist serve on the new Printronix Board of Directors, he will receive no compensation for his services as such. It is anticipated that no members of the new Printronix Board of Directors will be compensated for their services as such.” immediately after the sentence “Should Mr. Kleist serve on the new Printronix Board of Directors, he will receive no compensation for his services as such. If Mr. Kleist is terminated without cause and is not offered the role of chairman of the Printronix Board of Directors, he will receive 12 months of base salary as severance. If Mr. Kleist is terminated without cause as chief executive officer, but is offered the role of chairman of our Board of Directors, whether or not he accepts such role, he will receive no severance. If Mr. Kleist is terminated without cause as chief executive officer, but is the working chairman of the board, then he will continue to receive the same salary he would have made as chief executive officer so long as he is serving in a full-time capacity as a working chairman of the board. As a result of his planned contribution of 180,558 shares of Printronix common stock to Pioneer, Mr. Kleist will own 5,804,780 shares of preferred stock of Pioneer and 580,478 shares of common stock of Pioneer. This equates to approximately 8.29% of the preferred stock and approximately 8.29% of the common stock of Pioneer, or approximately 8.29% of the total outstanding equity of Pioneer after the closing.

George L. Harwood, our senior vice president, finance & information systems, chief financial officer and secretary, holds options to purchase common stock of Printronix, the value of which, net of the aggregate exercise price of such options, and assuming a $16.00 per share price of Printronix stock, is approximately $332,031.25. Mr. Harwood also holds shares of Printronix common stock, the value of which, assuming a $16.00 per share price of Printronix stock, is approximately $1,100,224. Mr. Harwood intends to contribute approximately 22%, or 15,000 shares, of his current ownership interests of Printronix common stock to Pioneer in exchange for equity of Pioneer. Mr. Harwood’s securities were issued to him by Printronix in connection with his employment, as well as having been acquired by him either through cash purchases and/or the exercise of options. As a result of his planned contribution of 15,000 shares of Printronix common stock to Pioneer, Mr. Harwood will own 482,237 shares of preferred stock of Pioneer and 48,224 shares of common stock of Pioneer. This equates to approximately 0.69% of the preferred stock and approximately 0.69% of the common stock of Pioneer, or approximately 0.69% of the total outstanding equity of Pioneer after the closing.

Theodore A. Chapman, our senior vice-president of engineering, holds options to purchase common stock of Printronix, the value of which, net of the aggregate exercise price of such options, and assuming a $16.00 per share price of Printronix stock, is approximately $256,221.88. Mr. Chapman also holds shares of Printronix common stock, the value of which, assuming a $16.00 per share price of Printronix stock, is approximately $640,000. Mr. Chapman’s securities were issued to him by Printronix in connection with his employment.

C. Victor Fitzsimmons, our senior vice-president of operations, holds options to purchase common stock of Printronix, the value of which, net of the aggregate exercise price of such options, and assuming a $16.00 per share price of Printronix stock, is approximately $332,031.25. Mr. Fitzsimmons also holds shares of Printronix common stock, the value of which, assuming a $16.00 per share price of Printronix stock, is approximately $1,110,976. Mr. Fitzsimmons intends to contribute approximately 22%, or 15,000 shares, of his current ownership interests of Printronix common stock to Pioneer in exchange for equity of Pioneer. We believe that the value of Mr. Fitzsimmons’ Printronix securities is material to his net worth. Mr. Fitzsimmons’ securities were issued to him by Printronix in connection with his employment, as well as having been acquired by him either through cash purchases and/or the exercise of options. As a result of his planned contribution of 15,000 shares of Printronix common stock to Pioneer, Mr. Fitzsimmons will own 482,237 shares of preferred stock of Pioneer and 48,224 shares of common stock of Pioneer. This equates to approximately 0.69% of the preferred stock and approximately 0.69% of the common stock of Pioneer, or approximately 0.69% of the total outstanding equity of Pioneer after the closing.

James B. McWilson, our senior vice-president of sales, holds options to purchase common stock of Printronix, the value of which, net of the aggregate exercise price of such options, and assuming a $16.00 per share price of Printronix stock, is approximately $12,975. These options to purchase common stock expire on November 4, 2007. The Board of Directors will compensate Mr. McWilson on November 4, 2007, with a cash payment of $12,975 in respect of those options as if they did not expire prior to the effective time. Mr. McWilson also holds shares of Printronix common stock, the value of which, assuming a $16.00 per share price of Printronix stock, is approximately $505,600. Mr. McWilson’s securities were issued to him by Printronix in connection with his employment.

David A. Sakai, our senior vice-president of marketing, holds shares of Printronix common stock, the value of which, assuming a $16.00 per share price of Printronix stock, is approximately $400,000. Mr. Sakai’s securities were issued to him by Printronix in connection with his employment.

Juli A. Mathews, our vice-president of human resources and facilities and security, holds options to purchase common stock of Printronix, the value of which, net of the aggregate exercise price of such options, and assuming a $16.00 per share price of Printronix stock, is approximately $163,625. Ms. Mathews also holds shares of Printronix common stock, the value of which, assuming a $16.00 per share price of Printronix stock, is approximately $531,344. Ms. Mathews intends to contribute approximately 20%, or 5,000 shares, of her current ownership interests of Printronix common stock to Pioneer in exchange for equity of Pioneer. Ms. Mathews’ securities were issued to her by Printronix in connection with her employment, as well as having been acquired by her either through cash purchases and/or the exercise of options. As a result of her planned contribution of 5,000 shares of Printronix common stock to Pioneer, Ms. Mathews will own 160,746 shares of preferred stock of Pioneer and 16,074 shares of common stock of Pioneer. This equates to approximately 0.23% of the preferred stock and approximately 0.23% of the common stock of Pioneer, or approximately 0.23% of the total outstanding equity of Pioneer after the closing.

William D. Mathewes, our vice-president of product development, holds options to purchase common stock of Printronix, the value of which, net of the aggregate exercise price of such options, and assuming a $16.00 per share price of Printronix stock, is approximately $111,112.50. Mr. Mathewes also holds shares of Printronix common stock, the value of which, assuming a $16.00 per share price of Printronix stock, is approximately $245,888. Mr. Mathewes’ securities were issued to him by Printronix in connection with his employment, as well as having been acquired by him either through cash purchases and/or the exercise of options.

Stock Options

Treatment of Stock Options in Connection with the Merger.  At the effective time of the merger, all of our stock options outstanding and unexercised immediately prior to the effective time of the merger will be converted into the right to receive $16.00 in cash, without interest, less the exercise price of such option and any applicable withholding taxes.

Based on the number and exercise prices of options held on [          ], 2007 by our officers and directors, as set forth in the following table, our officers and directors will receive the following amounts, before any applicable withholding tax, in settlement of their respective options (only considering those options with an exercise price below $16.00 per share) if the merger is completed:

Vested Options

		Payment Net of
Name	Shares	per Share Exercise Price

Non-employee directors:
John R. Dougery	4,024	$37,743.00
Erwin A. Kelen	8,050	$75,503.75
Chris Whitney-Halliwell	3,024	$27,853.00
Charles E. Turnbull	6,000	$9,900.00
Executive and Non-Executive Officers
Robert A. Kleist	15,600	$154,284.00
George L. Harwood	31,250	$332,031.25
Theodore A. Chapman	24,115	$256,221.88
C. Victor Fitzsimmons	31,250	$332,031.25
James B. McWilson	0	$0.00
David A. Sakai	0	$0.00
Juli A. Mathews	15,400	$163,625.00

Agreements to Vote in Favor of the Merger.  Each member of our Board of Directors and the above named officers have entered into a contractual voting agreement with Pioneer, pursuant to which they have each agreed, among other things, to vote in favor of the adoption of the merger agreement. Collectively, these persons held of record 1,529,961 shares of our common stock and 158,213 vested options to acquire shares of our common stock, which is equivalent to approximately 24.67% of the total shares of our common stock outstanding as of [          ] (including vested options to purchase our common stock owned by our directors and officers and their respective affiliates). See “The Voting Agreements.”

Indemnification of Directors and Officers; Insurance.  The merger agreement provides that all rights of indemnification, advancement of expenses and exculpation that exist in favor of individuals who were our directors or officers on or before the effective time of the merger for their acts and omissions as our directors and officers occurring prior to the effective time of the merger, as provided in our certificate of incorporation or bylaws or any of our existing indemnification agreements in effect as of the date of the merger agreement disclosed to Pioneer, will be honored by the surviving corporation subject to applicable law. The merger agreement further provides that for a period of six years following the effective time of the merger, the surviving corporation will maintain directors’ and officers’ liability insurance on terms and with respect to coverage and amount no less favorable than our current policy, subject to limitations set forth in the merger agreement. In lieu of maintaining such current directors’ and officers’ liability insurance, at Pioneer’s discretion, Printronix, prior to the merger, or the surviving corporation after Merger, may purchase a tail policy to our existing policy, subject to limitations set forth in the merger agreement.

Restricted Stock — Change-in-Control Arrangements

Each of our restricted stock agreements provides that there will be an acceleration of vesting upon a change in control event as described in the section “The Merger — Stock Options; Restricted Stock.”

In addition, the merger agreement provides that at or immediately prior to the effective time of the merger, each share of restricted Company Stock that is outstanding shall become fully vested and not subject to any rights of repurchase or forfeiture provisions, and the holders of such outstanding restricted stock awards shall be treated as persons holding shares of Printronix common stock under the merger agreement.

Restricted Shares

		Value of Restricted
		Shares Held by
	Restricted	Officers and
Name	Shares	Directors

Executive and Non-Executive Officers
Robert A. Kleist	50,000	$800,000.00
George L. Harwood	40,000	$640,000.00
Theodore A. Chapman	40,000	$640,000.00
Albert Ching	17,800	$284,800.00
C. Victor Fitzsimmons	40,000	$640,000.00
James B. McWilson	31,600	$505,600.00
David A. Sakai	25,000	$400,000.00
Juli A. Mathews	25,000	$400,000.00
William D. Mathewes	15,000	$240,000.00

In addition, Claus Hinge, our vice president of EMEA sales and marketing, will receive a cash payment equivalent to 20,000 shares of restricted stock ($320,000) upon the effective time of the merger.

Arrangements with the Surviving Corporation After Closing

Vector indicated in its discussions with management regarding the acquisition that it was important in its willingness to proceed with the acquisition that senior management commit to hold a stake in the surviving corporation. Accordingly, in connection with entering into the merger agreement and in contemplation of the acquisition, each of the Continuing Stockholders agreed with Pioneer to contribute a portion of their equity in Printronix to Pioneer in exchange for equity of Pioneer. It is expected that a stockholders agreement and related agreements will be entered into prior to the consummation of the merger.

Equity Rollover Commitments

Each Continuing Stockholder committed to invest a certain amount in Pioneer, although each is not permitted to invest more than this amount. This investment is in the form of a rollover of Printronix common stock. Any shares of Printronix common stock rolled over would be exchanged for shares of common and preferred stock of Pioneer. These ownership numbers are based on outstanding shares after closing and will be further diluted by an option pool to be granted to employees after closing, which terms are yet to be determined. The currently committed investments are as follows:

Equity
Name	Commitment

Robert A. Kleist	$2.89 million
George L. Harwood	$240,000.00
C. Victor Fitzsimmons	$240,000.00
Juli A. Mathews	$80,000.00

Our other employees will not be permitted to invest cash, roll over Printronix employee stock options, or rollover shares of Printronix common stock into equity of the surviving corporation.

Employment Agreement

As described above, prior to consummation of the merger, it is expected that Mr. Kleist will enter into an employment agreement with the surviving corporation on the terms described above.

Material U.S. Federal Income Tax Consequences of the Merger

General.  The following is a summary of certain anticipated material U.S. federal income tax consequences of the merger to our stockholders. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, applicable U.S. Treasury Regulations, judicial authority and administrative rulings and practice, all as in effect as of the date hereof, and all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the stockholders as described herein. It is assumed, for purposes of this summary, that the shares of our common stock are held as capital assets within the meaning of Section 1221 of the Code by a “U.S. person.” For U.S. federal income tax purposes, a “U.S. person” is:

•	a U.S. citizen or resident alien as determined under the Code;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) that is organized under the laws of the U.S., any state or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (i) a court within the U.S. is able to exercise primary supervision over its administration and at least one United States person is authorized to control all of its substantial decisions or (ii) it has a valid election in effect under applicable treasury regulations to be treated as a U.S. person.

This discussion may not address all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of that stockholder’s particular circumstances, or to those stockholders that may be subject to special treatment under the U.S. federal income tax laws (for example, certain insurance companies, tax exempt organizations, financial institutions, U.S. expatriates, persons that are not U.S. persons, dealers or brokers in securities or currencies, pass through entities (e.g., partnerships) and investors in such entities, stockholders who own or at any time held, directly, indirectly or through attribution, 10% or more of our outstanding capital stock, or stockholders who hold shares of our common stock as part of a hedging, “straddle,” conversion, constructive sale or other integrated transaction, who are subject to the alternative minimum tax or who acquired their shares of our common stock through the exercise of director or employee stock options or other compensation arrangements).

No ruling has been or will be sought from the Internal Revenue Service, referred to as the IRS, as to the U.S. federal income tax consequences of the merger, and the following summary is not binding on the IRS or the courts. This summary does not address the tax consequences of the merger under state, local, and foreign laws or under United States federal tax law other than income tax law. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein.

Consequences of the Merger to Our Stockholders.  The receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a stockholder who surrenders shares of our common stock in exchange for cash pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and such stockholder’s adjusted basis in the shares surrendered. Gain or loss will be calculated separately for each block of shares surrendered in the merger (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will generally be capital gain or loss, and will generally be long term gain or loss provided that a stockholder has held such shares for more than one year as of the closing date of the merger. In the case of stockholders who are individuals, long term capital gain is currently eligible for reduced rates of federal income tax.

U.S. federal tax laws significantly limit the deductibility of capital losses for U.S. federal income tax purposes. For instance, corporate taxpayers can deduct capital losses only to the extent of capital gains and for individual taxpayers, capital losses are similarly deductible up to the extent of capital gains, but may be further deductible up to a maximum of $3,000 in any one taxable year. Carryovers of unused capital losses to other taxable years may be permitted in certain circumstances

Dissenters Rights.  A dissenting stockholder who perfects appraisal rights will generally recognize gain or loss with respect to his shares of our common stock equal to the difference between the amount of cash received and his basis in such shares. Gain or loss will be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction), and will be a long term capital gain or loss provided the shares for more than one year prior to the disposition of the shares. Limitations apply to the use of capital losses as described above. Interest, if any, awarded in an appraisal proceeding by a court would be included in such stockholder’s income as ordinary income for federal income tax purposes.

Backup Withholding Tax.  Generally, under the U.S. federal income tax backup withholding rules, a stockholder or other payee that exchanges shares of our common stock for cash may be subject to backup withholding at a rate of 28%, unless the stockholder or other payee (i) provides a taxpayer identification number, or TIN (i.e., a social security number, in the case of individuals, or an employer identification number, in the case of other stockholders), and certifies under penalties of perjury that (A) such TIN is correct, (B) such stockholder is not subject to backup withholding and (C) such stockholder is a U.S. person or (ii) establishes a basis for exemption from backup withholding. Some stockholders (including, among others, all corporations) are not subject to these backup withholding requirements. Each of our stockholders and, if applicable, each other payee should complete and sign the substitute Form W-9 included as part of the letter of transmittal and return it to the paying agent in order to provide information and certification necessary to avoid backup withholding, unless an exemption applies and is otherwise established in a manner satisfactory to the paying agent. Backup withholding is not an additional tax. Any amount withheld under the backup withholding tax rules from a payment to a stockholder will be allowed as a refund or credit against such stockholder’s U.S. federal income tax liability, provided that the required procedures are followed in a timely manner.

THE FOREGOING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. IN ADDITION, THE DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES. MOREOVER, THE DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE, OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR U.S. FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO YOU OF THE MERGER.

Governmental and Regulatory Clearances

United States

Transactions such as the merger are subject to review by the United States Department of Justice and the United States Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the merger may not be completed until the expiration or termination of a 30-day waiting period following the filing of notification reports with the Department of Justice and the Federal Trade Commission by Vector and Printronix. Printronix and Vector (on behalf of Pioneer) filed separate notification report forms with the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 on October 18, 2007 (reporting the acquisition of Printronix through Pioneer). The parties received notice from the Federal Trade Commission that early termination of the waiting period was granted effective October 26, 2007.

The Department of Justice and the Federal Trade Commission frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, either the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, including by seeking to enjoin the merger or by seeking the divestiture of substantial assets of Pioneer and Printronix or their subsidiaries. Private parties and state attorneys general may also bring actions under the antitrust laws under certain circumstances. While the parties believe that the proposed merger does not violate the antitrust laws, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result.

Germany

The merger is also subject to review by the German Federal Cartel Office (which we refer to as the “FCO”) under the Act against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkungen). A transaction that is subject to German merger control may not be completed before either the FCO has cleared the transaction or the relevant waiting period has expired without the FCO having prohibited the transaction. In practice, the FCO always issues a decision before expiration of the waiting period. After submission of a complete notification, the FCO must decide within one month whether to clear the transaction or to commence a second-stage investigation. Second-stage decisions must be issued within four months from the filing date. The four-month period may be further extended, provided that the notifying parties consent to such extension. On November 20, 2007, Vector submitted the required notification to the FCO (reporting the acquisition of Printronix by Pioneer).

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

THE MERGER AGREEMENT

This section of the proxy statement summarizes the material terms and conditions of the merger agreement, but is not intended to be an exhaustive discussion of the merger agreement. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not the summary set forth in this section or any other information contained in this proxy statement. We urge you to read the merger agreement carefully and in its entirety. The complete text of the merger agreement is attached as Annex A to this proxy statement and is incorporated herein by reference.

The description of the merger agreement in this proxy statement has been included to provide you with information regarding its terms. The merger agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

The Merger

The merger agreement provides for the merger of Merger Subsidiary, a wholly-owned subsidiary of Pioneer, with and into Printronix upon the terms and subject to the conditions of the merger agreement. As the surviving corporation, Printronix will survive the merger and continue to exist as a wholly-owned subsidiary of Pioneer. The surviving corporation in the merger is referred to in this proxy statement as the surviving corporation. The merger will become effective at the time of the filing of the certificate of merger with the Secretary of State of the State of Delaware, or at such later time as may be specified in such certificate of merger. We intend to complete the merger as promptly as practicable subject to receipt of approval of the Printronix stockholders of the adoption of the merger agreement and all requisite regulatory clearances and satisfaction of the other closing conditions. See “The Merger — Governmental and Regulatory Clearances” and “Additional Covenants and Agreements” and “Conditions to the Merger.”

Merger Consideration

At the effective time of the merger, each outstanding share of Printronix common stock, other than shares held by stockholders who exercise their appraisal rights, the Continuing Stockholders, and other than shares held by Printronix, Pioneer, or any of their respective wholly-owned subsidiaries, will be converted into the right to receive $16.00 in cash, without interest and less any applicable tax withholding, and shares held by dissenting stockholders will thereafter represent only the right to payment of the fair market value of such dissenting shares in accordance with Section 262 of the DGCL. See “The Merger — Appraisal Rights.” Upon completion of the merger, no shares of Printronix common stock will remain outstanding and all shares will automatically be canceled and will cease to exist.

Payment Procedures

The merger agreement provides that prior to the closing date of the merger, Pioneer will select a bank or trust company reasonably satisfactory to Printronix to act as paying agent in connection with the merger and will deposit with the paying agent cash in an amount equal to the aggregate merger consideration payable to Printronix stockholders and option holders at or immediately following the effective time of the merger.

The merger agreement provides that as soon as practicable following the effective time of the merger and, subject to receipt of the necessary stockholder records from our transfer agent, in any event no more than 10 business days thereafter, the paying agent will mail to the record holders of Printronix common stock immediately prior to the effective time of the merger a letter of transmittal and instructions for use in surrendering stock certificates and transferring uncertificated shares in exchange for the merger consideration. No stockholder should surrender any certificates or transfer any uncertificated shares until the stockholder receives the letter of transmittal and other materials for such surrender or transfer. Upon surrender of a stock certificate for exchange to the paying agent together with a duly executed letter of transmittal, or, in the case of a book-entry transfer of uncertificated shares, receipt by the paying agent of such other documents as may be reasonably requested by the paying agent, the holder of such shares of Printronix common stock will be entitled to receive the merger consideration, without any interest thereon and less any applicable tax withholding. Any stock certificate so surrendered or uncertificated share so transferred will be canceled.

If any cash is to be paid to a person other than the record holder of shares of Printronix common stock, payment may be made with respect to such shares if (i) the stock certificate representing such shares is properly endorsed or otherwise in proper form for transfer or (ii) in the case of uncertificated shares, such shares are properly transferred, and the transferee either pays to the paying agent any applicable transfer or other taxes relating to such transfer, or establishes to the satisfaction of Pioneer that such tax has been paid or is not required to be paid.

If your stock certificate has been lost, stolen, defaced or destroyed, the paying agent will pay to you the applicable merger consideration if:

•	You make an appropriate affidavit certifying such certificate has been lost, stolen or destroyed; and

•	You deliver a bond, in such amount as the surviving corporation may direct, as indemnity against any claim that may be made with respect to that certificate against the surviving corporation.

Do not send your certificates now. You should send your certificates only pursuant to instructions set forth in the letters of transmittal to be mailed to stockholders after the completion of the Merger. In all cases, the merger consideration will be paid only in accordance with the procedures set forth in the merger agreement and such letters of transmittal.

The merger agreement provides that 9 months after the effective time of the merger, upon demand by Pioneer, the paying agent will deliver to the surviving corporation any funds made available to the paying agent that remain unclaimed by the former Printronix stockholders. Any Printronix stockholders who have not exchanged their Printronix shares for the merger consideration in compliance with the above described procedures shall thereafter look only to the surviving corporation for payment of the merger consideration to which they are entitled, without any interest thereon.

The cash paid to you upon conversion of your Printronix common stock will be paid in full satisfaction of all rights relating to the shares of Printronix common stock

Effect on Printronix Stock Options

The merger agreement provides that at or immediately prior to the effective time of the merger, each option to purchase Printronix common stock that is outstanding, whether or not vested or exercisable, shall be cancelled, and Printronix shall pay each holder of any such option at or promptly after the effective time of the merger, subject to applicable withholding requirements, a cash payment determined by multiplying (i) the excess of the merger consideration in cash per share over the exercise price of such option by (ii) the number of shares of Printronix common stock such holder could have purchased (assuming full vesting of all options) had such holder exercised such option in full immediately prior to the effective time of the merger. All outstanding Printronix options are currently vested.

Representations and Warranties

The merger agreement contains representations and warranties of each party to the agreement. The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to read carefully and in their entirety the sections of the merger agreement entitled “Representations and Warranties of the Company (Printronix)” and “Representations and Warranties of Parent (Pioneer) and Merger Subsidiary” in Articles IV and V, respectively, of the merger agreement attached as Annex A to this proxy statement. The assertions embodied in the representations and warranties made by Printronix are qualified by information and statements made in a confidential disclosure schedule that Printronix provided to Pioneer in connection with the signing of the merger agreement. While Printronix does not believe that such disclosure schedule contains information that applicable securities laws require it to publicly disclose (other than information that has already been so disclosed or is disclosed in this proxy statement), the disclosure schedule does contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Accordingly, you should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts, since such representations and warranties were made by the parties to the merger agreement to and solely for the benefit of each other, and they are modified in important part by the underlying disclosure schedule. The disclosure schedule contains information that has been included in Printronix’s general prior public disclosures, as well as additional nonpublic information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in Printronix’s public disclosures or in this proxy statement. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

The merger agreement contains representations and warranties of Printronix as to, among other things:

•	the accuracy of its certificate of incorporation and bylaws in the form provided to Pioneer;

•	its and its subsidiaries’ due organization, valid existence, good standing, qualification, and power and authority to operate their respective businesses, including the possession of all applicable permits, licenses and other governmental authorizations or approvals applicable to the operation of such businesses;

•	its corporate power and authority to enter into the merger agreement and to carry out its obligations under the merger agreement;

•	the absence of (i) conflicts with or violations of its organizational documents, (ii) any violation of applicable law, (iii) the violation, breach or default of the instruments or obligations to which it is a party or is bound, in each case arising from entering into the merger agreement, completing the merger or complying with the provisions contained in the merger agreement, or (iv) required consents and approvals of third parties, including governmental entities, relating to the merger;

•	its and its subsidiaries’ capitalization and obligations with respect to capital stock;

•	indebtedness;

•	its SEC filings and the financial statements contained in such filings and the accuracy of the information in those documents and the absence of certain undisclosed liabilities;

•	the effectiveness of disclosure controls and procedures as required by the securities laws reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed in the reports that Printronix files or submits to the SEC under the Exchange Act are summarized, reviewed by management and reported within the time periods required by the SEC;

•	its internal controls over financial reporting;

•	correctness of information supplied by Printronix for inclusion in this proxy statement;

•	since June 29, 2007, the absence of certain changes or events;

•	the absence of any undisclosed material liabilities;

•	compliance with applicable laws;

•	the absence of proceedings or court orders against it or any of its subsidiaries;

•	absence of undisclosed brokers’ and finders’ fees with respect to the merger;

•	receipt of a fairness opinion from our financial advisor;

•	tax matters;

•	employee benefit plans and other employment and labor related matters;

•	environmental matters;

•	material contracts and the absence of breaches of material contracts;

•	the effectiveness of Printronix’s insurance policies;

•	intellectual property matters;

•	Printronix products’ compliance with applicable law, absence of defects, fitness for their ordinary purpose and conformity in all material respects to any affirmations in connection with their sale;

•	the real and personal property owned or leased by Printronix or its subsidiaries ;

•	the absence of certain unlawful business practices;

•	the absence of interested party transactions; and

•	applicability of anti-takeover statues and charter provisions.

The merger agreement also contains representations and warranties of Pioneer and Merger Subsidiary as to, among other things:

•	organization, good standing and qualification;

•	authorization, execution , delivery and enforceability of the merger agreement;

•	the absence of (i) conflicts with or violations of its organizational documents, (ii) any violation of applicable law, (iii)the violation, breach or default of the instruments or obligations to which it is a party or is bound, in each case arising from entering into the merger agreement, completing the merger or complying with the provisions contained in the merger agreement, or (iv) required consents and approvals of third parties, including governmental entities, relating to the merger;

•	absence of legal proceedings and governmental orders relating to the merger;

•	accuracy of the information supplied by Pioneer for inclusion in the filings made with the SEC in connection with the merger and the other transactions contemplated by the merger agreement;

•	validity of debt and equity financing commitments and sufficiency of the commitments for the satisfaction of Pioneer’s obligations under the Agreement;

•	enforceability of the limited guarantee executed by Vector in favor of Printronix and delivered in connection with the signing of the merger agreement; and

•	that neither Pioneer nor Merger Subsidiary is an “interested stockholder” in Printronix, as such term is defined in Section 203 of the DGCL.

Conduct of Printronix’s Business Pending the Merger

We have agreed in the merger agreement that, prior to the effective time, we will conduct our business in the ordinary course and consistent with past practice, including, without limitation, preserving intact our present business organization, maintaining in effect all of our permits, keeping available the services of our directors, officers, and key employees, maintaining satisfactory relationships with our customers, lenders, suppliers, and other persons with which we have material business relationships, and managing cash and working capital in the ordinary course of business consistent with past practices.

In addition, we have agreed that, except as otherwise contemplated by the merger agreement (including the confidential disclosure schedule that Printronix provided to Pioneer in connection with the signing of the merger agreement), we will not take any of the following specific actions without the prior written consent of Pioneer:

•	amend our Certificate of Incorporation, Bylaws, or other similar organizational documents (whether by merger, consolidation, or otherwise) or form any subsidiary;

•	split, combine, or reclassify any shares of our capital stock or that of any of our subsidiaries, or declare, set aside, or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of our capital stock or the capital stock of our subsidiaries, or redeem, repurchase, or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of our securities or our subsidiaries’ securities;

•	issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of our securities or our subsidiaries’ securities, other than the issuance of any (i) shares of our stock upon the exercise of company stock options in the ordinary course of business consistent with past practice that are outstanding on the date of the merger agreement in accordance with the terms of those options on the date of the merger agreement, (ii) any securities of any of our subsidiaries to Printronix or any other subsidiary in the ordinary course of business consistent with past practice or (iii) amend any term of any of our securities or any of our subsidiaries’ securities (in each case, whether by merger, consolidation or otherwise);

•	incur any capital expenditures or any obligations or liabilities in respect thereof, in the aggregate greater than $500,000;

•	acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directory or indirectly, (i) any business or person or division thereof, or (ii) any material amount of assets other than in the ordinary course of business consistent with past practices;

•	sell, lease, license, sell and lease-back, mortgage or otherwise transfer or grant rights in, or create or incur any lien on any of our or our subsidiaries’ assets, Printronix-owned intellectual property, securities, properties, interests, or businesses, other than sales of inventory in the ordinary course of business consistent with past practice;

•	make any loans, advances or capital contributions to, or investments in, any other Person, other than Printronix or any of our subsidiaries in the ordinary course of business consistent with past practice;

•	create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness, or take any action that would result in any amendment, modification or change of any term of indebtedness of Printronix or any of our subsidiaries;

•	enter into, amend or modify in any material respect or terminate any material contract;

•	waive, release or assign any of material rights, claims or benefits of Printronix or any of our subsidiaries;

•	waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar contract;

•	grant or increase any severance or termination pay to (or amend any existing arrangement with) any of our or our subsidiaries’ directors, officers, or employees, other than that undertaken in the normal course of business consistent with past practices;

•	increase benefits payable under any existing severance or termination pay policies or employment agreements;

•	enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement) with any director, officer, or employee of Printronix or any of our subsidiaries, other than that undertaken in the normal course of business consistent with past practices;

•	establish, adopt or amend (except as required by applicable law) any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan, or arrangement covering any director, officer, or employee of Printronix or any of our subsidiaries;

•	increase compensation, bonuses, or other benefits payable to any director, officer, or employee of Printronix or any of our subsidiaries other than employee raises undertaken in the normal course of business consistent with past practices;

•	write down any of our material assets or change our methods of accounting, except as required by concurrent changes in GAAP (as interpreted by our independent public accountants) or applicable law, as required by a governmental authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization), or as disclosed in our SEC documents filed prior to the date of the merger agreement;

•	settle, or offer or propose to settle, any proceeding or other claim involving or against Printronix or any of our subsidiaries (other than the settlement of immaterial claims in the ordinary course of business consistent with past practice which does not include any obligation to be performed by Printronix or any of our subsidiaries (other than the payment of money) after the effective time of the merger or the settlement of claims reserved against on our last balance sheet), any stockholder litigation or dispute against Printronix or against any of our officers or directors, or any proceeding or dispute that relates to the transactions contemplated by the merger agreement;

•	make or change any tax election (other than in the ordinary course of business), change any annual tax accounting period, adopt or change any method of tax accounting (other than in the ordinary course of business), amend any tax returns or file claims for tax refunds, enter into any closing agreement or other agreement with a taxing authority, settle any tax claim, audit or assessment, surrender any right to claim a tax refund, offset or other reduction in tax liability, or consent to any extension or waiver of the limitations period applicable to any tax claim or assessment;

•	enter into any contract containing any “change of control” or similar provision requiring consent or granting a termination right or acceleration of any rights in connection with transactions similar to the merger and the transactions contemplated by the merger agreement (unless such restriction expressly excludes the merger and the transactions contemplated by the merger agreement from such provision);

•	take any action that would reasonably be likely to prevent or materially delay, or omit to take any action necessary to cause, satisfaction of the merger agreement’s closing conditions or the consummation of the merger, or take any action that would result in a material adverse effect on Printronix;

•	change cash or working capital management, including, without limitation, accelerating the collection of receivables or defer the payment of current liabilities; or

•	agree, resolve or commit to do any of the foregoing.

No Solicitation of Alternative Transactions by Printronix

The merger agreement provides that neither Printronix nor any of our subsidiaries will, nor will Printronix or any of our subsidiaries authorize or permit any its directors, officers, employees, and other representatives to, directly or indirectly, do any of the following:

•	solicit, initiate, or take any action to facilitate or encourage the submission of any Acquisition Proposal (as defined below);

•	enter into or participate in any discussions or negotiations with, furnish any information relating to Printronix or any of our subsidiaries or afford access to the business, properties, assets, books or records of Printronix or any of our subsidiaries, or to otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any third party that is seeking to make, or has made, an Acquisition Proposal;

•	fail to make, withdraw, or modify in a manner adverse to Pioneer the recommendation of our board of directors, or recommend an Acquisition Proposal or take any action or make any statement inconsistent with the recommendation of our board of directors to consummate the merger (any such action, an “Adverse Recommendation Change”);

•	grant any waiver or release under any standstill or similar agreement with respect to classes of equity securities of Printronix or any of our subsidiaries;

•	approve any transaction under, or any third party becoming an “interested stockholder” under Section 203 of the DGCL;

•	amend or grant any waiver or release or approve any transaction or redeem any of our rights under the Amended and Restated Rights Agreement dated as of April 4, 1999, except in connection with the transactions contemplated by the merger agreement; or

•	enter into any agreement in principle, letter of intent, term sheet, or other similar instrument relating to an Acquisition Proposal.

Notwithstanding the foregoing, if the Board of Directors or the Special Committee of Printronix determines in good faith by a majority vote, after considering advice from outside legal counsel, that the failure to take any such action would reasonably be expected to result in a breach of its fiduciary duties under applicable law, then the Board of Directors or the Special Committee of Printronix may directly or indirectly through its representatives:

•	engage in negotiations or discussions with any third party that, subject to compliance with the restrictions set forth above, has made a bona fide Acquisition Proposal that the Board of Directors or the Special Committee of Printronix reasonably believes will lead to a Superior Proposal (as defined below);

•	furnish to such third party nonpublic information relating to Printronix or any of our subsidiaries pursuant to a confidentiality agreement with terms no less favorable to Printronix than those contained in the confidentiality agreement entered into between Printronix and Pioneer;

•	following receipt of a Superior Proposal that has not been withdrawn, subject to compliance with the restrictions set forth above, make an Adverse Recommendation Change; or

•	take any action that any court of competent jurisdiction orders Printronix to take (which order shall have become final and non-appealable).

Each case applies if, and only if, Printronix has delivered to Pioneer a prior written notice advising Pioneer that we intend to take such action. We shall continue to advise Pioneer after taking any such action. In addition, Printronix shall notify Pioneer promptly (but in no event later than 1 business day) after receipt by Printronix (or any of its advisors) of any Acquisition Proposal, any indication that a third party is considering making an Acquisition Proposal or of any request for information relating to Printronix or any of our subsidiaries or for access to the business, properties, assets, books or records of Printronix or any of our subsidiaries by any third party that may be considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall identify the third party making, and the terms and conditions of, any such Acquisition Proposal, indication or request.

Printronix shall keep Pioneer reasonably informed, as promptly as practicable, of the status and details of any such Acquisition Proposal, indication or request. Printronix shall continue to keep Pioneer reasonably informed of the status and material terms of any such Acquisition Proposal, indication or request, including any material amendments or proposed amendments as to price or other material terms.

Printronix shall provide Pioneer with at least 48 hours prior notice of any meeting of our Board of Directors (or such lesser notice as is provided to the members of the Board of Directors) at which the Board of Directors is reasonably expected to consider any Acquisition Proposal. Printronix shall promptly provide Pioneer with any non-public information concerning Printronix provided to any third party that was not previously provided to Pioneer.

Printronix shall, and shall cause our subsidiaries and representatives to immediately cease and terminate any and all existing activities, discussions, or negotiations with any third party conducted prior to the date of the merger agreement with respect to any Acquisition Proposal. Printronix shall also promptly request that each third party that has executed a confidentiality agreement within the past 24-months, in connection with its consideration of any Acquisition Proposal, to return or destroy all confidential information previously furnished to such person by or on behalf of Printronix or any of our subsidiaries.

Under the merger agreement, an “Acquisition Proposal” means, other than the transactions contemplated by the merger agreement, any offer, proposal, or inquiry from a third party relating to, or that could reasonably be expected to lead to, or any third party indication of interest in any:

•	direct or indirect acquisition or purchase, in one or a series of transactions, of a business that constitutes 15% or more of the consolidated revenues, net income, EBITDA or assets of Printronix and its subsidiaries;

•	direct or indirect acquisition or purchase, in one or a series of transactions, of any class of equity securities representing 15% or more of the voting power of Printronix or any of its subsidiaries, whose assets, individually or in the aggregate, constitute more than 15% of the consolidated revenues, net income, EBITDA or assets of Printronix and its subsidiaries;

•	tender offer (including a self-tender offer) or exchange offer that if consummated would result in any person beneficially owning 15% or more of the voting power of Printronix or any of its subsidiaries, whose assets, individually or in the aggregate, constitute more than 15% of the consolidated revenues, net income, EBITDA or assets of Printronix and its subsidiaries; or

•	merger, consolidation, share exchange, business combination, sale of substantially all of the assets, reorganization, recapitalization, liquidation, dissolution, joint venture, license agreement or other similar transaction involving Printronix or any of its subsidiaries, whose assets, individually or in the aggregate, constitute more than 15% of the consolidated revenues, net income, EBITDA or assets of Printronix and its subsidiaries.

A “Superior Proposal” means any bona fide, unsolicited written Acquisition Proposal for 75% or more of the outstanding shares of Printronix common stock on terms which our Board of Directors or Special Committee determines in good faith by majority vote, after considering the advice of an independent financial advisor of nationally recognized reputation, and taking into account all of the terms and conditions of such proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable and provide greater value to all of Printronix’s stockholders, other than the Continuing Stockholders, than as provided under the merger agreement and for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by our Board of Directors.

Financing

Printronix shall, and shall cause its subsidiaries to, provide such cooperation as may be reasonably requested by Pioneer in connection with obtaining the debt and equity financing or any alternative financing for the satisfaction of Pioneer’s obligations under the merger agreement, including: (i) participation in meetings, drafting sessions, and due diligence sessions and otherwise assisting Pioneer in the preparation of offering materials and materials for rating agency presentations, (ii) reasonably cooperating with the marketing efforts of Pioneer, its subsidiaries, and their financing sources for any of the financing, including participation in management presentation sessions, “road shows”, and sessions with rating agencies, (iii) furnishing Pioneer, its subsidiaries, and their financing sources with financial and other pertinent information regarding Printronix as may be reasonably requested by Pioneer, including all financial statements, and assisting Pioneer in the preparation of business projections and other financial data of the type required under the Securities Act of 1933, and of the type and form customarily included in offering memoranda, private placement memoranda, prospectuses and similar documents,

(iv) providing and executing documents as may be reasonably requested by Pioneer, including a certificate of the chief financial officer of Printronix with respect to solvency matters and consents of accountants for use of their reports in any materials relating to the financing, (v) reasonably facilitating the pledging of collateral, and (vi) using commercially reasonable efforts to obtain accountants’ comfort letters, legal opinions, surveys and title insurance as reasonably requested by Pioneer.

Pioneer and Merger Subsidiary shall use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the debt and equity financing on the terms and conditions described in the financing commitments, including by using commercially reasonable efforts to (i) maintain in effect the financing commitments, (ii) negotiate and enter into definitive agreements with respect to the financing commitments on the terms and conditions reflected in the financing commitments, (iii) satisfy on a timely basis all conditions applicable to Pioneer and Merger Subsidiary in such definitive agreements that are within their control, and (iv) consummate the debt and equity financing at or prior to the closing of the merger; provided that Pioneer and Merger Subsidiary may in the alternative obtain alternative financing from alternative sources on terms that are not less favorable, in the aggregate, to Pioneer and Merger Subsidiary then the financing contemplated by the financing commitments; provided further that any such new financing commitments shall not (A) expand or adversely change in any material respect the conditions set forth in the financing commitments or (B) reasonably be expected to adversely impact the ability of Pioneer and Merger Subsidiary to perform their respective obligations under the merger agreement. Pioneer shall disclose to Printronix its intention to obtain any such new financing commitments, shall keep Printronix reasonably informed of the material terms thereof and shall deliver to Printronix final drafts of all documents relating to such new financing commitments. In the event any portion of the financing becomes unavailable on the terms and conditions contemplated in the financing commitments for any reason, Pioneer shall give prompt notice and keep Printronix reasonably informed on a reasonable basis and in reasonable detail of the status of its commercially reasonable efforts to arrange, as promptly as practicable following the occurrence of such event, alternative financing.

Indemnification

Pioneer will cause the surviving corporation, and the surviving corporation agrees, to do the following:

•	after the effective time of the merger, subject to any limitation imposed under applicable law, honor and fulfill in all respects all obligations of Printronix and its subsidiaries in respect of rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger now existing in favor of the current or former directors or officers of Printronix and each of its subsidiaries as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements of Printronix as in effect on the date of the merger agreement and disclosed in the confidential disclosure schedule provided to Pioneer in connection with the signing of the merger agreement.

•	for six years following the effective time of the merger, cause the certificate of incorporation and bylaws (and other similar organizational documents) of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, advancement of expenses and exculpation that are at least as favorable as the indemnification, advancement of expenses and exculpation provisions contained in the certificate of incorporation and bylaws (or other comparable organizational documents) of Printronix and its subsidiaries as of the date of the merger agreement, and will not repeal, amend or modify in any manner such provisions except as required by applicable law.

•	for six years following the effective time of the merger, (i) provide officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the effective time of the merger covering each such indemnified person currently covered by Printronix’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the merger agreement or (ii) acquire a six-year prepaid “tail” policy to Printronix’s existing directors’ and officers’ liability insurance policy (which “tail” policy shall contain the same terms and conditions as such existing policy) and maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for six years after the effective time of the merger; provided, that Pioneer shall not be required to pay an annual premium under any policy that exceeds 250% of the annual premium that Printronix paid in its last full fiscal year.

In lieu of the forgoing bullet points, prior to the effective time of the merger, at Pioneer’s sole discretion, Printronix shall purchase at or immediately prior to the effective time of the merger a six-year prepaid “tail” policy to Printronix’s current director’s and officer’s liability insurance policy (which tail policy shall contain the same terms and conditions as such existing policy) and the surviving corporation shall continue such tail policy in effect for six years after the effective of the merger, provided that in no event shall Printronix or the surviving corporation be obligated to pay an amount for such “tail policy” that in the aggregate exceeds 250% of the annual premium that Printronix paid in its last full fiscal year. In the event that the costs for either (a) the aggregate premium payable by the surviving corporation, (b) a prepaid “tail” policy purchased by the surviving corporation, or (c) a prepaid “tail” policy purchased by Printronix exceeds the applicable 250% threshold, then the surviving corporation or Printronix, if applicable, shall be obligated to obtain a policy with the greatest coverage available for a cost up to, but not exceeding, such aggregated amount.

Employee Benefits

From and after the effective time of the merger, Pioneer will, or will cause the surviving corporation to recognize the prior service with Printronix or its Subsidiaries of each employee of Printronix or its Subsidiaries as of the effective time of the merger in connection with all employee benefit plans, programs or policies of Pioneer or its affiliates in which such employees are eligible to participate following the effective time of the merger, for purposes of eligibility, and, for vacation and severance policies, levels of benefits. From and after the effective time of the merger, Pioneer will use commercially reasonable efforts, or will cause the surviving corporation to use commercially reasonable efforts, to cause any pre-existing conditions or limitations and eligibility waiting periods (to the extent that such waiting periods would be inapplicable, taking into account service with the Company) under any group health plans of Pioneer or its affiliates to be waived with respect to such employees and their eligible dependents.

Additional Covenants and Agreements

Commercially Reasonable Efforts

The merger agreement provides that Printronix and Pioneer will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement, including:

•	preparing and filing as promptly as practicable with any governmental authority or other third party documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents;

•	obtaining and maintaining all approvals, consents, registrations, permits and other authorizations and confirmations required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement (provided that neither Printronix nor Pioneer shall be obligated to enter into any settlement, undertaking, consent decree, stipulation or agreement with any governmental authority in connection with the transactions contemplated by the merger agreement); and

•	to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the merger agreement as promptly as practicable and in any event within 15 business days of the date of the merger agreement and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

Public Statements

The merger agreement provides that Printronix and Pioneer will consult with each other before issuing any press release or other public communications, holding any press conferences, conference calls, or otherwise making any public statements about the merger agreement, the merger, court process or any listing agreement with or rule of any national securities exchange or association, in which case, Pioneer and Merger Subsidiary, on the one hand, and Printronix, on the other hand, shall consult with each other to the extent reasonably practicable before issuing any such press release, making any such public statements or other public communications, or holding any such press conference or conference call, or any other transactions contemplated by the merger, except as may be required by applicable law.

Access and Investigation

Printronix has agreed in the merger agreement to (a) provide Pioneer and its representatives with reasonable access to our offices, properties, and books and records, (b) furnish Pioneer and its representatives such financial and operating data and other information as such persons may reasonably request, and (c) instruct its and its subsidiaries representatives to cooperate with Pioneer and Pioneer’s financing sources in their investigation during the period between the date of the merger agreement and the earlier of the termination of the merger agreement or completion of the merger.

Delisting and Deregistration

Each of Printronix and Pioneer agree to cooperate with the other party in taking, or causing to be taken, all actions necessary (i) to delist Printronix common stock from the NASDAQ Global Market and (ii) to terminate the registration of Printronix common stock under the Exchange Act, such delisting and termination to not be effective until or after the effective time of the merger.

Environmental Reports

Pioneer and Printronix jointly retained an environmental consultant to conduct Phase I environmental studies at certain current Printronix manufacturing facilities. Pioneer’s potential mortgage lender, also retained an environmental consultant to conduct investigations at Printronix’s Irvine, California manufacturing facility. Pioneer and Printronix shall cause the environmental consultant retained by Pioneer and Printronix (and Parent shall use its commercially reasonable efforts to cause the environmental consultant retained by the mortgage lender) to interact with and provide their analyses and assessments (including all reports) to both Printronix and Pioneer.

In the event that the environmental reports project potential costs of remediation (including fees likely to be assessed by governmental authorities), claims, violations, damages, losses or diminution of property value (excluding certain repairs to any structural damage arising out of matters disclosed to Pioneer) in the amount of $2 million or more in the aggregate with respect to the Printronix manufacturing facilities under review, Pioneer will have the option of terminating the merger agreement by delivering notice on the earlier of (i) three calendar days after receiving final copies of the environmental reports produced by the environmental consultants or (ii) October 31, 2007.

Working Capital Statements

From and after the date of the merger agreement until the effective time of the merger, as soon as reasonably practicable after the close of each fiscal month, Printronix shall deliver to Pioneer an unaudited statement (which we refer to in this proxy statement as a “Working Capital Statement”) setting forth Printronix’s working capital as of the close of business on the last day of such fiscal month. In the month in which the closing of the merger is expected to occur, Printronix shall prepare an adjusted Working Capital Statement as promptly as reasonably practicable after the close of the prior fiscal month, reflecting the working capital as adjusted to (x) subtract from working capital the amount by which the aggregate fees and expenses incurred by Printronix and its Subsidiaries in connection with the transactions contemplated by the merger agreement (which we refer to in this proxy statement as the “Transaction Costs”), whether or not paid, exceed $2,000,000 and (y) add to working capital the amount of Transaction Costs that have been paid by Printronix and that are not included as prepaid expenses in current assets, together with supporting invoices.

Conditions to the Merger

Conditions to the Obligations of Each Party

The merger agreement provides that the obligations of Printronix, Pioneer, and Merger Subsidiary to consummate the merger are subject to the following conditions:

•	the merger agreement and the merger shall have been approved by a majority of the holders of Printronix common stock;

•	no applicable law shall prohibit consummation of the merger; and

•	any applicable waiting period under the HSR Act or under similar laws in foreign jurisdictions relating to the merger shall have expired or been terminated.

Conditions to Obligations of Pioneer and Merger Subsidiary to Complete the Merger

The merger agreement provides that the obligations of Pioneer and Merger Subsidiary to consummate the merger are subject to the following conditions:

•	we must have performed in all material respects all of our obligations under the merger agreement required to be performed by us at or prior to the closing date;

•	each of our representations and warranties contained in Sections 4.02, 4.05 and 4.14 of the merger agreement (relating to authorization to enter into the merger agreement capitalization and finder’s fees and expenses) shall be true and correct as of the date of the merger agreement and as of the closing date as if made on the closing date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date);

•	all of our other representations and warranties contained in the merger agreement (disregarding any exception relating to materiality or a material adverse effect) shall be true and correct as of the date of the merger agreement and as of the closing date as if made on the closing date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), except for such failures to be true and correct which have not had and would not have, individually or in the aggregate, a Printronix material adverse effect;

•	our Chief Executive Officer will have delivered a certificate confirming the accuracy of our representations and warranties and the performance of our obligations, as set forth above;

•	no material adverse effect with respect to Printronix shall have occurred;

•	there has not been instituted or pending any action or proceeding (or any investigation or other inquiry that could reasonably be expected to result in such action or proceeding) by any governmental authority, domestic, foreign or supranational, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the merger or seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the merger, (ii) seeking to restrain or prohibit Pioneer’s, Merger Subsidiary’s or any of Printronix’s other affiliates’ (A) ability effectively to exercise full rights of ownership of the Printronix common stock, including the right to vote any shares acquired or owned by Pioneer, Merger Subsidiary or any of Printronix’s other affiliates following the effective time of the merger on all matters properly presented to Printronix’s stockholders, or (B) ownership or operation (or that of its respective subsidiaries or affiliates) of all or any material portion of the business or assets of Printronix and its subsidiaries, taken as a whole, or of Pioneer and its subsidiaries, taken as a whole, or (iii) seeking to compel Printronix or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of Printronix and its subsidiaries, taken as a whole, or of Pioneer and its subsidiaries, taken as a whole or (iv) that otherwise would be reasonably expected to have a material adverse effect on Printronix or Pioneer;

•	there has not been any action taken, or any applicable law proposed, enacted, enforced, promulgated, issued or deemed applicable to the merger, by any governmental authority, other than the application of the waiting period provisions of the HSR Act to the merger and of laws analogous to the HSR Act existing in foreign jurisdictions, that, in the reasonable judgment of Pioneer, is likely, directly or indirectly, to result in any of the consequences referred in the paragraph above;

•	we shall have Freely Available Cash (as defined below) at least equal to $18,000,000 to contribute to the merger consideration and shall have deposited such amounts with the paying agent “Freely Available Cash” shall mean unrestricted cash on hand of Printronix held in the account set forth on Schedule A to the merger agreement less the company transaction costs and shall exclude any cash that cannot be deposited with the paying agent under applicable law (including laws relating to solvency, adequate surplus and similar capital adequacy tests) or under any contract binding upon Printronix or any of its subsidiaries or any permits affecting, or relating in any way to, their assets or business);

•	(i) if the closing date occurs (A) during Printronix’s fiscal November 2007 month, then Printronix, as of the close of its fiscal October 2007 month, will have unaudited adjusted working capital of not less than $44,650,000, which shall be reflected in the adjusted Working Capital Statement for the October fiscal month, (B) during Printronix’s fiscal December 2007 month, then Printronix, as of the close of its fiscal November 2007 month, will have unaudited adjusted working capital of not less than $45,126,000, which shall be reflected in the adjusted Working Capital Statement for the November fiscal month, (C) during Printronix’s fiscal January 2008 month, then Printronix, as of the close of its fiscal December 2007 month, will have unaudited adjusted working capital amount of not less than $48,300,000, which shall be reflected in the adjusted Working Capital Statement for the December fiscal month, (D) during Printronix’s fiscal February 2008 month, then Printronix, as of the close of its fiscal January 2008 month, will have unaudited adjusted working capital amount of not less than $48,300,000, which shall be reflected in the adjusted Working Capital Statement for the January fiscal month, (E) during Printronix’s fiscal March 2008 month, then Printronix, as of the close of its fiscal February 2008, will have unaudited adjusted working capital amount of not less than $48,300,000, which shall be reflected in the adjusted Working Capital Statement for the February fiscal month, and (F) after the close of Printronix’s fiscal March 2008 month, then Printronix, as of the close of its fiscal March 2008, will have unaudited adjusted working capital of not less than $48,300,000, which shall be reflected in the adjusted Working Capital Statement for the March fiscal month, and (ii) Pioneer shall have received a certificate signed by the Chief Financial Officer of Printronix to the foregoing effect;

•	we shall have delivered to Pioneer a certificate that we are not and have not been during the last five years a “United States real property holding corporation” within the meaning of Section 897 of the Code; and

•	the environmental reports prepared in connection with the merger agreement on certain Printronix current manufacturing facilities shall be satisfactory to Pioneer and as a result Pioneer shall not have timely delivered an environmental termination notice.

Conditions to Obligations of Printronix to Complete the Merger

The merger agreement also provides that our obligation to complete the merger is subject to the following conditions:

•	each of Pioneer and Merger Subsidiary must have performed in all material respects all of its obligations under the merger agreement;

•	each of Pioneer’s representations and warranties must be true as of the effective time as if made at and as of such time, except for such failures to be true which have not had and would not have, individually or in the aggregate, a Pioneer material adverse effect; and

•	Pioneer’s president will have delivered a certificate confirming the accuracy of Pioneer’s representations and warranties and Pioneer’s performance of its obligations, as set forth above.

The merger agreement provides that a “material adverse effect” with respect to Printronix means any state of facts, change, development, event, effect, condition, occurrence, action, or omission that, individually or in the aggregate, could reasonably be expected to result in a material adverse effect on

(i) the condition (financial or otherwise), business, assets, properties or results of operations of Printronix and its subsidiaries, taken as a whole; or

(ii) the ability of Printronix or its subsidiaries to perform its obligations under or to consummate the transactions contemplated by the merger agreement, except, in the case of clause (i), any effect resulting from or arising in connection with

(A) this announcement or pendency of the merger agreement or the transactions contemplated by it,

(B) changes, circumstances or conditions affecting the industry in which Printronix or its subsidiaries operate, to the extent they do not disproportionately affect Printronix or its subsidiaries, taken as a whole,

(C) any change in Printronix’s stock price or trading volume, in and of itself (it being understood that the underlying cause of any such change may be taken into consideration in determining whether a material adverse effect has occurred or could reasonably be expected to occur),

(D) any failure by Printronix to meet internal or third party published revenue or earnings projections, in and of itself (it being understood that the underlying cause of any such failure may be taken into consideration in determining whether a material adverse effect has occurred or could reasonably be expected to occur),

(E) changes in general U.S. or global economic, regulatory, or political conditions, to the extent they do not disproportionately affect Printronix or its subsidiaries, taken as a whole,

(F) any changes or effects arising out of or resulting from any legal claims or other proceedings made by any of Printronix’s stockholders arising out of or related to the merger agreement, the merger or any other transaction contemplated by the merger agreement, or

(G) potential costs of remediation, claims, violations, damages, losses, or diminutions of property value identified and quantified in the environmental reports with respect to Printronix’s current manufacturing facilities.

The merger agreement provides that a “material adverse effect” with respect to Pioneer means any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, could reasonably be expected to result in a material adverse effect on the ability of Pioneer to perform its obligations under or to consummate the transactions contemplated by the merger agreement.

Recommendation to Our Stockholders

We have agreed, through our Board of Directors, to recommend to its stockholders that they approve the merger agreement. However, our Board of Directors may withdraw or modify its approval of the merger agreement, the merger, or the other transactions contemplated by the merger agreement and its recommendation that our stockholders adopt the merger agreement and approve the merger if:

•	we receive a bona fide unsolicited written Acquisition Proposal that our Board of Directors determines in good faith is a Superior Proposal (see “— No Solicitation of Alternative Transactions by Printronix”);

•	Printronix, our subsidiaries and our respective representatives comply with the restrictions described in “— No Solicitation of Alternative Transactions by Printronix” in connection with such Acquisition Proposal;

•	we provide notice to Pioneer of our Board of Director’s intent to withdraw or modify its recommendation;

•	we comply with our obligations to (i) promptly notify Pioneer within 1 business day, orally and in writing, of receipt of such Acquisition Proposal, indication that a third party is considering making an Acquisition Proposal or of any request for information or for access to the business, properties, assets, books or records concerning Printronix or any of its subsidiaries, (ii) keep Pioneer reasonably informed regarding the status and material terms of such Acquisition Proposal, including any material or proposed amendments and

(iii) provide Pioneer with any non-public information concerning Printronix provided to any other party that was not previously provided to Pioneer;

•	we provide Pioneer with 48 hours prior notice of any meeting of our Board of Directors in which our Board of Directors is reasonably expected to consider any such Acquisition Proposal; and

•	our Board of Directors determines in good faith by a majority vote, after considering advice from outside legal counsel, that the failure to take such action would reasonably be expected to result in a breach of its fiduciary duties under applicable law.

The merger agreement does not prohibit our Board of Directors from taking and disclosing to our stockholders a position with respect to a tender or exchange offer by a third party pursuant to the SEC rules 14d-9 and 14e-2(a).

Termination of Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger:

(1) by mutual written consent of Printronix and Pioneer;

(2) by either Printronix or Pioneer if:

(A) the merger is not consummated by April 1, 2008 (provided that the right to terminate shall not be available to any party whose breach of any provision of the merger agreement results in the failure of the merger to be consummated by such time);

(B) Printronix’s stockholders do not approve the merger upon a vote taken at the special meeting; or

(C) any applicable law makes consummation of the merger illegal or otherwise prohibited or otherwise enjoins Printronix or Pioneer from consummating the merger and such enjoinment shall have become final and non-appealable.

(3) by Pioneer if:

(A) an Adverse Recommendation Change shall have occurred (see “— No Solicitation of Alternative Transactions by Printronix”).

(B) Printronix shall have entered into or publicly announced its intention to enter into a definitive agreement or an agreement in principle with respect to a Superior Proposal (as defined in “— No Solicitation of Alternative Transactions by Printronix”);

(C) Printronix breaches any representation, warranty, covenant or agreement under the merger agreement, , such that such breach would cause a failure to satisfy our closing conditions relating to our representations, warranties, and covenants, and such breach cannot be cured by April 1, 2008 or Printronix does not cure such breach or failure within 30 days after receipt of written notice thereof from Pioneer;

(D) After an Acquisition Proposal by a third party (as defined in “— No Solicitation of Alternative Transactions by Printronix”) has been publicly announced or received by Printronix, the Printronix Board fails to reaffirm its recommendation in favor of adoption of the merger agreement to the stockholders within 5 business days after receipt of Pioneer’s request to do so;

(E) Printronix willfully and materially breaches its obligations and covenants with respect to the special meeting, Board recommendation of the merger, filing and preparing the proxy material or its non-solicitation obligations under the merger agreement; or

(F) the environmental reports prepared pursuant to the merger agreement identify a significant environmental matter that Pioneer determines is unacceptable and timely delivers an environmental termination notice (see “— Additional Covenants and Agreements — Environmental Studies” on page [  ] for more information).

(4) by Printronix if:

(A) Printronix enters into a binding agreement with respect to a Superior Proposal (as defined in “ — No Solicitation of Alternative Transactions by Printronix”) in compliance with the non-solicitation provision of the merger agreement, and simultaneously with such termination, Printronix pays Pioneer a termination fee of $4,200,000; and (A) notifies Pioneer, in writing and at least 5 business days prior to such termination, of its intention to terminate the merger agreement and to enter into a binding written agreement concerning an Acquisition Proposal that constitutes a Superior Proposal, attaching the most current version of such agreement, and (B) Pioneer does not make, within 5 business days of receipt of such written notification, an offer that is at least as favorable to the stockholders of Printronix as such Superior Proposal, it being understood that Printronix shall not enter into any such binding agreement during such 5 business day period; it being further understood and agreed that any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of re-starting the 5 business day clock; or

(B) Pioneer or Merger Subsidiary breaches any representation, warranty, covenant or agreement under the merger agreement, such that such breach would result in a failure to satisfy the closing conditions related to Pioneer’s representations, warranties, and covenants, and such breach cannot be cured by April 1, 2008 or Pioneer does not cure such breach or failure within 30 days after receipt of written notice thereof from Printronix.

Termination Fees

Printronix must pay Pioneer a termination fee of $4,200,000 if:

(1) the merger agreement is terminated for the reasons stated in paragraph (4)(A) of “— Termination of the merger agreement” above; or

(2) the merger agreement is terminated for the reasons stated in paragraphs (3)(A), (3)(B), (3)(D) or 3(E) of “— Termination of the merger agreement” above;

(3) the merger agreement is terminated for the reasons stated in paragraphs (2)(A) or (2)(B) of “— Termination of the Merger Agreement” above but, only if and when (A) prior to the special meeting (in the case of paragraph (2)(B)) or April 1, 2008 (in the case of paragraph (2)(A), an Acquisition Proposal (as defined in “ — No Solicitation of Alternative Transactions by Printronix”) shall have been made by a third party, and (B) within 12 months following the date of such termination Printronix enters into an agreement providing for an Acquisition Proposal (as defined in “— No Solicitation of Alternative Transactions by Printronix”) which is subsequently consummated or an Acquisition Proposal (as defined in “— No Solicitation of Alternative Transactions by Printronix”) is subsequently consummated. For purposes of this paragraph, all references to “15%” in the definition of “Acquisition Proposal” shall be deemed references to 50%.

Pioneer must pay Printronix a termination fee of $5,000,000 if (such amount is guaranteed by Vector) if:

(1) the merger agreement is terminated for the reasons stated in paragraph (2)(A) of “— Termination of the Merger Agreement” (the mutual conditions and the conditions to Pioneer’s obligation to close) above if all the conditions to closing set forth in Sections 9.01 and 9.02 of the merger agreement have been satisfied by such date; or

(2) the merger agreement is terminated for the reasons stated in paragraph (4)(B) of “— Termination of the Merger Agreement” above at a time when Pioneer is not entitled to deliver a termination notice pursuant to paragraph (3)(C) of “— Termination of the Merger Agreement” above.

Amendment and Waiver of the Merger Agreement

Amendment

Any provision of the merger agreement may be amended if such amendment is executed in writing by each of Printronix, Pioneer, and Merger Subsidiary; provided, however, that after the merger agreement has been adopted by our stockholders, there shall be no amendment that shall reduce the amount or change the kind of consideration to be received in exchange for the shares of Printronix common stock without the further approval of the stockholders.

Waiver

Any provisions of the merger agreement may be waived if such waiver is executed in writing by the party against whom the waiver is to be effective.

Fees and Expenses

Whether or not the merger is completed, in general, all fees and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring those fees and expenses, provided that the parties will split fees and expenses incurred in connection with any required antitrust filing requirements. Pursuant to the merger agreement, we must pay Pioneer a termination fee if the merger agreement is terminated under specified circumstances and Pioneer must pay us a termination fee if the merger agreement is terminated under other specified conditions. See “ — Termination Fees” above.

THE VOTING AGREEMENTS

The following description summarizes the material provisions of the voting agreements and is qualified by reference to the complete text of the form of voting agreement which is attached to this proxy statement as Annex B and incorporated by reference into this proxy statement. This summary may not contain all of the information about the voting agreements that is important to you. We encourage you to read the form of voting agreement carefully and in its entirety. As an inducement to Pioneer to enter into the merger agreement, on October 1, 2007, each member of our Board of Directors, and certain of our officers, Robert A. Kleist, George L. Harwood, C. Victor Fitzsimmons, Theodore A. Chapman, Juli A. Mathews, David A. Sakai, and James B. McWilson, who hold and are entitled to vote an aggregate of approximately 24.67% of our outstanding shares of common stock (including vested options to purchase our common stock owned by our directors and officers and their respective affiliates) as of the record date, entered into a voting agreements with Pioneer .

Under the voting agreements, until the consummation of the merger or the valid termination of the merger agreement, each such director and officer agreed to cause any of his or her shares of common stock to vote or consent at any meeting of our stockholders or in any written consent of our stockholders, as applicable:

•	in favor of (i) adoption of the merger agreement, (ii) each of the actions contemplated by the merger agreement, and (ii) any proposal or action that could reasonably be expected to facilitate the merger and the other transactions contemplated by the merger agreement;

•	against any proposal or action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the merger or any of the other transactions contemplated by the merger agreement; and

•	against any Acquisition Proposal (as defined in “The Merger Agreement — No Solicitation of Alternative Transactions by Printronix”).

Pursuant to the voting agreements, each such director and officer stockholder has also agreed, among other things, not to sell, transfer, pledge or otherwise transfer securities of Printronix beneficially owned by such stockholder prior to the consummation of the merger or valid termination of the merger agreement. None of the voting stockholders have received any additional consideration with respect to the voting agreements.

To the extent that any stockholder signing a voting agreement is an officer or director of Printronix, nothing in the voting agreement will be construed as preventing or otherwise affecting any actions taken by that stockholder in his or her capacity as an officer or director of Printronix or any of its subsidiaries or from fulfilling the obligations of that office (including the performance of obligations required by the fiduciary duties of that stockholder acting solely in his or her capacity as an officer or director).

APPRAISAL RIGHTS

Under Section 262 of the DGCL, any holder of Printronix common stock who does not wish to accept the $16.00 per share merger consideration may dissent from the merger and elect to exercise appraisal rights and have the fair value of their shares of Printronix common stock judicially determined and paid in cash, together with a fair rate of interest, if any. The valuation will exclude any element of value arising from the accomplishment or expectation of the merger. Even if the merger is approved by the holders of the requisite number of shares of our common stock, you are entitled to exercise appraisal rights and obtain payment of the “fair value” for your shares, exclusive of any element of value arising from the expectation or accomplishment of the merger.

The following summary of the provisions of Section 262 of the DGCL is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, a copy of which is attached to this proxy statement as Annex D. If you wish to exercise appraisal rights or wish to preserve your right to do so, you should carefully review Section 262 of the DGCL and are urged to consult legal counsel.

All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of shares of Printronix common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of Printronix common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below and in a timely manner to perfect appraisal rights.

Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders, as in the case of the merger agreement, not less than 20 days prior to the meeting, Printronix must notify each of its stockholders that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the notice, and we attach the applicable statutory provisions to this proxy statement as Annex D.

In order to exercise your appraisal rights effectively, you must satisfy each of the following primary requirements:

•	you must hold your shares of Printronix common stock as of the date you make your demand for appraisal rights and continue to hold your shares of Printronix common stock through the effective time of the merger;

•	you must deliver to Printronix a written notice of your demand for appraisal of your shares of Printronix common stock prior to the taking of the vote at Printronix’s special meeting;

•	you must not have voted in favor of adoption of the merger agreement; if you vote by proxy and wish to exercise appraisal rights, you must vote against the adoption of the merger agreement or mark your proxy card to indicate that you abstain from voting on the adoption of the merger agreement; and

•	you must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares within 120 days after the effective time of the merger.

If you fail strictly to comply with any of the above requirements or otherwise fail strictly to comply with the requirements of Section 262 of the DGCL, you will have no appraisal rights with respect to your shares. You will receive no further notices from us regarding your appraisal rights.

Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

The address for purposes of making an appraisal demand is:

Secretary
Printronix, Inc.
14600 Myford Road
Irvine, California 92606

Only a holder of record of shares of Printronix common stock, or a person duly authorized and explicitly purporting to act on his or her behalf, is entitled to assert an appraisal right for the shares of Printronix common stock registered in his or her name. Beneficial owners who are not record holders and who wish to exercise appraisal rights are advised to consult with the appropriate record holders promptly as to the timely exercise of appraisal rights. A record holder, such as a broker, who holds shares of Printronix common stock as a nominee for others, may exercise appraisal rights with respect to the shares of Printronix common stock held for one or more beneficial owners, while not exercising such rights for other beneficial owners. In such a case, the written demand should set forth the number of shares as to which the demand is made. Where no shares of Printronix common stock are expressly mentioned, the demand will be presumed to cover all shares of Printronix common stock held in the name of such record holder.

A demand for the appraisal of shares of Printronix common stock owned of record by two or more joint holders must identify and be signed by all of the holders. A demand for appraisal signed by trustees, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary or representative capacity must so identify the persons signing the demand.

An appraisal demand may be withdrawn by a former stockholder within 60 days after the effective time of the merger by delivery of a written withdrawal to Pioneer, or thereafter only with written approval of Pioneer. Upon withdrawal of an appraisal demand, the former stockholder must accept the terms of the merger and will be entitled to receive the $16.00 cash payment per share referred to above, without interest and less any applicable withholding taxes. As used in this paragraph and throughout the remainder of this section, references to Pioneer mean the corporation that survives the merger.

Within 10 days after the completion of the merger, Pioneer must give written notice of the effective time of the merger to each of Printronix’s former stockholders who did not vote in favor of the merger agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective time of the merger, but not later, either Pioneer or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of Printronix common stock held by all stockholders demanding appraisal of their shares. Pioneer is under no obligation to, and has no present intent to, file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that Pioneer will file a petition or that it will initiate any negotiations with respect to the fair value of the shares. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. A stockholder who timely files a petition for appraisal with the Delaware Court of Chancery must serve a copy upon Pioneer, which in turn shall file a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to value have not been reached, with the Delaware Register in Chancery within 20 days of such service. If the Delaware Court of Chancery so orders, the Delaware Register in Chancery will then give notice of the time and place for the hearing of the petition by mail to both Pioneer and stockholders on the list. Such notice will also be given by one or more publications at least one week before the hearing, in a generally-circulated newspaper in City of Wilmington, Delaware, or whichever publication the Delaware Court of Chancery chooses.

Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL up to that point may receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which we have received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must mail this statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262 of the DGCL, whichever is later.

If a hearing on the petition is held, the Delaware Court of Chancery is empowered to determine which dissenting stockholders are entitled to an appraisal of their shares. The Delaware Court may require dissenting stockholders who hold stock represented by certificates to submit their certificates representing shares for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery is empowered to dismiss the proceedings as to any dissenting stockholder who does not comply with this request. Accordingly, dissenting stockholders are cautioned to retain their share certificates, pending resolution of the appraisal proceedings.

After determination of the dissenting stockholders entitled to an appraisal, the Delaware Court of Chancery will appraise the shares held by such dissenting stockholders at their fair value as of the effective time of the merger, exclusive of any value arising from accomplishment or expectation of the merger, along with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders should be aware that the fair value of their shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the $16.00 merger consideration. Stockholders should also be aware that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not opinions as to fair value under Section 262 of the DGCL.

The Delaware Court of Chancery may also, on application, (i) assess costs among the parties as the Delaware Court of Chancery deems equitable and (ii) order all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Determinations by the Delaware courts are subject to appellate review by the Delaware Supreme Court.

The Delaware Court of Chancery will direct payment of the fair value and interest, if any, by Pioneer to the stockholders entitled thereto. Payments will be made to stockholders in the case of holders of uncertificated stock, and in the case of holders of shares represented by certificates upon the surrender of such certificates to us.

No appraisal proceedings in the Delaware Court of Chancery shall be dismissed as to any dissenting stockholder without the approval of the Delaware Court of Chancery, and this approval may be conditioned upon terms which the Delaware Court of Chancery deems just.

From and after the effective time of the merger, former holders of Printronix common stock, whether or not they have demanded appraisal rights, are not entitled to vote their shares for any purpose and are not entitled to receive payment of dividends or other distributions on the shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger).

Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of appraisal rights, in which event you will be entitled to receive the consideration with respect to your dissenting shares in accordance with the merger agreement.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is certain information as of November 9, 2007 regarding the beneficial ownership of our common stock by:

•	any person (or group of affiliated persons) who was known by us to own more than 5% of our voting securities;

•	each of our directors;

•	each of our named executive officers; and

•	all current directors and named executive officers as a group.

Applicable percentage ownership in the following table is based on 6,683,507 shares of our common stock and those vested options by each beneficial owner to acquire shares of our common stock outstanding as of [          ], 2007. Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

	Number of Shares of	Percentage of
	Common Stock	Common Stock
Name and Address of Beneficial Owner(1)	Beneficially Owned(2)	Beneficially Owned
5% Stockholders:
Robert A. Kleist(3)(6)	1,172,072	17.50%
Rutabaga Capital Management, LLC(4)	653,411	9.78%
Royce & Associates, LLC(4)	490,481	7.34%
Dimensional Fund Advisors Inc.(4)(5)	465,548	6.97%
AWM Investment Company, Inc.(4)	452,486	6.77%
Directors and Named Executive Officers:
John R. Dougery(7)	84,691	1.27%
Erwin A. Kelen(8)	40,863	*
Chris Whitney Halliwell(9)	7,024	*
Charles E. Turnbull(10)	6,000	*
George L. Harwood(11)	100,014	1.49%
C. Victor Fitzsimmons(12)	100,686	1.50%
Theodore A. Chapman(13)	64,115	*
James B. McWilson(14)	39,100	*
Juli A. Mathews(15)	48,609	*
David A. Sakai(16)	25,000	*
All executive officers and directors as a group(17)	1,688,174	24.67%

*	Designates beneficial ownership of less than 1%.

(1)	Unless otherwise indicated, the business address of each holder is: c/o Printronix, Inc., 14600 Myford Road, Irvine, California, 92606.

(2)	Except as otherwise noted, the beneficial owners enjoy sole voting and investment powers with respect to the shares indicated, subject to community property laws where applicable. Includes shares which the party or group has the right to acquire by the exercise of stock options which are currently exercisable. There are no options which will become exercisable within 60 days after June 25, 2007 because the exercise dates of all outstanding stock options were accelerated making such options currently exercisable, as reported in the Company’s Forms 8-K filed with the Securities and Exchange Commission on December 8, 2005 and March 28, 2006.

(3)	Mr. Kleist is also a director and an executive officer of the Company.

(4)	Pursuant to Form SC 13G/A Statement of Acquisition of Beneficial Ownership by Individuals for quarter ended March 30, 2007, filed with the Securities and Exchange Commission.

(5)	Based on a Schedule 13G/A filed with the SEC on February 9, 2007, Dimensional Fund Advisors L.P. (“Dimensional”), is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported here are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. Dimensional’s principal business address is 1299 Ocean Way, Santa Monica, CA 90401.

(6)	Includes 15,600 shares issuable pursuant to options exercisable within 60 days of October 1, 2007.

(7)	Includes 8,024 shares issuable pursuant to options exercisable within 60 days of October 1, 2007.

(8)	Includes 12,050 shares issuable pursuant to options exercisable within 60 days of October 1, 2007.

(9)	Includes 7,024 shares issuable pursuant to options exercisable within 60 days of October 1, 2007.

(10)	Includes 6,000 shares issuable pursuant to options exercisable within 60 days of October 1, 2007.

(11)	Includes 31,250 shares issuable pursuant to options exercisable within 60 days of October 1, 2007.

(12)	Includes 31,250 shares issuable pursuant to options exercisable within 60 days of October 1, 2007.

(13)	Includes 24,115 shares issuable pursuant to options exercisable within 60 days of October 1, 2007.

(14)	Includes 7,500 shares issuable pursuant to exercisable options, and does not include an additional 2,500 options which expired unexercised on November 4, 2007 and for which Printronix compensated with a cash payment equal to what he would have received at the effective time had the options not expired. The remaining 7,500 options exercisable within 60 days of October 1, 2007 will not be exercised at the effective time because the exercise price of each of those options is above $16.00.

(15)	Includes 15,400 shares issuable pursuant to options exercisable within 60 days of October 1, 2007.

(16)	Does not include 8,500 options that expired unexercised in July 2007.

(17)	Includes: John R. Dougery, Erwin A. Kelen, Chris Whitney Halliwell, Charles E. Turnbull, Robert A Kleist, George L. Harwood, C. Victor Fitzsimmons, Theodore A. Chapman, and James B. McWilson, Julie A. Mathews, and Davis Sakai.

MARKET PRICES AND DIVIDEND INFORMATION

Our common stock has been quoted on The NASDAQ Global Market or its predecessor under the symbol “PTNX” since March 26, 1990. The following table sets forth the high and low sales prices for our common stock for the last two years of public trading, as reported on The NASDAQ Global Market or its predecessor.

Quarter Ended	High	Low

September 30, 2005	$18.00	$15.50
December 30, 2005	$16.35	$14.11
March 31, 2006	$16.40	$13.35
June 30, 2006	$16.36	$13.40
September 29, 2006	$13.66	$12.98
December 29, 2006	$13.15	$12.02
March 30, 2007	$14.34	$11.83
June 29, 2007	$14.91	$11.02
September 28, 2007	$14.08	$12.51
December 28, 2007 (through [ ], 2007)	$15.56	$13.36

On October 1, 2007, the last full trading day prior to the public announcement of the merger agreement, the closing sale price of our common stock as reported on The NASDAQ Global Market was $13.52. On [          ], the last full trading day prior to the date of this proxy statement, the closing price of our common stock as reported on The NASDAQ Global Market was $[     ].

Stockholders are encouraged to obtain current market quotations for our common stock.

Following the merger, there will be no further market for shares of our common stock and our shares of common stock will be delisted from The NASDAQ Global Market and deregistered under the Securities and Exchange Act of 1934.

We have paid a quarterly cash dividend on our common stock since January 31, 2005. The merger agreement provides that we may not pay any cash dividends during the pre closing period without prior written consent of Pioneer. Thus, we currently anticipate that we will retain earnings, if any, to support operations and to finance the growth and development of our business and do not anticipate paying cash dividends in the foreseeable future.

However, should the merger not occur, we anticipate returning to our previous dividend payment schedule, as long as our business and the market supports such payments.

PROPOSAL 2 — ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

If we fail to receive a sufficient number of votes to adopt the merger agreement, we may propose to adjourn or postpone the special meeting for the purpose of soliciting additional proxies to adopt the merger agreement. We currently do not intend to propose adjournment or postponement of our special meeting if there are sufficient votes to adopt the merger agreement. Approval of the proposal to adjourn or postpone our special meeting for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the votes cast at the special meeting by holders of shares of our common stock present or represented by proxy and voting on the proposal.

Our Board of Directors recommends that you vote “For” the proposal to adjourn or postpone the special meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

OTHER MATTERS

Our Board of Directors currently knows of no other business that will be presented for consideration at the special meeting. Nevertheless, should any business other than that set forth in the notice of special meeting of stockholders properly come before the meeting, the enclosed proxy confers discretionary authority to vote with respect to such matters, including matters that our Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented at the meeting. If any of these matters are presented at the meeting, then the proxy agents named in the enclosed proxy card will vote in accordance with their judgment.

FORWARD LOOKING STATEMENTS

Certain statements in this proxy statement, and the documents to which we refer you in this proxy statement, that are not historical fact constitute “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to us. All statements regarding future events, our future financial performance and results of operations, our business strategy, our financing plans, our ability to complete the merger and the anticipated benefits of the merger are forward-looking statements. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning or conditional verbs such as “will,” “should,” “could,” or “may.”

These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Our actual results may differ materially from those anticipated in these forward-looking statements. In evaluating these forward-looking statements, you should specifically consider certain risks and uncertainties. Those risks include without limitation:

•	the satisfaction of the conditions to consummate the merger, including the adoption of the merger agreement by our stockholders;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay a $4.2 million termination fee to Pioneer or Pioneer to pay a $5 million termination fee to us;

•	the effect of the announcement of the merger on our customer and vendor relationships, including the reseller channel, operating results and business generally;

•	the risk that the merger may not be completed in a timely manner or at all, which may adversely affect our business and the price of a share of our common stock;

•	the potential adverse effect on our business and operations because of certain covenants we agreed to in the merger agreement;

•	increases in operating costs resulting from the expenses related to the proposed merger;

•	our inability to retain and, if necessary, attract key employees, particularly in light of the proposed merger;

•	the risk that we may be subject to litigation in connection with the proposed merger;

•	risks related to diverting management’s attention from ongoing business operations; and

•	other risks detailed in our current filings with the SEC, including “Item 1A. Risk and Uncertainties” in our Annual Report on Form 10-K for our fiscal year ended March 30, 2007. Copies of reports Printronix filed with the SEC are posted on our website and are available from Printronix without charge. See “Where You Can Find More Information.”

We believe that the assumptions on which our forward-looking statements are based are reasonable. However, we cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date of this proxy statement or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, we do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

STOCKHOLDER PROPOSALS

If the merger is consummated, there will be no public stockholders of Printronix and no public participation in any future meetings of stockholders of Printronix. If the merger is not consummated, however, Printronix will hold its 2008 annual meeting of stockholders. If such meeting is held, stockholder proposals that are intended to be included in Printronix’s 2008 annual proxy statement for presentation at Printronix’s 2008 annual meeting of stockholders should be sent to Printronix no later than March 21, 2008 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders that intend to present a proposal that will not be included in the proxy statement and form of proxy must give notice of the proposal to Printronix no fewer than 60 days or more than 90 days prior to the date of the 2008 annual meeting.

Even if Printronix receives a proposal from a qualified stockholder in a timely manner, it will not guarantee that proposal’s inclusion in Printronix’s proxy materials or its presentation at the 2008 annual meeting because there are other requirements in the proxy rules that a proposal must meet in order to be included and presented.

Under Rule 14a-4 promulgated under the Securities and Exchange Act of 1934, as amended, we will be allowed to use our discretionary voting authority under proxies solicited by us to vote on any proposal that is raised at the 2008 annual meeting, without any discussion of the matter in the proxy statement. Since we did not receive any stockholder proposals for our 2007 Annual Meeting before March 21, 2007, we will be able to use our discretionary voting authority at the 2008 Annual Meeting.

HOUSEHOLDING OF PROXY MATERIAL

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Each stockholder who participates in householding will continue to receive a separate proxy card.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, and direct a written request to Investor Relations, Printronix, Inc., 14600 Myford Road, Irvine, California, 92606, or contact Investor Relations at (800) 665-6210 (US). If any stockholders in your household wish to receive a separate copy of this proxy statement, they may call, write, or send an e-mail to Investor Relations at info@printronix.com, and we will provide such additional copies. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC. Our SEC filings are also available at the office of the NASDAQ Global Market. For further information on obtaining copies of our public filings at the NASDAQ Global Market, you should call (212) 656-5060.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

Our stockholders should not send in their Printronix stock certificates until they receive the transmittal materials from the payment agent. Our stockholders of record who have further questions about their share certificates or the exchange of our common stock for cash should contact the payment agent.

Stockholders should not rely on information other than that contained in this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated [          ], 2007. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date (or any earlier date if so indicated in this proxy statement), and the mailing of this proxy statement will not create any implication to the contrary.

If you have questions about the special meeting or the merger after reading this proxy, or if you would like additional copies of this proxy statement or the proxy card, you should contact Printronix, Inc., 14600 Myford Road, Irvine, California, 92606, Attention: Secretary. You may also call our proxy solicitor, the Altman Group toll free at toll free at (866) 822-1241 (bankers and brokers may call (201) 806-7300.

Whether or not you intend to be present at the special meeting, we urge you to submit your signed proxy promptly.

ANNEX A

MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER
dated as of
October 1, 2007
among
Printronix, Inc.,
Pioneer Holding Corp.
and
Pioneer Sub Corp.

A-i

A-ii

EXHIBIT
EXHIBIT A — Form of Voting Agreement
EXHIBIT B — Certificate of Incorporation of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of October 1, 2007 among Printronix, Inc., a Delaware corporation (the “Company”), Pioneer Holding Corp., a Delaware corporation (“Parent”), and Pioneer Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”).

WHEREAS, the respective boards of directors of the Company, Parent and Merger Sub have approved and adopted this Agreement and the transactions contemplated hereby and deem them to be advisable and in the best interest of their respective stockholders;

WHEREAS, the Special Committee of the Company (as defined herein) has approved this Agreement and the transactions contemplated hereby and deem them to be advisable and in the best interest of the Company’s stockholders;

WHEREAS, immediately prior to the Effective Time, certain member of the Company’s management (the “Continuing Stockholders”) will contribute shares of the Company’s common stock owned by them (the “Contributed Stock”) to Parent in exchange for shares of capital stock of Parent;

WHEREAS, concurrently with the execution and delivery of this Agreement, each of the directors, in their capacity as stockholders, and executive officers of the Company have entered into voting agreements in the form attached as Exhibit A hereto (the “Voting Agreements”); and

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, Vector Capital Partners IV, L.P. (the “Guarantor”) has entered into a limited guarantee (the “Limited Guarantee”) in the form of Annex A hereto in favor of the Company pursuant to which Guarantor has, among other matters, and subject to the terms thereof, guaranteed certain obligations of Parent and Merger Sub in connection with this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties and covenants in this Agreement, and intending to be legally bound hereby, Parent, the Company and Merger Sub hereby agree as follows:

The parties hereto agree as follows:

Article 1

DEFINITIONS

Section 1.01  Definitions.  (a) As used herein, the following terms have the following meanings:

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry from a Third Party relating to, or that could reasonably be expected to lead to, or any Third Party indication of interest in, (A) any acquisition or purchase, direct or indirect, in one or a series of transactions, of assets or businesses that constitute 15% or more of the consolidated revenue, net income, EBITDA or assets of the Company and its Subsidiaries or over 15% of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the consolidated revenue, net income, EBITDA or assets of the Company and its Subsidiaries, (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in a Third Party beneficially owning 15% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the consolidated revenue, net income, EBITDA or assets of the Company and its Subsidiaries, or (C) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution, joint venture, license agreement or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the consolidated revenue, net income, EBITDA or assets of the Company and its Subsidiaries.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

“Applicable Law” means, with respect to any Person, any civil and criminal, foreign, international, European Union, provincial, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling, writ or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or San Francisco, California are authorized or required by Applicable Law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Balance Sheet” means the consolidated balance sheet of the Company as of June 29, 2007 and the footnotes thereto set forth in the Company 10-Q.

“Company Balance Sheet Date” means June 29, 2007.

“Company Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Subsidiary.

“Company IP” means all Intellectual Property Rights used in the conduct of the Company’s or its Subsidiaries’ businesses as currently conducted, or as currently contemplated to be conducted.

“Company Owned IP” means all Intellectual Property Rights owned, purported to be owed, developed or acquired by assignment, or exclusively licensed, by the Company and/or its Subsidiaries.

“Company Rights” means the Company Stock purchase rights issued pursuant to the Company Rights Agreement.

“Company Rights Agreement” means the Company’s Amended and Restated Rights Agreement dated as of April 4, 1999.

“Company Stock” means the common stock, $0.01 par value, of the Company.

“Company 10-K” means the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2007.

“Company 10-Q” means the Company’s quarterly report on Form 10-Q for the quarterly period ended June 29, 2007.

“Company Transaction Costs” means all fees and expenses incurred by the Company and its Subsidiaries in connection with the transactions contemplated by this Agreement, including without limitation amounts payable to Houlihan Lokey Howard & Zukin Capital, Inc. and Houlihan Lokey Howard & Zukin Financial Advisors, Inc., amounts payable to the Company’s outside counsel, accountants and other advisors and service providers, and amounts payable to printers in connection with the preparation, printing and mailing of the Company Proxy Statement.

“Contract” means any legally binding written or oral contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease, license, sales or purchase order, warranty, commitment or other instrument of any kind.

“Current Assets” shall have the same meaning as provided for in the Company 10-K, which includes cash and cash equivalents, short-term investments, accounts receivable net of allowances for doubtful accounts and sales returns, inventory, prepaid expenses and other current assets, and net deferred income tax assets.

“Current Liabilities” shall have the same meaning as provided for in the Company 10-K, which includes current portion of long-term debt, accounts payable, accrued liabilities, payroll and employee benefits, warranties, deferred revenue, professional fees, income taxes, and other liabilities. For the purposes of this Agreement, Current Liabilities shall exclude the Company Transaction Costs.

“Current Sites” shall mean the Company’s current manufacturing facilities in California, the Netherlands, Mexico and Singapore.

“Delaware Law” means the General Corporation Law of the State of Delaware.

“Environmental Consultants” shall mean (a) for all Current Sites other than California, ENVIRON International Corporation and (b) for the current California Company manufacturing facility, the technical consultant retained by the Potential Mortgage Lender.

“Environmental Laws” means all civil and criminal, foreign, international, European Union, provincial, federal, state and local laws (statutory, common or otherwise), constitutions, treaties, conventions, ordinances, codes, rules, regulations, orders, injunctions, judgments, decrees, rulings, writs or other similar requirements, in effect where business of the Company or its Subsidiaries currently is conducted any of which govern or relate to pollution, protection or restoration of the environment, natural resources, safety and health, releases or threatened releases of Hazardous Substances, solid or hazardous waste, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Substances and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Substances, together with any Governmental Authority interpretations of each of the foregoing, including, but not limited to (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., and any amendments thereto; (ii) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., and any amendments thereto; (iii) the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; (iv) any other similar Laws, as now in effect, relating to, or imposing liability or standards of conduct concerning, any Hazardous Materials or dangerous waste, substance or material; and (v) any Laws relating to the protection of human health and occupational safety for employees and others in the workplace.

“Environmental Permits” means all Permits relating to or required by Environmental Laws and affecting, or relating to, the business of the Company or any Subsidiary as currently conducted.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

“Freely Available Cash” shall mean unrestricted cash on hand of the Company held in the account set forth on Schedule A less the Company Transaction Costs. “Freely Available Cash” shall exclude any cash that cannot be deposited with the Exchange Agent pursuant to Section 2.03 under Applicable Law (including laws relating to solvency, adequate surplus and similar capital adequacy tests) or under any Contract binding upon the Company or any of its Subsidiaries or any Permits affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local, governmental authority, department, court, agency or official, including any political subdivision thereof.

“Hazardous Substance” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including any substance, waste or material regulated under any Applicable Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property Rights” means all worldwide rights in (i) inventions, whether or not patentable, (ii) patents and patent applications, (iii) trademarks, service marks, trade dress, logos, Internet domain names and trade names, whether or not registered, and all goodwill associated therewith, (iv) rights of publicity and other rights to use the names and likeness of individuals, (v) mask works, (vi) computer software, data, databases, files, and documentation and other materials related to the foregoing, (vii) trade secrets and confidential, technical and business information, (viii) any other similar type of proprietary intellectual property right, (ix) all rights to any of the foregoing provided by bilateral or international treaties or conventions, (x) all other intellectual property or proprietary rights and (xi) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement or misappropriation of any of the foregoing.

“Knowledge” of any Person that is not an individual means the actual knowledge of such Person’s executive officers after reasonable inquiry.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Material Adverse Effect” means, with respect to any Person (other than Parent and Merger Subsidiary), any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, could reasonably be expected to result in a material adverse effect on (i) the condition (financial or otherwise), business, assets, properties or results of operations of such Person and its Subsidiaries, taken as a whole, or (ii) the ability of such Person to perform its obligations under or to consummate the transactions contemplated by this Agreement, except, in the case of clause (i), any effect resulting from or arising in connection with (A) this announcement or pendency of this Agreement or the transactions contemplated hereby, (B) changes, circumstances or conditions affecting the industry in which the Company and its Subsidiaries operate, to the extent they do not disproportionately affect the Company or its Subsidiaries, taken as a whole, (C) any change in the Company’s stock price or trading volume, in and of itself (it being understood that the underlying cause of any such change may be taken into consideration in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur), (D) any failure by the Company to meet internal or third party published revenue or earnings projections, in and of itself (it being understood that the underlying cause of any such failure may be taken into consideration in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur), (E) changes in general U.S. or global economic, regulatory or political conditions, to the extent they do not disproportionately affect the Company or its Subsidiaries, taken as a whole, (F) any changes or effects arising out of or resulting from any legal claims or other proceedings made by any of the Company’s stockholders arising out of or related to this Agreement, the Merger or any other transaction contemplated hereby, or (G) potential costs of remediation, claims, violations, damages, losses or diminutions of property value identified and quantified in the Environmental Reports with respect to the Current Sites.

“1933 Act” means the Securities Act of 1933.

“1934 Act” means the Securities Exchange Act of 1934.

“Parent Material Adverse Effect” means, with respect to the Parent, any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, could reasonably be expected to result in a material adverse effect on the ability of Parent to perform its obligations under or to consummate the transactions contemplated by this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permit” means any permit, license, franchise, certificate, consent, approval and other similar authorization of any Governmental Authority.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Potential Mortgage Lender” shall mean Wells Fargo or any other bank that may provide mortgage financing to Parent.

“Public Software” means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software or open source software (e.g., Linux), including software licensed or distributed under any of the following licenses or distribution models: (A) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (B) the Artistic License (e.g., PERL), (C) the Mozilla Public License, (D) the Netscape Public License, (E) the Sun Community Source License (SCSL), (F) the Sun Industry Standards License (SISL), (G) the BSD License, and (H) the Apache License.

“Registered IP” means all U.S., international and foreign (i) patents and patent applications (including provisional applications and design patents and applications) and all reissues, divisions, divisionals, renewals, extensions, counterparts, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority thereto or serving as a basis for priority thereof, (ii) registered trademarks, service marks, applications to register trademarks, applications to register service marks, intent-to-use applications, or other registrations or applications related to trademarks, (iii) registered copyrights and applications for copyright registration, (iv) domain name registrations and Internet number assignments; and (v) other Intellectual Property Rights that are the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Authority, in the case of each of clauses (i)-(v) above, owned by, under obligation of assignment to, or filed in the name of, the Company or any of its Subsidiaries.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

“Working Capital” means Current Assets less Current Liabilities.

(a) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

1994 Plan	4.05
2005 Plan	4.05
Additional Report Notice	8.09
Adverse Recommendation Change	6.03
Agreement	Preamble
Certificates	2.03
Company	Preamble
Company Board Recommendation	4.02
Company Cash Deposit	2.03
Company Payment Event	11.04
Company Proxy Materials	4.09
Company Proxy Statement	4.09
Company SEC Documents	4.07
Company Securities	4.05
Company Stockholder Approval	4.02
Company Stockholder Meeting	6.02
Company Stock Option	2.05
Company Stock Option Plans	4.05
Company Subsidiary Securities	4.06
Confidentiality Agreement	6.03
Continuing Stockholders	Preamble
Contributed Stock	Preamble
Current Sites	8.09
Debt Commitment Letter	5.06
Debt Financing	5.06
Effective Time	2.01

Term	Section

Employee Plans	4.17
End Date	10.01
Environmental Reports	8.09
Equity Commitment Letter	5.06
Exchange Agent	2.03
FASB	6.01
Financing	5.06
Financing Commitments	5.06
Guarantor	Recitals
Indebtedness	4.05
Indemnified Person	7.04
internal controls	4.07
Leased Real Property	4.23
Limited Guarantee	Recitals
Major Supplier	4.19
Major Supplier	4.19
Material Contract	4.19
Merger	2.01
Merger Consideration	2.02
Merger Subsidiary	Preamble
Multiemployer Plan	4.17
Necessary IP Rights	4.21
New Financing Commitments	7.06
Notice Date	8.09
Owned Real Property	4.23
Parent	Preamble
Parent Environmental Termination Notice	8.09
Parent Parties	11.04(d)
Parent Payment Event	11.04
Parent Termination Fee	11.04
Phase I Environmental Site Assessment	8.09
Proceedings	4.13
Qualified Plan	4.17
Significant Environmental Matter	8.09
Special Committee	4.02
Solvency Opinion	7.12
Superior Proposal	6.03
Surviving Corporation	2.01
Tax	4.16
Taxing Authority	4.16
Tax Return	4.16
Tax Sharing Agreements	4.16
Uncertificated Shares	2.03
Voting Agreements	Recitals

Article 2

THE MERGER

Section 2.01.  The Merger.  (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Subsidiary shall be merged (the “Merger”) with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”).

(b) As soon as practicable, but in no event later than three (3) Business Days following the satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 9 (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), the Company and Merger Subsidiary shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the certificate of merger). The closing of the Merger shall take place at 11:00 a.m. on the date of the Effective Time at the offices of O’Melveny & Myers LLP, 275 Battery Street, Suite 2600, San Francisco, California 94111, unless another time, date and/or place is agreed to in writing by Merger Subsidiary and the Company.

(c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

Section 2.02.  Conversion of Shares.  At the Effective Time, by virtue of the Merger and without any action on the part of any Person,

(a) except as otherwise provided in Section 2.02(b), Section 2.02(c) or Section 2.04, each share of Company Stock (including the associated Company Rights) outstanding immediately prior to the Effective Time shall be shall be converted into the right to receive an amount in cash per share, without interest, equal to $16.00 (the “Merger Consideration”);

(b) each share of Company Stock held by the Company as treasury stock or owned by Parent (including the Contributed Stock) or Merger Subsidiary immediately prior to the Effective Time shall be cancelled, and retired without payment of any consideration therefor;

(c) each share of Company Stock held by any Subsidiary of the Company immediately prior to the Effective Time shall be converted into such number of shares of stock of the Surviving Corporation such that each such Subsidiary owns the same percentage of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time; and

(d) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.03.  Surrender and Payment.  (a) Prior to the Effective Time, Parent shall appoint an agent (the “Exchange Agent”) reasonably satisfactory to the Company for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of Company Stock (the “Certificates”) or (ii) uncertificated shares of Company Stock (the “Uncertificated Shares”). Immediately prior to the Effective Time, the Company shall deposit $18 million in cash (the “Company Cash Deposit”) with the Exchange Agent. The Company Cash Deposit shall be made solely out of Freely Available Cash and shall be used solely for purposes of paying a portion of the Merger Consideration in accordance with this Article 2 and shall not be used to satisfy any other obligation of the Company or any of its Subsidiaries. At or immediately following the Effective Time, Parent shall make available to the Exchange Agent cash, for the benefit of the holders of Certificates and Uncertificated Shares, in an amount sufficient to pay all remaining aggregate Merger Consideration in excess of the Company Cash Deposit. Promptly after the Effective Time (but, subject to receipt by the Exchange Agent of the necessary stockholder records from the Company’s transfer agent, in no event more than ten (10) Business Days after the Effective Time), Parent shall send, or shall cause the Exchange Agent to send, to each holder of shares of Company Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange. The parties hereby acknowledge and agree that the ten (10)-Business Day period set forth in the previous sentence will be tolled for each Business Day the Exchange Agent has not received the necessary stockholder records from the Company’s transfer agent.

(a) Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, together with a properly completed letter of transmittal, the Merger Consideration in respect of the Company Stock represented by a Certificate or Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

(b) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(c) After the Effective Time, there shall be no further registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

(d) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of shares of Company Stock nine (9) months after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Company Stock for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Considerations in respect of such shares without any interest thereon. Notwithstanding the foregoing, neither Parent, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

(e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) to pay for shares of Company Stock for which appraisal rights have been perfected shall be returned to the Surviving Corporation upon demand.

Section 2.04.  Dissenting Shares.  Notwithstanding Section 2.03, shares of Company Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares of Company Stock in accordance with Delaware Law shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses the right to appraisal, such shares of Company Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Stock, and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

Section 2.05.  Stock Options; Restricted Stock.  (a) At or immediately prior to the Effective Time, each option to purchase shares of Company Stock outstanding under any employee stock option or compensation plan or arrangement of the Company (a “Company Stock Option”), whether or not vested or exercisable, shall be canceled, and the Company shall pay each holder of any such option at or promptly after the Effective Time for each such option, subject to applicable withholding requirements, an amount in cash determined by multiplying (i) the excess, if any, of the Merger Consideration in cash per share over the applicable exercise price of such option by (ii) the number of shares of Company Stock such holder could have purchased (assuming full vesting of all options) had such holder exercised such option in full immediately prior to the Effective Time.

(b) Prior to the Effective Time, the Company shall take such actions as may be necessary to give effect to the transactions contemplated by this Section 2.05.

(c) Immediately prior to the Effective Time, each share of restricted Company Stock that is outstanding shall become fully vested and not subject to any rights of repurchase or forfeiture provisions, and the holders of such outstanding restricted stock awards shall be treated as Persons holding shares of the Common Stock of the Company under this Agreement.

Section 2.06.  Adjustments.  If, during the period between the date of this Agreement and the Effective Time, there is any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period relating to the Company Stock, but excluding any change that results from any exercise of options to purchase shares of Company Stock granted under the Company’s stock option or compensation plans or arrangements, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

Section 2.07.  Withholding Rights.  Each of the Surviving Corporation, Parent and any other Person required to withhold with respect to any payment made under this Agreement shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts that it is required to withhold and properly remit such amounts to the appropriate Tax Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

Section 2.08.  Lost Certificates.  If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, defaced or destroyed and the posting by such Person of a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article 2.

Article 3

THE SURVIVING CORPORATION

Section 3.01.  Certificate of Incorporation.  The certificate of incorporation of the Surviving Corporation shall be as set forth on Exhibit B hereto until amended in accordance with Applicable Law.

Section 3.02.  Bylaws.  The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.

Section 3.03.  Directors and Officers.  From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

Article 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to such exceptions disclosed in the Company Disclosure Schedule (it being expressly understood and agreed that the disclosure of any fact or item in any Section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties of the Company that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties of such Company that is contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties is readily apparent to a reasonable person who has read that reference and such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed, the Company represents and warrants to Parent that:

Section 4.01.  Corporate Existence and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material Permits required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore delivered to Parent true and complete copies of the certificate of incorporation and bylaws of the Company and each of its Subsidiaries as currently in effect. The Company has heretofore delivered to Parent true and complete copies of the minutes (or, in the case of draft minutes, the most recent versions thereof) of the meetings of the stockholders, the Board of Directors and any committees of the Board of Directors of the Company and each of its Subsidiaries since January 1, 2005.

Section 4.02.  Corporate Authorization.  (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and, except for the required approval of the Company’s stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Stock is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Merger (the “Company Stockholder Approval”). This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws or by general principles of equity.

At a meeting duly called and held, the Company’s Board of Directors, acting upon the favorable recommendation of a special committee of the Board of Directors, which is comprised entirely of disinterested, independent directors (the “Special Committee”), has unanimously (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company’s stockholders (other than the Continuing Stockholders and their Affiliates), (ii) declared this Agreement and the transactions contemplated hereby advisable, (iii) approved and adopted this Agreement and the transactions contemplated hereby, (iv) resolved (subject to Section 6.03) to recommend adoption of this Agreement by its stockholders (such recommendation, the “Company Board Recommendation”), and (v) taken all action necessary to render inapplicable to this Agreement, the Merger, the Voting Agreements and the other transactions contemplated hereby and thereby the restrictions on “business combinations” (as defined in Section 203 of Delaware Law) set forth in Section 203 of Delaware Law.

Section 4.03.  Governmental Authorization.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and of laws analogous to the HSR Act existing in foreign jurisdictions, (iii) compliance with any applicable requirements of the 1934 Act, and any other applicable U.S. state or federal securities laws, and (iv) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 4.04.  Non-contravention.  Except as set forth in Section 4.04 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) require any consent or other action by any Person under, contravene, conflict with, violate, breach or constitute a default under, or an event that, with or without notice or lapse of time or both, would constitute a violation, breach or default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under (A) any provision of the certificate of incorporation or bylaws of the Company or similar organizational documents of any of its Subsidiaries, (B) assuming compliance with the matters referred to in Section 4.03, any provision of any Applicable Law, (C) any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any Permit affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (ii) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses (i)(B), (i)(C) and (ii), as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 4.05.  Capitalization.  (a) The authorized capital stock of the Company consists of 30,000,000 shares of Company Stock. As of the date of this Agreement, there were outstanding 6,675,457 shares of Company Stock (of which 284,400 are shares of Restricted Stock), Company Stock Options to purchase an aggregate of 314,975 shares of Company Stock under the Company’s 1994 Stock Incentive Plan (the “1994 Plan”) (of which options to purchase an aggregate of all such shares of Company Stock were exercisable), Company Stock Options to purchase an aggregate of 7,500 shares of Company Stock under the Company’s 2005 Stock Option Plan (the “2005 Plan” and, together with the 1994 Plan, the “Company Stock Plans”) (of which options to purchase an aggregate of all such shares of Company Stock were exercisable) and no options to purchase Company Stock granted outside the Company Stock Plans. The Company has no shares of Company Stock reserved for future issuance under the 1994 Plan and 591,500 shares of Company Stock reserved for future issuance under the 2005 Plan. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth on Section 4.05(a)(i) of the Company Disclosure Schedule, no Company Subsidiary or Affiliate owns any shares of capital stock of the Company. Section 4.05(a)(ii) of the Company Disclosure Schedule contains a complete and correct list of each outstanding Company Stock Option, including the holder, date of grant, exercise price, expiration date, number of shares of Company Stock subject thereto and an indication of whether the holder is an employee of the Company. The Company has provided to Parent copies of the forms of all grant agreements pursuant to which any Company Stock Option was granted. Section 4.05(a)(iii) of the Company Disclosure Schedule contains a complete and correct list of each outstanding share of Restricted Stock, including the holder, date of grant, vesting schedule and number of shares of Restricted Stock. The Company has provided to Parent copies of the forms of all grant agreements pursuant to which any Restricted Stock was issued. All Company Stock Options and shares of Restricted Stock may, by their terms, be treated in accordance with 2.05. All Company Stock Options and any other Company Securities, in each case whether currently outstanding or previously issued under the Company Stock Plans or any similar equity plan previously in existence, were granted with an exercise price or strike price not less than the fair market value of the Company Stock on the grant date and were granted in material compliance with the applicable equity plan and the rule of the Nasdaq Global Market or other securities exchange on the Company Common Stock was traded on the grant date.

(b) Except as set forth in this Section 4.05, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (iv) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company (the items in clauses (i)-(iv) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to issue, deliver, sell, repurchase, redeem or otherwise acquire any of the Company Securities.

Neither the Company nor any of its Subsidiaries is a party to any voting agreements with respect to any Company Securities and, to the knowledge of the Company, as of the date of this Agreement (other than pursuant to the Voting Agreements) there are no irrevocable proxies and no voting agreements with respect to any Company Securities.

(c) Except as set forth in Section 4.05(c) of the Company Disclosure Schedule, no Company Securities are owned by any Subsidiary of the Company.

(d) Except as set forth in Section 4.05(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any (A) indebtedness for borrowed money, (B) indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, (C) accounts payable to trade creditors and accrued expenses not arising in the ordinary course of business, (D) amounts owing as deferred purchase price for the purchase of any property, (E) capital leases or (F) guarantees with respect to any indebtedness or obligation of a type described in clauses (A) through (E) above of any other person (collectively, “Indebtedness”). There are no bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries or any other securities (other than shares of Company Stock), instruments or obligations of the Company or any of its Subsidiaries, in each case, which has or which by its terms may have at any time (whether actual or contingent) the right to vote (or which is convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its Subsidiaries may vote.

Section 4.06.  Subsidiaries.  (a) Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material Permits required to carry on its business as now conducted. Each such Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the Company. All material Subsidiaries of the Company and their respective jurisdictions of incorporation are identified in Section 4.06(a) of the Company Disclosure Schedule.

(b) Except as set forth in Section 4.06(b) of the Company Disclosure Schedule, all of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company, (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of the Company or (iii) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (i)-(iii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to issue, deliver, sell, repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreements with respect to any Company Subsidiary Securities and, as of the date of this Agreement there are no irrevocable proxies and no voting agreements with respect to any Company Subsidiary Securities.

(c) Except as set forth in Section 4.06(c) of the Company Disclosure Schedule, except for the Company Subsidiary Securities, the Company does not own, directly or indirectly, any capital stock of, or other equity, ownership, profit, voting or other interests in, or any interest convertible, exchangeable or exercisable for, any equity, profit, voting or similar interest in, any Person.

Section 4.07.  SEC Filings and the Sarbanes-Oxley Act.  (a) The Company has delivered or made available to Parent, or the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC contains in a publicly available format, complete and correct copies of all reports, schedules, forms, statements and other documents filed by the Company with or furnished by the Company to the SEC since January 1, 2004 (collectively, the “Company SEC Documents”). Since January 1, 2004, the Company has filed with or furnished to the SEC each report, schedule, form, statement or other document or filing required by Law to be filed or furnished at or prior to the time so required. No Subsidiary of the Company is required to file or furnish any report, schedule, form, statement or other document or filing with the SEC.

(b) As of their respective dates, each of the Company SEC Documents complied, and each such Company SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not, and each such Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company has provided to Parent copies of all comment letters received from the SEC since January 1, 2004 relating to the Company SEC Documents, and any written responses of the Company thereto. There are no outstanding or unresolved comments in any comment letters received by the Company from the SEC. As of the date of this Agreement, to the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC.

(d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not, and each such Company SEC Document that becomes effective subsequent to the date hereof will not, as of such date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder applicable to it. The Company has promptly disclosed, by filing a Form 8-K, any change in or waiver of the Company’s code of ethics, as required by Section 406(b) of the Sarbanes-Oxley Act. To the Knowledge of the Company, there have been no violations of provisions of the Company’s code of ethics.

(f) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared. Such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required under the 1934 Act.

(g) The Company and its Subsidiaries have established and maintain a system of internal control over financial reporting (as defined in Rule 13a-15 under the 1934 Act) (“internal controls”). Such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and audit committee (x) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. The Company has made available to Parent a summary of any such disclosure made by management to the Company’s auditors and audit committee since April 1, 2006.

(h) There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the 1934 Act) or director of the Company. The Company has not, since the enactment of the Sarbanes-Oxley Act, taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

Section 4.08.  Financial Statements.  The financial statements (including the notes) of the Company included in the Company SEC Documents complied, at the time the respective statements were filed, or with respect to Company SEC Document filed subsequent to the date hereof will comply, at the time the respective statements are filed, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

Section 4.09.  Disclosure Documents.  The proxy or information statement of the Company to be filed with the SEC in connection with the Merger (the “Company Proxy Statement”) and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Any other documents filed by the Company with the SEC pursuant to Regulation 14A under the 1934 Act (the “Company Proxy Materials”) will not, at the time they are filed with the SEC or otherwise disseminated to the stockholders of the Company or the public, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included in the Company Proxy Statement or Company Proxy Materials based upon information furnished to the Company in writing by Parent specifically for use therein.

Section 4.10.  Absence of Certain Changes.  (a) Except as disclosed in Section 4.10 of the Company Disclosure Schedule, since the Company Balance Sheet Date, the Company and its Subsidiaries have conducted their businesses in the ordinary course of business and in a manner consistent with past practices, and there has not been:

(b) any event, occurrence, development or state of circumstances or facts that has had or could have, individually or in the aggregate, a Material Adverse Effect on the Company;

(c) any amendment of the articles of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise) of the Company or its Subsidiaries;

(d) any splitting, combination or reclassification of any shares of capital stock of the Company or any of its Subsidiaries or declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redemption, repurchase or other acquisition or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Company Subsidiary Securities, except for regular quarterly cash dividends with customary record and payment dates on the shares of Company Stock not in excess of $0.10 per share per quarter;

(e) (i) any issuance, delivery or sale, or authorization of the issuance, delivery or sale of, any shares of any Company Securities or Company Subsidiary Securities, other than the issuance of (A) any shares of the Company Stock upon the exercise of Company Stock Options that were outstanding on the Company Balance Sheet Date in accordance with the terms of those options on the Company Balance Sheet Date and (B) any Company Subsidiary Securities to the Company or any other Subsidiary or (ii) amendment of any term of any Company Security or any Company Subsidiary Security (in each case, whether by merger, consolidation or otherwise);

(f) authorization of, or commitment to make, capital expenditures in excess of $500,000 in the aggregate;

(g) any acquisition (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, by the Company or any of its Subsidiaries of any Person or any division of any Person or any material amount of assets of in any Person;

(h) any sale, lease or other transfer, or creation or incurrence of any Lien on, any assets, securities, properties, interests or businesses of the Company or any of its Subsidiaries, other than sales of inventory in the ordinary course of business consistent with past practice;

(i) other than in connection with actions permitted by Section 4.10(d) or Section 4.10(e), the making by the Company or any of its Subsidiaries of any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practice;

(j) the creation, incurrence, assumption or sufferance to exist by the Company or any of its Subsidiaries of any indebtedness for borrowed money or guarantees thereof;

(k) the entering into of any agreement or arrangement that limits or otherwise restricts in any material respect the Company, any of its Subsidiaries or any of their respective Affiliates or any successor thereto or that could, after the Effective Time, limit or restrict in any material respect the Company, any of its Subsidiaries, the Surviving Corporation, Parent or any of their respective Affiliates, from engaging or competing in any line of business, in any location or with any Person;

(l) the entering into, amendment or modification in any material respect or termination of any Material Contract or waiver, release or assignment of any material rights, claims or benefits of the Company or any of its Subsidiaries;

(m) (i) any grant or increase of any severance or termination pay to (or amendment of any existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, (ii) any increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) the entry into any employment, deferred compensation or other similar agreement (or amendment of any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (iv) any establishment, adoption or amendment (except as required by Applicable Law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any of its Subsidiaries or (v) any material increase in compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of its Subsidiaries;

(n) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at the Company Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

(o) any change in the Company’s methods of accounting, except as required by Applicable Law or GAAP;

(p) any settlement of, or offer or proposal to settle, (i) any material litigation, investigation, arbitration, proceeding or other claim involving or against the Company or any of its Subsidiaries, (ii) any stockholder litigation or dispute against the Company or any of its officers or directors or (iii) any litigation, arbitration, proceeding or dispute that relates to the transactions contemplated hereby;

(q) any write-down by the Company or any of its Subsidiaries of any of the material assets of the Company or its Subsidiaries not in the usual course of business; or

(r) any Tax election made or changed other than in the ordinary course of business, any annual tax accounting period made or changed, any method of tax accounting adopted or changed, any Tax Returns amended materially or claims for material Tax refunds filed, any material closing agreement entered into, any material Tax claim, audit or assessment settled, or any right to claim a material Tax refund, offset or other reduction in Tax liability surrendered.

Section 4.11.  No Undisclosed Material Liabilities.  There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation, other than:

(a) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto,

(b) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the Company Balance Sheet Date which are not material in amount to the Company and its Subsidiaries taken as a whole;

(c) liabilities and obligations under this Agreement; and

(d) other liabilities or obligations which are not material in amount to the Company and its Subsidiaries taken as a whole.

Section 4.12.  Compliance with Laws; Permits.  Except as listed in Section 4.18 of the Company Disclosure Schedule, the Company and each of its Subsidiaries is, and since January 1, 2004, has been in compliance in all material respects with Applicable Law, and has not received notice of any investigation with respect to or been threatened to be charged with or given notice of any violation of any Applicable Law. The Company and each of its Subsidiaries is and, since January 1, 2004 has been in compliance in all material respects with their respective material Permits, and has not received notice of any violation related to any such Permit or any revocation or threatened revocation of any such Permit.

Section 4.13.  Litigation.  Except as listed in Section 4.13 of the Company Disclosure Schedule, there is no claim, action, suit, investigation or proceeding (“Proceedings”) pending against, or, to the Knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries or any Person for whom the Company or any Subsidiary may be liable or any of their respective properties before any court or arbitrator or before or by any Governmental Authority. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority (each, an “Order”) against the Company or any of its Subsidiaries or naming the Company or any of its Subsidiaries as a party or by which any of the employees or representatives of the Company or any of its Subsidiaries is prohibited or restricted from engaging in or otherwise conducting the business of the Company or any of its Subsidiaries as presently conducted.

Section 4.14.  Finders’ Fees; Expenses.  Except for Houlihan Lokey Howard & Zukin Capital, Inc. and Houlihan Lokey Howard & Zukin Financial Advisors, Inc., there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement. The Company has delivered to Parent a copy of any agreement pursuant to which any such fee or commission may be payable and any indemnification and other agreements related to the engagement of the persons to whom such fees are payable. Section 4.14 of the Company Disclosure Schedule sets forth the Company’s good faith estimate of the aggregate fees and expenses of any accountants, brokers, financial advisors, consultants, legal counsel or other persons retained by the Company incurred or to be incurred by the Company and its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

Section 4.15.  Opinion of Financial Advisor.  The Company has received the opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc., dated October 1, 2007, to the effect that, as of that date, the consideration to be received in the Merger by the holders of the Company Common Stock (other than the Continuing Stockholders and their Affiliates) is fair from a financial point of view to such holders.

Section 4.16.  Taxes.  (a) All Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due (including extensions) in accordance with all Applicable Laws, and all such Tax Returns are true and complete in all material respects.

(b) The Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all material Taxes shown as due and payable on the Tax Returns that have been filed and any other material Taxes that are due and payable, or, where payment is not yet due (or with respect to Taxes which are being contested in good faith), has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all material Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books.

(c) There is no claim, audit, action, suit, proceeding or investigation now pending or, to the Company’s Knowledge, threatened against or with respect to the Company or its Subsidiaries in respect of any Tax or Tax asset.

(d) During the five-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(e) The Company has provided or made available to Parent true and complete copies of all United States and California State Tax Returns filed with respect to it or its Subsidiaries, as the case may be, for taxable periods ending after December 31, 2004. The Company has provided a FIN 48 summary of all of its Tax Returns for its Subsidiaries since December 31, 2004.

(f) Neither the Company nor any of its Subsidiaries or any predecessor has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, or has made any request in writing for any such extension or waiver.

(g) Neither the Company nor any of its Subsidiaries has entered into any “reportable transaction” as such term is defined in Treasury Regulation Section 1.6011-4(b)(1) or any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2), or any other transaction requiring disclosure under analogous provisions of state, local or foreign Tax legal requirement.

(h) The Company and each of the Subsidiaries have withheld and paid all Taxes required to be withheld and paid in connection with amounts paid and owing to any employee, independent contractor, creditor, stockholder or other third party (whether domestic or foreign).

(i) Neither the Company nor any of its Subsidiaries has liability for the Taxes of any Person other than the Company and its Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign legal requirement), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

(j) There are no adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax laws) that are required to be taken into account by the Company or any of its Subsidiaries in any period ending after the Closing Date by reason of a change in method of accounting in any taxable period ending on or before the Closing Date.

(k) None of the Company or any Subsidiary has been informed by any jurisdiction that the jurisdiction believes that the Company or any Subsidiary was required to file any Tax Return or pay any tax that was not filed or was not paid.

(l) “Tax” means (i) any tax, governmental fee or other like assessment or charge (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a “Taxing Authority”) responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee, (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of the Company or any of its Subsidiaries for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amount imposed on any person of the type described in (i) or (ii) as a result of any existing express or implied agreement or arrangement (including an indemnification agreement or arrangement). “Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information. “Tax Sharing Agreements” means all existing agreements or arrangements (whether or not written) binding the Company or any of its Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any

Person’s Tax liability excluding any indemnification agreement or arrangement pertaining to the sale or lease of assets or subsidiaries).

Section 4.17.  Employee Benefit Plans.  (a) Section 4.17 of the Company Disclosure Schedule contains a complete and correct list identifying each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not such plan is subject to ERISA), each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral, formal or informal) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any Affiliate or with respect to which the Company or any of its Subsidiaries has or may in the future have any liability (collectively, the “Employee Plans”). Except as set forth on Section 4.17 of the Company Disclosure Schedule, copies of such Employee Plans (and, if applicable, any related administrative agreements, trust or funding agreements ,insurance policies, summary plan descriptions, or summaries of material modifications) and all amendments thereto and written interpretations thereof have been furnished to Parent together with the two most recent annual reports and tax returns (including all applicable schedules) prepared in connection with any such plan or trust, and all material correspondence in connection with any Employee Benefit Plan to or from any Governmental Authority within the past two years.

(b) Neither the Company nor any subsidiary or other ERISA Affiliate nor any predecessor thereof sponsors, maintains or contributes to, or has in the past sponsored, maintained or contributed to, any Employee Plan that is (i) subject to Title IV of ERISA, (ii) a defined benefit plan, (iii) a plan described in Section 413 of the Code, (iv) a plan subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, or (v) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code.

(c) Except as listed in Section 4.17(c) of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate nor any predecessor thereof contributes to, or has in the past contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA (a “Multiemployer Plan”) or any multiple employer plan.

(d) All Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code (each, a “Qualified Plan”) have received determination, opinion or advisory letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and trusts related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, or the sponsor thereof has remaining a period of time under applicable U.S. Department of the Treasury regulations or Internal Revenue Service pronouncements in which to apply for such a letter and to make any amendments necessary to obtain a favorable determination as to the qualified status of each such Qualified Plan. No such determination, opinion or advisory letter has been revoked and, to the Knowledge of the Company, revocation has not been threatened, nor has any amendment to an Employee Benefit Plan has been adopted since the date of such letter covering such Employee Benefit Plan that would adversely affect such favorable determination. No Qualified Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would reasonably be expected to adversely affect its qualification or materially increase its cost. The Company has made available to Parent copies of the most recent Internal Revenue Service determination, opinion or advisory letters, as the case may be, with respect to each Qualified Plan.

(e) Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all Applicable Laws, including ERISA and the Code. Neither the Company nor, to the Company’s Knowledge, any other Person, has engaged in any transaction or omission with respect to any Employee Benefit Plan that could subject the Company to any Tax or penalty (civil or otherwise) imposed by ERISA, the Code or other applicable legal requirements.

(f) Except as set forth in Section 4.17(f) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) entitle any employee or independent contractor of the Company or any of its Subsidiaries to severance, bonus or other pay or accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits or increase the amount payable or trigger any other material obligation pursuant to any Employee Plan. Section 4.17(f) of the Company Disclosure Schedule sets forth a complete and correct list (i) all the agreements, arrangements and other instruments which give rise to an obligation to make or set aside amounts payable to or on behalf of the officers of the Company and its Subsidiaries as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination (whether by the Company or the officer), true and complete copies of which have been previously provided to Parent and (ii) the maximum aggregate amounts so payable to each such individual as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination (whether by the Company or the officer).

(g) Except as set forth in Section 4.17(g) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement and/or subsequent employment termination (whether by the Company or the officer) whether alone or in connection with any other event, will not (i) result in a material increase in or accelerate the vesting of any of the benefits available under any Employee Benefit Plan, or (ii) result in any payment or series of payments by the Company to any employee or other Person which could constitute an “excess parachute payment” within the meaning of Section 280G of the Code or that would not be deductible on the Company’s corporate tax return under Section 162(m) of the Code.

(h) Neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or its Subsidiaries except as required to avoid excise tax under Section 4980B of the Code or similar non-U.S. law.

(i) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, an Employee Plan which would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended March 31, 2007.

(j) Except as listed in Section 4.17(j) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is or has in the past been a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other contract or understanding with a labor union or organization.

(k) All contributions and payments accrued under each Employee Plan, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending as of the date hereof, have been discharged and paid on or prior to the date hereof except to the extent reflected as a liability on the Company Balance Sheet.

(l) There is no action, suit, investigation, audit or proceeding pending against, involving or threatened against any Employee Plan.

(m) There is no outstanding loan by the Company or any Subsidiary to any employee or independent contactor.

(n) No work stoppage, slowdown, or labor strike against the Company is pending or reasonably anticipated, or, to the Company’s Knowledge, threatened with respect to the employee, (ii) the Company has no Knowledge of any activities or proceedings of any labor union to organize any employee, or of other organizational campaigns, petitions or other unionization activities; (iii) there are no actions, suits, claims, labor disputes or grievances pending, or, to the Knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any employee, including charges of unfair labor practices or discrimination complaints; and (vi) Company is currently in compliance with all Applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority.

(o) Each Employee Benefit Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code) (1) has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder to the extent such plan is subject to Section 409A of the Code, and (2) as to any such plan in existence prior to January 1, 2005 and not subject to Section 409A of the Code, has not been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004. No Company Stock Option (whether currently outstanding or previously exercised) is, has been or would be, as applicable, subject to any tax, penalty or interest under Section 409A of the Code.

(p) Except as set forth on Section 4.17(p) of the Company Disclosure Schedule, no Employee Benefit Plan is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside the United States (any such Benefit Plan, a “Foreign Benefit Plan”). With respect to any Foreign Benefit Plans, (A) all Foreign Benefit Plans have been established, maintained and administered in compliance in all material respects with their terms and all Applicable Laws of any controlling Governmental Authority, (B) all Foreign Benefit Plans that are required to be funded are fully funded, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the applicable closing financial statements, and (C) no material liability or obligation of the Company or its Subsidiaries exists with respect to such Foreign Benefit Plans that has not been disclosed on Section 4.17(p) of the Company Disclosure Schedule.

Section 4.18.  Environmental Matters.  (a) Except for matters that are disclosed in Section 4.18 of the Company Disclosure Schedule, and have been disclosed in the Company’s SEC Reports:

(i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the Knowledge of the Company, is threatened by any Governmental Authority or other Person relating to the Company or any Subsidiary and relating to or arising out of any Environmental Law, other than any of the foregoing that would not have or be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

(ii) the Company and its Subsidiaries are and have been in material compliance with all Environmental Laws and all Environmental Permits, and the Company and its Subsidiaries possess all material Environmental Permits required under applicable Environmental Laws for the conduct of their business, is in compliance in all material respects with the terms and conditions thereof and has timely applied for any renewal of the same.

(iii) there are no material liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance and any release thereof, and there is no condition, situation or set of circumstances that could reasonably be expected to result in or be the basis for any material liability or obligation.

(b) Except for what is listed in Section 4.18 of the Company Disclosure Schedule, there has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned or leased by the Company or any of its Subsidiaries that has not been delivered to Parent at least five Business Days prior to the date hereof.

(c) Neither the Company nor any of its Subsidiaries owns, leases or operates or has owned, leased or operated any real property, or conducts or has conducted any operations, in New Jersey or Connecticut.

(d) Section 4.18 of the Company Disclosure Letter sets forth a complete list of Environmental Permits required under applicable Environmental Laws for the conduct of business by the Company and its Subsidiaries.

(e) For purposes of this Section 4.18, the terms “Company” and “Subsidiaries” shall include any entity that is, in whole or in part, a predecessor of the Company or any of its Subsidiaries.

(f) Notwithstanding anything else in this Agreement to the contrary, this Section 4.18 contains the sole and exclusive representations and warranties of the Company with respect to any environmental health and safety matters, including without limitation any matters arising under any Environmental Laws.

Section 4.19.  Material Contracts.  (a) Section 19 of the Company Disclosure Schedule contains a complete and correct list as of the date of this Agreement of each of the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is legally bound:

(i) each Contract between the Company or any of its Subsidiaries and any of the 20 largest customers of the Company and any of its Subsidiaries (determined on the basis of aggregate revenues received by the

Company or any of its Subsidiaries over the four consecutive fiscal quarter period ended June 29, 2007) (each such customer, a “Major Customer”);

(ii) each Contract between the Company or any of its Subsidiaries and any of the 30 largest licensors or other suppliers to the Company and any of its Subsidiaries (determined on the basis of aggregate amounts paid by the Company or any of its Subsidiaries over the four consecutive fiscal quarter period ended June 29, 2007) (each such licensor or other supplier, a “Major Supplier”);

(iii) each Contract that contains any provisions restricting the Company or any of its Affiliates or any successor thereto (or that could, after the Effective Time, limit or restrict in any material respect the Company, any of its Subsidiaries, the Surviving Corporation, Parent or any of their respective Affiliates) from competing in any line of business or with any Person or in any area or engaging in any activity or business (including with respect to the development, manufacture, marketing or distribution of their respective products or services), or pursuant to which any benefit or right is required to be given or lost as a result of so competing or engaging, or which would have any such effect after the Closing Date;

(iv) each Contract that (A) grants any exclusive license or supply or distribution agreement or other exclusive rights or (B) contains any provision that requires the purchase of all or a given portion of the requirements of the Company or any of its Subsidiaries from a given third party, or any other similar provision;

(v) each Contract pursuant to which the Company or any of its Subsidiaries grants “most favored nation” or similar pricing or terms;

(vi) each Contract pursuant to which the Company or any of its Subsidiaries has been granted or granted any license to Intellectual Property Rights, other than nonexclusive licenses granted by the Company or any of its Subsidiaries to any customer in the ordinary course of business of the Company and its Subsidiaries consistent with past practice;

(vii) each lease or sublease of real property and each lease or sublease of personal property, in each case to which the Company or any of its Subsidiaries is party as either lessor or lessee;

(viii) each Contract relating to Indebtedness;

(ix) each Contract to which the Company or any of its Subsidiaries is party creating or granting a Lien (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices);

(x) each Contract under which the Company or any of its Subsidiaries has, directly or indirectly, made any loan, capital contribution to, or other investment in, any Person (other than the Company or any of its Subsidiaries and other than extensions of credit in the ordinary course of business consistent with past practice);

(xi) each Contract under which the Company or any of its Subsidiaries has any material obligations that have not been satisfied or performed relating to the acquisition or disposition of all or any portion of the business of the Company (whether by merger, sale of stock, sale of assets or otherwise);

(xii) each Contract under which the Company or any of its Subsidiaries has acquired or disposed of any portion of any business (whether by merger, sale of stock, sale or assets or otherwise) since January 1, 2004;

(xiii) each partnership, joint venture or other similar Contract or arrangement;

(xiv) each employee collective bargaining agreement or other Contract with any labor union and each employment Contract (other than for employment at-will or similar arrangements) that is not terminable by the Company without notice and without cost to the Company;

(xv) each Contract relating to the settlement or other resolution of any suit, claim, action, investigation or other Proceeding entered into since January 1, 2003;

(xvi) except for the Contracts disclosed above, each Contract that has aggregate future sums due to or from the Company and its Subsidiaries, taken as a whole, for the 12-month period ending on June 30, 2008, in excess of $500,000;

(xvii) except for the Contracts disclosed above, each Contract required to be filed by the Company pursuant to Item 601(b)(10) of Regulation S-K under the 1933 Act, or that is otherwise material to Company and its Subsidiaries, taken as a whole, and not entered into in the ordinary course of business consistent with past practice.

(b) Each Contract disclosed in Section 4.19 of the Company Disclosure Schedule, required to be disclosed pursuant to this Section 4.19 or which would have been required to be so disclosed pursuant to this Section 4.19 if it had existed on the date of this Agreement (each, a “Material Contract”) is in full force and effect and is a legal, valid and binding agreement of the Company or a Subsidiary, as the case may be, and, to the Knowledge of the Company of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the Knowledge of the Company against the other party or parties thereto, in each case, in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity. No notice to terminate, in whole or part, any of the same has been served (nor, to the Knowledge of the Company, has there been any indication that any such notice of termination will be served), none of the Company, any of its Subsidiaries or, to the Knowledge of the Company any other party thereto, is in default or breach in any material respect under the terms of any Material Contract, and, to the Knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder. To the Knowledge of the Company, there are no circumstances that are reasonably likely to occur that are reasonably likely to adversely affect the ability of the Company or any of its Subsidiaries to perform its material obligations under any Material Contract.

(c) Since June 29, 2007, none of the Major Customers or Major Suppliers has terminated, failed to renew or requested any material amendment to any of its Contracts or any of its existing relationships with the Company or any of its Subsidiaries.

(d) Except as set forth on Section 4.19 of the Company Disclosure Schedule, the Company has delivered to Parent complete and correct copies of each Material Contract in existence as of the date of this Agreement, as amended and supplemented.

Section 4.20.  Insurance Policies.  The Company and the Subsidiaries have obtained and maintained in full force and effect insurance in such amounts, on such terms and covering such risks as are customary for the business of the Company and its Subsidiaries. Section 4.20 of the Company Disclosure Schedule contains a description of the policies of insurance of the Company presently in force, specifying with respect to each such policy, the name of the insurer, type of coverage, term of policy, deductible amount, limits of liability and annual premium (and, if the owner of such policy is not the Company, the name of the owner of such policy). All such policies are valid, outstanding and enforceable, all premiums due and payable thereon have been paid and neither the Company nor any Subsidiary has agreed to modify or cancel any of such insurance policies nor has the Company received any notice of any actual or threatened modification or cancellation of such insurance other than in the ordinary course of business and consistent with past practice or such as is normal and customary in the Company’s industry (and, in the case of cancellation, such policy has been replaced on substantially similar terms prior to the date of such cancellation). There is no material claim pending under any such material policies as to which coverage has been questioned, denied or disputed.

Section 4.21.  Intellectual Property.  (a) The Company and its Subsidiaries own or otherwise hold the right to use all material Intellectual Property Rights necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted or as currently proposed to be conducted by the Company or any of its Subsidiaries (the “Necessary IP Rights”). The consummation of the transactions contemplated by this Agreement will not alter, restrict, encumber, impair or extinguish any Necessary IP Rights.

(b) Except as listed in Section 4.21(b) of the Company Disclosure Schedule, there are no Proceedings pending or threatened in writing, or to the Knowledge of the Company, orally (i) alleging infringement, misappropriation or any other violation of any Intellectual Property Rights of any Person by the Company or any of its Subsidiaries or

any of their respective products or services, or (ii) challenging the scope, ownership, validity, or enforceability of the Company-Owned IP or of the Company and its Subsidiaries’ rights under the Company IP. None of the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any Person.

(c) (i) The Company and its Subsidiaries hold all right, title and interest in and to the Company-Owned IP, free and clear of any Liens and (ii) there are no restrictions on the disclosure, use, license or transfer of the Company-Owned IP or material Company IP.

(d) Section 4.21(d) of the Company Disclosure Schedule contains a complete and correct list of all Registered IP. The Company and its Subsidiaries have taken all actions necessary to maintain and protect the Registered IP, including payment of applicable maintenance fees, filing of applicable statements of use, timely response to office actions and disclosure of any required information, and all assignments (and licenses where required) of the Registered IP have been duly recorded with the appropriate Governmental Authorities. The Company and each of its Subsidiaries have complied with all applicable notice and marking requirements for the Registered IP. None of the Registered IP has been adjudged invalid or unenforceable in whole or part and, to the Knowledge of the Company, all Registered IP is valid and enforceable. There are no actions that are required to be taken by the Company or any of its Subsidiaries prior to February 1, 2008 with respect to the Registered IP.

(e) Section 4.21(e) of the Company Disclosure Schedule contains (A) a complete and correct list of all licenses and other Contracts pursuant to which the Company or any Subsidiary is granted rights in any third-party Intellectual Property (x) embedded or incorporated into or distributed with any of the Company’s products, (y) used by the Company or any of its Subsidiaries in the development or support of any of the Company’s products or (z) used or held for use by the Company for any other purpose (excluding, for purposes of clause (z) only, any non-material generally available, off-the-shelf software programs licensed by the Company on standard non-negotiated terms) and (B) a summary of the Company’s and its Subsidiaries’ remaining payment and accounting obligations, if any, with respect to each of the Contracts listed thereon, excluding non-material agreements for generally available, off-the-shelf software programs licensed by the Company on standard non-negotiated terms. The Company has delivered to Parent copies of all licenses, sublicenses and other agreements identified above. The Company and its Subsidiaries are not in material breach or default under any such agreement nor has the Company or any of its Subsidiaries received in writing any claim or notice of default under any such agreement. No person other than the Company or its Subsidiaries possesses any current or contingent rights (arising from the use of Public Software or otherwise) to receive, use or otherwise exploit any source code that is part of the Company Owned IP.

(f) No software covered by or embodying any Company-Owned IP has been or is being distributed, directly or indirectly, by or on behalf of the Company or any of its Subsidiaries, in whole or in part, or was used, or is being used in conjunction with any Public Software by or on behalf of the Company or any of its Subsidiaries in a manner which would require that such software be disclosed or distributed in source code form or made available at no charge.

(g) The Company and its Subsidiaries have taken all reasonable steps to protect their rights in the Company-Owned IP and to protect any confidential information provided to them by any other Person under obligation of confidentiality. Without limitation of the foregoing, the Company and its Subsidiaries have not made any of their material trade secrets or other confidential or proprietary information available to any other Person except pursuant to written agreements requiring such Person to maintain the confidentiality of such information or materials. The Company and its Subsidiaries have and enforce a policy requiring each employee and consultant of the Company or any of its Subsidiaries to execute a proprietary rights and confidentiality agreement substantially in the form provided to Parent, and all current and former employees and consultants of the Company and its Subsidiaries with access to confidential information of the Company or its Subsidiary have executed such an agreement.

(h) The Company and its Subsidiaries have obtained from all parties (including current or former directors, officers or employees) who have created any portion of, or otherwise who would have any rights in or to, any Company-Owned IP or who developed any Intellectual Property Rights for the Company or its Subsidiaries, valid and enforceable written assignments of any such rights to the Company and its Subsidiaries and has thereby obtained ownership of, and is the exclusive owner of all such independent contractor’s or third party’s rights in such Company-Owned IP or Intellectual Property Rights. The Company has provided true and complete copies of such assignments to Parent. Neither the Company nor any of its Subsidiaries is obligated to provide any consideration (whether financial or otherwise) to any third party with respect to any exercise of rights by the Company or any of its Subsidiaries, or any successor to the Company or any of its Subsidiaries, in any Company IP.

(i) Neither the Company nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Company IP to any other Person. Other than pursuant to non-exclusive licenses granted in the ordinary course of business to customers and distributors with respect to the Company’s products as listed in Section 4.21(i) of the Company Disclosure Schedule, no third party holds any license or right to use the Company IP. The Company has delivered to Parent copies of all licenses and agreements identified above.

(j) No funding, facilities or personnel of any Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any Company-Owned IP. Neither the Company nor any Subsidiary is or has ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could compel the Company or such Subsidiary to grant or offer to any other Person any license or right to any Company-Owned IP.

(k) Neither the Company nor any of its Subsidiaries has brought any actions or lawsuits alleging (i) infringement of any of the Company-Owned IP or (ii) breach of any license, sublicense or other agreement authorizing another party to use the Company IP, and, to the Company’s Knowledge, as of the date hereof, there is no infringement of any Company-Owned IP or material breach of any license, sublicense or other agreement authorizing another party to use the Company IP. Neither the Company nor any of its Subsidiaries has entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the Company-Owned IP.

(l) Immediately following the Effective Time, the Surviving Corporation will be permitted to exercise all of the rights of the Company or any of its Subsidiaries under their respective contracts, licenses and agreements to the same extent as the Company or any of its Subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company or its Subsidiaries would otherwise be required to pay, except as a result of any agreements, contracts, licenses and agreements that Parent or the Merger Sub is subject to prior to the consummation of the transactions contemplated by this Agreement. Neither this Agreement nor the transactions contemplated hereby, will directly result in (i) Parent or Surviving Corporation granting to any third party any right to, or with respect to, any material Intellectual Property Right owned by, or licensed to, either of them, (ii) Parent or Surviving Corporation being bound by, or subject to, any non-compete or other material restriction on the operation or scope of its business, or (iii) Parent or Surviving Corporation being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Company or its Subsidiaries prior to the Effective Time, except as a result of any contracts, licenses and agreements that Parent or the Merger Sub is subject to prior to the consummation of the transactions contemplated by this Agreement.

Section 4.22.  Products.  The Company has provided to Parent complete and correct current lists of each of the products produced or sold by the Company or any of its Subsidiaries in the form of Distributor Price Lists for each applicable geographic region. Each of such products is (i) in compliance in all material respects with Applicable Law and (ii) fit for the ordinary purposes for which it is intended to be used and conforms in all material respects to any promises or affirmations of fact made on the documentation, container or label for such product or in connection with its sale. There is no design defect with respect to any of such products and each of such products contains adequate warnings, presented in a reasonably prominent manner, in accordance with Applicable Law and current industry practice with respect to its contents and use.

Section 4.23.  Properties.  (a) The Company and each of its Subsidiaries has good and marketable title to, or in the case of leased property and leased tangible assets, valid leasehold interests in, all of its material properties and material tangible assets. All such assets and properties, other than assets and properties in which the Company or any of its Subsidiaries has leasehold interests, are free and clear of all Liens.

(b) Section 4.23(b) of the Company Disclosure Schedule sets forth a complete and correct list of all real or immovable property and interests in real or immovable property owned by the Company or any of its Subsidiaries (each, an “Owned Real Property”).

(c) There are no developments affecting any Owned Real Property pending or, to the Knowledge of the Company threatened, which might materially detract from the value, materially interfere with any present or intended use or materially adversely affect the marketability of any such property or assets.

(d) To the Knowledge of the Company, each Owned Real Property has no material defects, is in good operating condition and repair and has been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), is adequate and suitable for their present uses and, in the case of plants, buildings and other structures (including the roofs thereof), are structurally sound.

(e) Each Owned Real Property currently has access to (i) public roads or valid easements over private streets or private property for such ingress to and egress from all such plants, buildings and structures and (ii) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, in each case as is necessary for the conduct of the business of the Company or any Subsidiary as heretofore conducted. To the Knowledge of the Company, none of the structures on any Owned Real Property encroaches upon real property of another Person, and no structure of any other Person substantially encroaches upon any such Owned Real Property.

(f) Each Owned Real Property, and its continued use, occupancy and operation as currently used, occupied and operated, does not constitute a nonconforming use under all applicable building, zoning, subdivision and other land use and similar Applicable Law.

(g) Section 4.23(g) of the Company Disclosure Schedule sets forth a complete and correct list of all real or immovable property and interests in real or immovable property leased by the Company or any of its Subsidiaries (each, a “Leased Real Property”).

(h) With respect to each Leased Real Property, neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted anyone the right to use or occupy such Leased Real Property or any portion thereof. The Company and each of its Subsidiaries enjoy peaceful and undisturbed possession of the Leased Real Property.

(i) The Owned Real Properties and Leased Real Properties constitute all of the real property used or held for use in connection with the businesses of the Company or any Subsidiary and are adequate to conduct such businesses as currently conducted.

Section 4.24.  Certain Business Practices.  Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries nor (to the Knowledge of the Company) any director, officer, agent or employee of the Company or any of its Subsidiaries (i) used any funds for unlawful contributions, gifts, entertainment or other expenses relating to political activity or for the business of the Company or any of its Subsidiaries or (ii) made any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Company or any of its Subsidiaries, unlawful payment from corporate funds to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, or (iii) made any other unlawful payment.

Section 4.25.  Interested Party Transactions.  Neither the Company nor any of its Subsidiaries is a party to any transaction or agreement with any Affiliate, shareholder that beneficially owns 5% or more of the Company’s outstanding common stock, or director or executive officer of the Company. No event has occurred since the date of the Company’s last proxy statement for its annual meeting of stockholders that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

Section 4.26.  Antitakeover Statutes and Rights Agreement.  (a) The Company has taken all action necessary to exempt the Merger, this Agreement, the Voting Agreements and the transactions contemplated hereby from Section 203 of Delaware Law, and, accordingly, neither such Section nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other “control share acquisition,” “fair price,” “moratorium” or other antitakeover laws enacted under U.S. state or federal laws apply to this Agreement, the Voting Agreements or any of the transactions contemplated hereby.

(b) The Company has taken all action necessary (i) to render the Company Rights inapplicable to the Merger, this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, and (ii) ensure that (A) neither Parent, Merger Subsidiary nor any of their Affiliates will become an “Acquiring Person” (as such term is defined in the Company Rights Agreement), (B) none of a “Shares Acquisition Date”, a “Distribution Date”, or a “Triggering Event” (each as defined in the Company Rights Agreement) shall occur, and (C) the Company Rights will not separate from the shares of Company Common Stock, in each case, by reason of the approval or execution of this Agreement, the announcement or consummation of the Merger, this Agreement, the Voting Agreement or the transactions contemplated hereby and thereby.

Article 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

Subject to such exceptions disclosed in the Parent Disclosure Schedule (it being expressly understood and agreed that the disclosure of any fact or item in any Section of the Parent Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties of Parent and Merger Subsidiary that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties of Parent or Merger Subsidiary that is contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent to a reasonable person who has read that reference and such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed, each of Parent and Merger Subsidiary represents and warrants to the Company that:

Section 5.01.  Corporate Existence and Power.  Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all Permits required to carry on its business as now conducted, except for those Permits the absence of which would not have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has heretofore delivered to the Company true and complete copies of the certificate of incorporation and bylaws of Parent and Merger Subsidiary as currently in effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

Section 5.02.  Corporate Authorization.  (a) The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary enforceable against them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws or by general principles of equity.

Section 5.03.  Governmental Authorization.  The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent or Merger Subsidiary is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and of laws analogous to the HSR Act existing in foreign jurisdictions, (iii) compliance with any applicable requirements of the 1934 Act and any other U.S. state or federal securities laws and (iv) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.04.  Non-contravention.  The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not require any consent or other action by any Person under, contravene, conflict with, violate, breach or constitute a default under, or an event that, with or without notice or lapse of time or both, could become a violation, breach or default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of (a) the certificate of incorporation or bylaws of Parent or Merger Subsidiary, (b) assuming compliance with the matters referred to in Section 5.03, any provisions of any Applicable Law, or (c) any agreement or other instrument binding upon Parent or any of its Subsidiaries or any Permit affecting, or relating in any way to, the assets or business of the Parent and its Subsidiaries or, except in the case each of clauses (b) and (c), as would not be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.05.  Absence Of Litigation.  As of the date of this Agreement, there is no Action pending or, to the Knowledge of Parent, threatened, against Parent or any of its Affiliates before any Governmental Authority that would or seeks to materially delay or prevent the consummation of the Merger. As of the date of this Agreement, neither Parent nor any of its Affiliates is subject to any continuing Order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of Parent, continuing investigation by, any Governmental Authority, or any Order that would or seeks to materially delay or prevent the consummation of the Merger.

Section 5.06.  Financing.  Parent has provided to the Company true, accurate and complete copies of (a) fully executed equity commitment letter, dated as of the date of this Agreement, pursuant to which the Guarantor has committed to provide or cause to be provided the cash amounts set forth therein to provide equity financing to Parent and/or Merger Subsidiary (the “Equity Commitment Letter”), and (b) a fully executed debt commitment letter, dated as of the date of this Agreement (the “Debt Commitment Letter” and together with the Equity Commitment Letter, the “Financing Commitments”) pursuant to which, and subject to the terms and conditions thereof, the lenders party thereto have committed to provide Merger Subsidiary with loans in the amounts described therein, the proceeds of which are to be used to consummate the Merger and the other transactions contemplated hereby and pay related fees and expenses (the “Debt Financing” and together with the equity financing pursuant to the Equity Commitment Letter, the “Financing”). Each of the Financing Commitments, in the form so delivered, is a legal, valid and binding obligation of Parent and/or Merger Subsidiary, as applicable, and, to Parent’s Knowledge, the other parties thereto. As of this date of this Agreement, the Financing Commitments are in full force and effect and have not been withdrawn, rescinded or terminated or otherwise amended or modified in any respect. As of the date hereof, neither Parent nor Merger Subsidiary is in default or breach under the terms of the Financing Commitments and, to the Knowledge of Parent, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any default or breach of the terms of the Financing Commitments. Parent and/or Merger Subsidiary has fully paid any and all commitment fees or other fees required by the Financing Commitments to be paid on or before the date of this Agreement. Subject to its terms and conditions, the Financing, when funded in accordance with the Financing Commitments and together with the Company Cash Deposit, will provide Parent and Merger Subsidiary with acquisition financing at the Effective Time sufficient to consummate the Merger upon the terms contemplated by this Agreement. There are no side letters or other agreements or arrangements relating to the Financing to which Parent, Merger Subsidiary or any of their Affiliates are a party containing additional conditions precedent to the Financing.

Section 5.07.  Limited Guarantee.  Concurrently with the execution of this Agreement, Parent has caused the Guarantor to deliver to the Company the executed Limited Guarantee. The Limited Guarantee is valid and in full force and effect and constitutes the valid and binding obligation of the Guarantor, enforceable in accordance with its terms.

Section 5.08.  Disclosure Documents.  None of the information provided by Parent for inclusion in the Company Proxy Statement or any amendment or supplement thereto, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time the stockholders vote on adoption of this Agreement and at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 5.09.  Antitakeover Statutes.  Neither Parent nor Merger Subsidiary is an “interested stockholder” in the Company, as such term is defined in Section 203 of the DGCL.

Article 6

COVENANTS OF THE COMPANY

The Company agrees that:

Section 6.01.  Conduct of the Company.  From the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice and, to the extent consistent therewith, (i) preserve intact its present business organization, (ii) maintain in effect all of its foreign, federal, state and local Permits, (iii) keep available the services of its directors, officers and key employees, (iv) maintain satisfactory relationships with its customers, lenders, suppliers and others having material business relationships, and (v) manage cash and working capital in the ordinary course of business consistent with past practices. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or as set forth in Section 6.01 of the Company Disclosure Schedule (with specific reference to the subsection of Section 6.01 to which the disclosure relates), the Company shall not, nor shall it permit any of its Subsidiaries to do any of the following without the prior written consent of Parent:

(a) amend its certificate of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise) or form any Subsidiary;

(b) split, combine or reclassify any shares of capital stock of the Company or any of its Subsidiaries or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company or its Subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Company Subsidiary Securities;

(c) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Company Securities or Company Subsidiary Securities, other than the issuance of (A) any shares of the Company Stock upon the exercise of Company Stock Options in the ordinary course of business consistent with past practice that are outstanding on the date of this Agreement in accordance with the terms of those options on the date of this Agreement and (B) any Company Subsidiary Securities to the Company or any other Subsidiary in the ordinary course of business consistent with past practice or (ii) amend any term of any Company Security or any Company Subsidiary Security (in each case, whether by merger, consolidation or otherwise);

(d) incur any capital expenditures or any obligations or liabilities in respect thereof, in the aggregate greater than $500,000;

(e) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, (i) any business or Person or division thereof, or (ii) any material amount of assets other than in the ordinary course of business consistent with past practice;

(f) sell, lease, license, sell and lease-back, mortgage or otherwise transfer or grant rights in, or create or incur any Lien on, any of the Company’s or its Subsidiaries’ assets, Company-Owned IP, securities, properties, interests or businesses, other than sales of inventory in the ordinary course of business consistent with past practice;

(g) other than in connection with actions permitted by Section 6.01(d) or Section 6.01(e), make any loans, advances or capital contributions to, or investments in, any other Person, other than the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice;

(h) create, incur, assume, suffer to exist or otherwise be liable with respect to any Indebtedness, or take any action that would result in any amendment, modification or change of any term of any Indebtedness of the Company or any of its Subsidiaries;

(i) (i) enter into, amend or modify in any material respect or terminate any Material Contract, (ii) waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries, or (iii) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar Contract;

(j) (i) grant or increase any severance or termination pay to (or amend any existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, other than that undertaken in the normal course of business consistent with past practices, (ii) increase benefits payable under any existing severance or termination pay policies or employment agreements, (iii) enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement) with any current director, officer or employee of the Company or any of its Subsidiaries, other than that undertaken in the normal course of business consistent with past practices, (iv) establish, adopt or amend (except as required by Applicable Law) any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any of its Subsidiaries or (v) increase compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of its Subsidiaries other than employee raises undertaken in the normal course of business consistent with past practices;

(k) write down any of its material assets or change the Company’s methods of accounting, except (i) as required by concurrent changes in GAAP (as interpreted by the Company’s independent public accountants) or Applicable Law, (ii) as required by a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board (“FASB”) or any similar organization) or (iii) as disclosed in the Company SEC Documents filed prior to the date hereof;

(l) settle, or offer or propose to settle, (i) any Proceeding or other claim involving or against the Company or any of its Subsidiaries (other than the settlement of immaterial claims in the ordinary course of business consistent with past practice which does not include any obligation to be performed by the Company or any of its Subsidiaries (other than the payment of money) after the Effective Time or the settlement of claims reserved against on the Company Balance Sheet), (ii) any stockholder litigation or dispute against the Company or any of its officers or directors or (iii) any Proceeding or dispute that relates to the transactions contemplated hereby;

(m) make or change any Tax election (other than in the ordinary course of business), change any annual tax accounting period, adopt or change any method of tax accounting (other than in the ordinary course of business), amend any Tax Returns or file claims for Tax refunds, enter into any closing agreement or other agreement with a Taxing Authority, settle any Tax claim, audit or assessment, surrender any right to claim a Tax refund, offset or other reduction in Tax liability, or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment;

(n) enter into any Contract containing any “change of control” or similar provision requiring consent or granting a termination right or acceleration of any rights in connection with transactions similar to the Merger and the transactions contemplated by this Agreement (unless such restriction expressly excludes the Merger and the transactions contemplated by this Agreement from such provision);

(o) (i) take any action that would reasonably be likely to prevent or materially delay, or omit to take any action necessary to cause, satisfaction of the conditions contained in Sections 9.01 or 9.02 or the consummation of the Merger, or (ii) take any action that would result in a Company Material Adverse Effect;

(p) change cash or working capital management, including, without limitation, accelerate the collection of receivables or defer the payment of current liabilities; or

(q) agree, resolve or commit to do any of the foregoing.

Section 6.02.  Stockholder Meeting; Proxy Material.

(a) The Company shall, as promptly as practicable following the date hereof, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) for the purpose of obtaining the Company Stockholder Approval; provided that the Company may delay the Company Stockholder Meeting to the extent (and only to the extent) the Company reasonably determines that such delay is (i) necessary to secure a quorum, or (ii) required by Applicable Law to comply with any comments made by the SEC with respect to the Proxy Statement or otherwise. The notice of such Company Stockholder Meeting shall state that a resolution to adopt this Agreement will be considered at the Company Stockholder Meeting. Subject to Section 6.03(b), the Board of Directors of the Company shall recommend to holders of the Company Stock that they adopt this Agreement, and shall include such recommendation in the Company Proxy Statement. The Company shall use its commercially reasonable efforts to satisfy the closing condition set forth in Section 9.01(a) and otherwise comply with all legal requirements applicable to the Company Stockholder Meeting.

(b) The Company shall, as promptly as practicable following the date of this Agreement, prepare and file with the SEC the Company Proxy Statement. The Company shall use its commercially reasonable efforts to cause the definitive Company Proxy Statement to be cleared by the SEC, mailed to the Company’s stockholders as promptly as practicable after such filing. Each of the Company and Parent shall furnish all information concerning such person to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Company Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Company Proxy Statement and shall provide Parent with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. Each of the Company and Parent shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Company Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Company Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) shall include in such document or response all comments reasonably proposed by Parent, and (iii) shall provide Parent and its counsel a reasonable opportunity to participate in any discussions or meetings with the SEC. If, at any time prior to the Stockholders Meeting, any information relating to the Company, Parent or any of their respective affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Company Proxy Statement, so that the Company Proxy Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by Applicable Law, disseminated to the stockholders of the Company.

Section 6.03.  No Solicitation; Other Offers.  (a) General Prohibitions. Subject to Section 6.03(b), neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal, (iii) fail to make, withdraw or modify in a manner adverse to Parent the Company Board Recommendation (or recommend an Acquisition Proposal or take any action or make any statement inconsistent with the Company Board Recommendation) (any of the foregoing in this clause (iii), an “Adverse Recommendation Change”), (iv) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, (iv) approve any transaction under, or any Third Party becoming an “interested stockholder” under, Section 203 of Delaware Law, (v) amend or grant any waiver or release or approve any transaction or redeem any Company Rights under the Company Rights Agreement, except in connection with the transactions contemplated by this Agreement, or (vi) enter into any agreement in principle, letter of intent, term sheet or other similar instrument relating to an Acquisition Proposal.

(b) Exception to Permit Discussions and Due Diligence after Receipt of Certain Proposals.  Notwithstanding the foregoing, or anything else in this Agreement, the Board of Directors or the Special Committee of the Company, directly or indirectly through advisors, agents or other intermediaries, may (i) engage in negotiations or discussions with any Third Party that, subject to the Company’s compliance with Section 6.03(a), has made a bona fide Acquisition Proposal that the Board of Directors or the Special Committee of the Company reasonably believes will lead to a Superior Proposal, (ii) thereafter furnish to such Third Party nonpublic information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement dated as of May 16, 2007 between the Company and Parent (the “Confidentiality Agreement”), (iii) following receipt of a Superior Proposal that has not been withdrawn, subject to the Company’s compliance with this Section 6.03, make an Adverse Recommendation Change and/or (iv) take any action that any court of competent jurisdiction orders the Company to take (which order shall have become final and non-appealable), but in each case referred to in the foregoing clauses (i) through (iv) only if the Board of Directors or the Special Committee of the Company determines in good faith by a majority vote, after considering advice from outside legal counsel, that the failure to take any such action would reasonably be expected to result in a breach of its fiduciary duties under Applicable Law. Nothing contained herein shall prevent the Board of Directors or the Special Committee of the Company from complying with Rule 14d-9 and Rule 14e-2(a) under the 1934 Act with regard to an Acquisition Proposal, so long as any action taken or statement made to so comply is consistent with this Section 6.03.

(c) Required Notices.  The Board of Directors or the Special Committee of the Company shall not take any of the actions referred to in clauses (i) through (iv) of the preceding subsection unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action, and the Company shall continue to advise Parent after taking such action. In addition, the Company shall notify Parent promptly (but in no event later than one (1) Business Day) after receipt by the Company (or any of its advisors) of any Acquisition Proposal, any indication that a Third Party is considering making an Acquisition Proposal or of any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that may be considering making, or has made, an Acquisition Proposal. The Company shall provide such notice orally and in writing and shall identify the Third Party making, and the terms and conditions of, any such Acquisition Proposal, indication or request. The Company shall keep Parent reasonably informed, as promptly as practicable, of the status and details of any such Acquisition Proposal, indication or request. The Company shall keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such Acquisition Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof. The Company shall provide Parent with at least forty-eight (48) hours prior notice of any meeting of the Company Board (or such lesser notice as is provided to the members of the Company Board) at which the Company Board is reasonably expected to consider any Acquisition Proposal. The Company shall promptly provide Parent with any non-public information concerning the Company provided to any Third Party that was not previously provided to Parent.

(d) Definition of Superior Proposal.  For purposes of this Agreement, “Superior Proposal” means any bona fide, unsolicited written Acquisition Proposal for seventy-five percent (75%) or more of the outstanding shares of Company Stock on terms that the Board of Directors of the Company or the Special Committee determines in good faith by a majority vote, after considering the advice of a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable and provide greater value to all the Company’s stockholders (other than the Continuing Stockholders) than as provided hereunder and for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Board of Directors of the Company.

(e) Obligation to Terminate Existing Discussions.  The Company shall, and shall cause its Subsidiaries and Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal. The Company shall promptly request that each Third Party, if any, that has executed a confidentiality agreement within the 24-month period prior to the date hereof in connection with its consideration of any Acquisition Proposal return or destroy all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries (and all analyses and other materials prepared by or on behalf of such Person that contains, reflects or analyzes that information).

Section 6.04.  Financing.  The Company shall, and shall cause its Subsidiaries to, provide such cooperation as may be reasonably requested by Parent in connection with obtaining the Financing or any alternative financing (including any alternative financing pursuant to Section 7.06), including: (i) participation in meetings, drafting sessions, and due diligence sessions, and otherwise assisting Parent in the preparation of offering materials and materials for rating agency presentations; (ii) reasonably cooperating with the marketing efforts of Parent, its Subsidiaries, and their financing sources for any of the financing, including participation in management presentation sessions, “road shows”, and sessions with rating agencies; (iii) furnishing Parent, its Subsidiaries, and their financing sources with financial and other pertinent information regarding the Company as may be reasonably requested by Parent, including all financial statements, and assisting Parent in the preparation of business projections and other financial data of the type required by Regulation S-X and Regulation S-K under the 1933 Act, and of the type and form customarily included in offering memoranda, private placement memoranda, prospectuses and similar documents; (iv) providing and executing documents as may be reasonably requested by Parent, including a certificate of the chief financial officer of the Company with respect to solvency matters and consents of accountants for use of their reports in any materials relating to the financing; (v) reasonably facilitating the pledging of collateral; and (vi) using commercially reasonable efforts to obtain accountants’ comfort letters, legal opinions, surveys and title insurance as reasonably requested by Parent.

Section 6.05.  Exemption from Liability Under Section 16.  Prior to the Closing, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of Company Stock (including derivative securities with respect to Company Stock) under such rule and resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

Article 7

COVENANTS OF PARENT

Section 7.01.  Obligations of Merger Subsidiary.  Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 7.02.  Voting of Shares.  Parent shall vote all shares of Company Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Company Stockholder Meeting.

Section 7.03.  Information For Proxy Statement.  Parent will furnish to the Company such data and information relating to it and Merger Subsidiary as the Company may reasonably request for the purpose of including such data and information in the Proxy Statement and any amendments or supplements thereto.

Section 7.04.  Director and Officer Liability.  Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

(a) After the Effective Time, the Surviving Corporation shall honor and fulfill in all respects all obligations of the Company and its Subsidiaries in respect of rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and each of its Subsidiaries (each, an “Indemnified Person”) as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements of the Company as in effect on the date of this Agreement and disclosed on Section 7.04(a) of the Company Disclosure Schedule; provided that such obligations shall be subject to any limitation imposed from time to time under Applicable Law. In furtherance and not in limitation of the foregoing, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall cause the certificate of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, advancement of expenses and exculpation that are at least as favorable as the indemnification, advancement of expenses and exculpation provisions contained in the certificate of incorporation and bylaws (or other comparable organizational documents) of the Company and its Subsidiaries as of the date hereof, and during such six-year period, such provisions shall not be repealed, amended or otherwise modified in any manner except as required by Applicable Law.

(b) For six years after the Effective Time, the Surviving Corporation shall provide officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that, in satisfying its obligation under this Section 7.04(b), the Surviving Corporation shall not be obligated to pay an aggregate premium in excess of 250% of the amount per annum the Company paid in its last full fiscal year (the “Annual Premium”), which amount is disclosed on Section 7.04(b) of the Company Disclosure Schedule. Notwithstanding the foregoing, the Surviving Corporation may acquire a six-year prepaid “tail” policy to the Company’s existing directors’ and officers’ liability insurance policy (which “tail” policy shall contain the same terms and conditions as such existing policy) and in such event, the Surviving Corporation shall maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder, in lieu of all other obligations of the Surviving Corporation under the first sentence of this 7.04(b) for a six years after the Effective Time; provided that in no event shall the Surviving Corporation be obligated to pay an amount for such “tail” policy that in the aggregate exceeds 250% of the Annual Premium. Prior to the Effective Time, notwithstanding anything to the contrary set forth in this Agreement, at Parent’s direction in its sole discretion, the Company shall purchase at or immediately prior to the Effective Time a six-year prepaid “tail” policy to its existing directors’ and officers’ liability insurance policy (which “tail” policy shall contain the same terms and conditions as such existing policy), and in such event, the Surviving Corporation shall maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder, in lieu of all other obligations of the Surviving Corporation under the first sentence of this 7.04(b) for a six years after the Effective Time; provided that in no event shall the Company pay an amount for such “tail” policy that in the aggregate exceeds 250% of the Annual Premium. In the event that the costs for either (a) the aggregate premium payable by the Surviving Corporation pursuant to the first sentence of this Section 7.04(b), (b) a prepaid “tail-policy” purchased by the Surviving Corporation, or (c) a prepaid “tail-policy” purchased by the Company exceed the applicable 250% threshold, then the Surviving Corporation or the Corporation, if applicable, shall be obligated to obtain a policy with the greatest coverage available for a cost up to, but not exceeding such aggregated amount.

(c) The obligations set forth in this Section 7.04 shall not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or his or her heirs and his or her representatives) without the prior written consent of such affected Indemnified Person (or his or her heirs and his or her representatives). The provisions of this Section 7.04 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

(d) This Section 7.04 shall be binding on the Surviving Corporation and its successors and assigns. In the event the Surviving Corporation or its successor or assign (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then, and in each case, proper provision shall be made so that the successor and assign of the Surviving Corporation shall honor the obligations set forth with respect to the Surviving Corporation in this Section 7.04.

Section 7.05.  Employee Benefits; 401(k) Plan.  From and after the Effective Time, Parent will, or will cause the Surviving Corporation to recognize the prior service with the Company or its Subsidiaries of each employee of the Company or its Subsidiaries as of the Effective Time (the “Company Employees”) in connection with all employee benefit plans, programs or policies of Parent or its affiliates in which Company Employees are eligible to participate following the Effective Time, for purposes of eligibility, and, for vacation and severance policies, levels of benefits. From and after the Effective Time, Parent will use commercially reasonable efforts, or will cause the Surviving Corporation to use commercially reasonable efforts, to cause any pre-existing conditions or limitations and eligibility waiting periods (to the extent that such waiting periods would be inapplicable, taking into account service with the Company) under any group health plans of Parent or its affiliates to be waived with respect to Company Employees and their eligible dependents.

Section 7.06.  Financing Commitments.  Parent and Merger Subsidiary shall use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Financing on the terms and conditions described in the Financing Commitments, including by using commercially reasonable efforts to (i) maintain in effect the Financing Commitments, (ii) negotiate and enter into definitive agreements with respect to the Financing Commitments on the terms and conditions reflected in the Financing Commitments, (iii) satisfy on a timely basis all conditions applicable to Parent and Sub Merger Subsidiary in such definitive agreements that are within their control, and (iv) consummate the Financing at or prior to Closing; provided that notwithstanding, and as an alternative to, the foregoing, Parent and Merger Subsidiary may in any case obtain alternative financing from alternative sources on terms that are not less favorable, in the aggregate, to Parent and Subsidiary then the Financing contemplated by the Financing Commitments (“New Financing Commitments”); provided further that any such New Financing Commitments shall not (A) expand or adversely change in any material respect the conditions to the Financing set forth in the Financing Commitments or (B) reasonably be expected to adversely impact the ability of Parent and Merger Subsidiary to perform their respective obligations under this Agreement. In any event, Parent shall disclose to the Company its intention to obtain such New Financing Commitments, shall keep the Company reasonably informed of the material terms thereof and shall deliver to the Company final drafts of all documents relating to such New Financing Commitments. Upon and from and after such event, the term “Financing” as used herein shall be deemed to mean the Financing contemplated by the Financing Commitments to the extent in effect at the time in question and the New Financing Commitments to the extent then in effect. In the event any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Commitments for any reason, Parent shall give the Company prompt notice and keep the Company reasonably informed on a reasonable basis and in reasonable detail as set forth herein of the status of its commercially reasonable efforts to arrange, as promptly as practicable following the occurrence of such event, alternative financing from alternative sources on terms that are not less favorable, in the aggregate, to Parent and Merger Subsidiary then the Financing contemplated by the Financing Commitments.

Section 7.07.  Solvency of the Surviving Corporation.  If Parent or any of its Affiliates obtains (on behalf or for the benefit of themselves or any other Person) an opinion from an independent expert opining or supporting the conclusion that, after giving effect to all of the transactions contemplated by this Agreement and actions taken in connection with the financing (or any Alternative Financing) thereof, Parent, the Surviving Corporation and/or any of their Subsidiaries will be Solvent (or shall achieve or retain any similar or equivalent financial status) (such opinion, the “Solvency Opinion”), Parent shall cause such independent expert to include the Company as an additional addressee with respect to the Solvency Opinion entitled to rely thereon and shall provide an executed copy of any such Solvency Opinion to the Company as promptly as reasonably practicable after the issuance thereof, but in any event prior to the Effective Time. For the purpose of clarity, nothing contained herein shall obligate Parent or any of its Affiliates to obtain a Solvency Opinion.

Article 8

COVENANTS OF PARENT, MERGER SUBSIDIARY AND THE COMPANY

The parties hereto agree that:

Section 8.01.  Commercially Reasonable Efforts.

(a) Subject to the terms and conditions of this Agreement, the Company and Parent shall use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, Permits and other authorizations and confirmations required to be obtained from any Governmental Authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement; provided that the parties hereto understand and agree that the commercially reasonable efforts of any party hereto shall not be deemed to include (i) entering into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated hereby or (ii) divesting or otherwise holding separate (including by establishing a trust or otherwise), or taking any other action (or otherwise agreeing to do any of the foregoing) with respect to any of its or the Surviving Corporation’s Subsidiaries or any of their respective Affiliates’ businesses, assets or properties.

(b) In furtherance and not in limitation of the foregoing, each of Parent and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within 15 Business Days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

Section 8.02.  Certain Filings.  The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 8.03.  Public Announcements.  The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in a form agreed to by the parties. Parent and Merger Subsidiary, on the one hand, and the Company, on the other hand, further agree that they shall consult with the other before issuing any other press releases, making any public statements or other public communications, or holding any press conferences or conference calls, in each case relating to this Agreement, the Merger and the other transactions contemplated hereby, except as may be required by Applicable Law, court process or any listing agreement with or rule of any national securities exchange or association, in which case, Parent and Merger Subsidiary, on the one hand, and the Company, on the other hand, shall consult with each other to the extent reasonably practicable before issuing any such press release, making any such public statements or other public communications, or holding any such press conference or conference call.

Section 8.04.  Further Assurances.  At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 8.05.  Access to Information.  From the date hereof until the Effective Time and subject to Applicable Law and the Confidentiality Agreement, the Company shall (i) give to Parent, its counsel, financial advisors, auditors, and other authorized representatives and Parent’s financing sources and their counsel and authorized representatives reasonable access to its offices, properties, books and records, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives and to Parent’s financing sources and their counsel and authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its and its Subsidiaries’ employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with Parent and Parent’s financing sources in their investigation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by any party hereunder.

Section 8.06.  Notices of Certain Events.  Each of the Company and Parent shall promptly notify the other of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 4.12,

4.13, 4.16, 4.17, 4.18, 4.21 or 5.05, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement;

(d) it becoming aware of any inaccuracy of any representation or warranty contained in this Agreement at any time during the term hereof that could reasonably be expected to cause the conditions set forth in Section 9.02(a) or 9.03 not to be satisfied; and

(e) any failure of that party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied in all material respects by it hereunder;

provided, however, that the delivery of any notice pursuant to this Section 8.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving that notice.

Section 8.07.  Delisting.  Each of Parent and the Company agree to cooperate with the other party in taking, or causing to be taken, all actions necessary (i) to delist the Company Stock from the NASDAQ Global Market and (ii) to terminate the registration of the Company Stock under the Exchange Act; provided that such delisting and termination shall not be effective until or after the Effective Time.

Section 8.08.  Litigation.  Each of Parent, Merger Subsidiary and the Company agrees to use its commercially reasonable efforts to defend any lawsuits or other legal proceedings against, whether judicial or administrative, challenging, or seeking damages or other relief as a result of, the Merger, this Agreement or the transactions contemplated hereby (including any stockholder litigation against the Company or its directors or officers relating to any of the transactions contemplated hereby), including seeking to have any order adversely affecting the ability of the parties to consummate the transactions contemplated hereby entered by any court or other Governmental Entity promptly vacated or reversed. The Company shall not enter into any settlement agreement with respect to any such lawsuit or legal proceeding without Parent’s prior consent.

Section 8.09.  Environmental Reports.

(a) Parent and the Company have jointly retained the Environmental Consultants to conduct Phase I Environmental Site Assessments with respect to the Current Sites; provided, however, that the Environmental Consultant for the Company’s current California manufacturing facility shall be retained by the Potential Mortgage Lender. Parent and the Company shall cause the Environmental Consultants retained by Parent and the Company (and Parent shall use its commercially reasonable efforts to cause any Environmental Consultant retained by the Potential Mortgage Lender) to interact with and provide their analyses and assessments (including all reports) (the “Environmental Reports”) to both the Company and the Parent.

(b) If the Environmental Reports identify reasonably likely potential costs of remediation (including fees likely to be assessed by Governmental Authorities), claims, violations, damages, losses or diminution of property value (excluding any costs to repair any structural damage arising out of the matters set forth on Section 4.13 of the Company Disclosure Schedule) in the amount of $2,000,000 or more in the aggregate with respect to the Current Sites (a “Significant Environmental Matter”), Parent may, in its sole discretion, by notice in writing delivered to the Company no later than 5:00 p.m. on the date (the “Notice Date”) that is the earlier of (i) three calendar days after the date on which Parent and the Company receive final copies of the Environmental Reports and (ii) October 31, 2007, elect to notify the Company that the Environmental Reports are not acceptable to Parent and terminate this Agreement pursuant to Section 10.01(c)(vi) (a “Parent Environmental Termination Notice”). If Parent does not deliver to the Company the Parent Environmental Termination Notice by the Notice Date, the condition contained in Section 9.02(g) of this Agreement shall be deemed satisfied and Parent’s right to terminate pursuant to Section 10.01(c)(vi) shall expire.

(c) If the Environmental Reports reveal no Significant Environmental Matter, the condition contained in Section 9.02(g) shall be deemed satisfied and Parent’s right to terminate pursuant to Section 10.01(c)(vi) shall expire.

(d) The Company shall, and shall cause its Subsidiaries and it and is Subsidiaries’ respective employees, counsel, financial advisors, auditors and other authorized representatives to, cooperate with Parent, Parent’s lender and the Environmental Consultants in conducting the Phase I Environmental Site Assessments.

(e) For the purpose of this Section 8.09, “Phase I Environmental Site Assessment” means an environmental assessment that is consistent with or generally equivalent to ASTM (American Society of Testing and Materials) E1527-05 including identification of all on-site and off-site environmental issues that could reasonably be expected to result in liabilities or compliance costs in excess of $50,000.

Section 8.10.  Working Capital Statements.  From and after the date hereof until the Effective Time, as soon as reasonably practicable after the close of each fiscal month, the Company shall deliver to Parent an unaudited statement (the “Working Capital Statement”) setting forth the Company’s Working Capital as of the close of business on last day of such fiscal month. In the month in which the Closing is expected to occur, the Company shall prepare an adjusted Working Capital Statement (an “Adjusted Working Capital Statement”) as promptly as reasonably practicable after the close of the prior fiscal month, which Adjusted Working Capital Statement shall reflect Working Capital as adjusted to (x) subtract from Working Capital the amount by which the aggregate Company Transaction Costs (whether or not paid) exceed $2,000,000 and (y) add to Working Capital the amount of Company Transaction Costs that have been paid by the Company and that are not included as prepaid expenses in Current Assets, together with supporting invoices (Working Capital as so adjusted, the “Adjusted Working Capital”). The Working Capital Statements and the Final Working Capital Statement shall be prepared in good faith and be accompanied by a certificate executed by the Chief Financial Officer of the Company stating that such statements were prepared in good faith.

Article 9

CONDITIONS TO THE MERGER

Section 9.01.  Conditions to the Obligations of Each Party.  The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

(a) this Agreement and the Merger shall have received the Company Stockholder Approval;

(b) no Applicable Law shall prohibit the consummation of the Merger; and

(c) any applicable waiting period under the HSR Act or under laws analogous to the HSR Act existing in foreign jurisdictions relating to the Merger shall have expired or been terminated with respect to the acquisition of the Company.

Section 9.02.  Conditions to the Obligations of Parent and Merger Subsidiary.  The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

(a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the closing date, (ii) (A) the representations and warranties of the Company contained in Sections 4.02, 4.05 and 4.14 shall be true and correct at and as of the date hereof and at and as of the Closing Date as if made at and as of the Closing Date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), (B) the other representations and warranties set contained in Article 4 (disregarding for these purposes any exception in such representations and warranties relating to materiality or a Material Adverse Effect) shall be true and correct at and as of the date hereof and at and as of the Closing Date as if made at and as of the Closing Date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), except in the case of this clause (B) for such failures to be true and correct which have not had and would not have, individually or in the aggregate, a Material Adverse Effect; and (iii) Parent shall have received a certificate signed by the Chief Executive Officer of the Company to the foregoing effect;

(b) there shall not have been instituted or pending any action or proceeding (or any investigation or other inquiry that could reasonably be expected to result in such action or proceeding) by any Governmental Authority, domestic, foreign or supranational, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Merger, (ii) seeking to restrain or prohibit Parent’s, Merger Subsidiary’s or any of Parent’s other Affiliates’ (A) ability effectively to exercise full rights of ownership of the Company Stock, including the right to vote any shares of Company Stock acquired or owned by Parent, Merger Subsidiary or any of Parent’s other Affiliates following the Effective Time on all matters properly presented to the Company’s stockholders, or (B) ownership or operation (or that of its respective Subsidiaries or Affiliates) of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, or (iii) seeking to compel Parent or any of its Subsidiaries or Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole or (iv) that otherwise would be reasonably expected to have a Material Adverse Effect on the Company or Parent;

(c) there shall not have been any action taken, or any Applicable Law proposed, enacted, enforced, promulgated, issued or deemed applicable to the Merger, by any Governmental Authority, other than the application of the waiting period provisions of the HSR Act to the Merger and of laws analogous to the HSR Act existing in foreign jurisdictions, that, in the reasonable judgment of Parent, is likely, directly or indirectly, to result in any of the consequences referred to in clauses (i) through (iv) of paragraph (b) above;

(d) since the date of this Agreement, there shall not have occurred and be continuing as of or otherwise arisen before the Effective Time any event, occurrence or development of a state of circumstances or facts which, individually or in the aggregate, has had or could have a Material Adverse Effect on the Company;

(e) (i) the Company shall have (i) Freely Available Cash at least equal to the amount of the Company Cash Deposit; (ii) have made the Company Cash Deposit using such Freely Available Cash in accordance with Section 2.03; and (iii) Parent shall have received a certificate signed by the Chief Financial Officer of the Company to the foregoing effect;

(f) (i) if the Closing Date occurs (A) during the Company’s fiscal November 2007 month, then the Company, as of the close of its fiscal October 2007 month, will have unaudited Adjusted Working Capital of not less than $44,650,000, which shall be reflected in the Adjusted Working Capital Statement for the October fiscal month, (B) during the Company’s fiscal December 2007 month, then the Company, as of the close of its fiscal November 2007 month, will have unaudited Adjusted Working Capital of not less than $45,126,000, which shall be reflected in the Adjusted Working Capital Statement for the November fiscal month, (C) during the Company’s fiscal January 2008 month, then the Company, as of the close of its fiscal December 2007 month, will have unaudited Adjusted Working Capital amount of not less than $48,300,000, which shall be reflected in the Adjusted Working Capital Statement for the December fiscal month, (D) during the Company’s fiscal February 2008 month, then the Company, as of the close of its fiscal January 2008 month, will have unaudited Adjusted Working Capital amount of not less than $48,300,000, which shall be reflected in the Adjusted Working Capital Statement for the January fiscal month, (E) during the Company’s fiscal March 2008 month, then the Company, as of the close of its fiscal February 2008, will have unaudited Adjusted Working Capital amount of not less than $48,300,000, which shall be reflected in the Adjusted Working Capital Statement for the February fiscal month, and (F) after the close of the Company’s fiscal March 2008 month, then the Company, as of the close of its fiscal March 2008, will have unaudited Adjusted Working Capital of not less than $48,300,000, which shall be reflected in the Adjusted Working Capital Statement for the March fiscal month, and (ii) Parent shall have received a certificate signed by the Chief Financial Officer of the Company to the foregoing effect.

(g) Parent shall have received a certificate in the form contemplated by Section 897 of the Code and the regulations thereunder, signed by the Company, to the effect that the Company is not and has not been within five (5) years of the date of the certificate a “United States real property holding corporation” within the meaning of Section 897 of the Code; and

(h) No Parent Environmental Termination Notice shall have been timely delivered in accordance with Section 8.09 of this Agreement.

Section 9.03.  Conditions to the Obligations of the Company.  The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions: (a) each of Parent and Merger Subsidiary shall have performed all of its obligations hereunder required to be performed by it at or prior to the

Effective Time; (b) the representations and warranties of Parent contained in this Agreement and in any certificate or other writing delivered by Parent pursuant hereto shall be true at and as of the Effective Time as if made at and as of such time, except in the case of this clause (b) for such failures to be true which have not had and would not have, individually or in the aggregate, a Parent Material Adverse Effect; and (c) the Company shall have received a certificate signed by the President of Parent to the foregoing effect.

Article 10

TERMINATION

Section 10.01.  Termination.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a) by mutual written agreement of the Company and Parent;

(b) by either the Company or Parent, if:

(i) the Merger has not been consummated on or before April 1, 2008 (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

(ii) there shall be any Applicable Law that (A) makes consummation of the Merger illegal or otherwise prohibited or (B) enjoins the Company or Parent from consummating the Merger and such enjoinment shall have become final and nonappealable; or

(iii) at the Company Stockholder Meeting (including any adjournment or postponement thereof), the Company Stockholder Approval shall not have been obtained; or

(c) by Parent, if:

(i) an Adverse Recommendation Change shall have occurred;

(ii) the Company shall have entered into, or publicly announced its intention to enter into, a definitive agreement or an agreement in principle with respect to a Superior Proposal;

(iii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.02(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date, or if capable of being cured by the Company by the End Date, the Company does not cure such breach or failure within 30 days after its receipt of written notice thereof from Parent; provided, however such 30-day cure period shall not apply to the Company’s obligation to close the Merger which shall be governed by Section 2.01(b);

(iv) at any time after receipt or public announcement of an Acquisition Proposal, the Company’s Board of Directors shall have failed to reaffirm the Company Board Recommendation as promptly as practicable (but in any event within five (5) business days) after receipt of any written request to do so from Parent;

(v) the Company shall have willfully and materially breached any of its obligations under Section 6.02 or Section 6.03; or

(vi) the Environmental Reports identify a Significant Environmental Matter that Parent determines is unacceptable and timely delivers a Parent Environmental Termination Notice in accordance with Section 8.09 of this Agreement; or

(d) by the Company:

(i) subject to complying with the terms of this Agreement, to promptly enter into a binding written agreement concerning a Superior Proposal; provided, that the Company shall have paid any amounts due pursuant to Section 11.04(b) in accordance with the terms, and at the times, specified therein; and provided, further, that, in the case of any such termination by the Company, (A) the Company notifies Parent, in writing and at least five Business Days prior to such termination, of its intention to terminate this Agreement and to enter into a binding written agreement concerning an Acquisition Proposal that constitutes a Superior Proposal, attaching the most current version of such agreement, and (B) Parent does not make, within five Business Days of receipt of such written notification, an offer that is at least as favorable to the stockholders of the Company as such Superior Proposal, it being understood that the Company shall not enter into any such binding agreement during such five Business Day period; it being further understood and agreed that any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of re-starting the five Business Day clock described in this Section; or

(ii) if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Parent or Merger Subsidiary set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.03 not to be satisfied, and such condition is incapable of being satisfied by the End Date, or if capable of being cured by Parent by the End Date, Parent does not cure such breach or failure within 30 days after its receipt of written notice thereof from the Company; provided that the 30-day cure period shall not apply to Parent or Merger Subsidiary’s obligation to close the Merger which shall be governed by Section 2.01(b).

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give prior written notice of such termination to the other party.

Section 10.02.  Effect of Termination.  If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto; provided that the Company’s right to receive payment of the Parent Termination Fee from Parent (or from the Guarantor pursuant to the Limited Guarantee) pursuant to Section 11.04(c) and to require that Parent, Merger Subsidiary and the Guarantor perform their respective obligations under the Limited Guarantee in accordance with the terms of the Limited Guarantee, the provisions of this Section 10.02 and Sections 11.04, 11.07 and 11.08 shall survive any termination hereof pursuant to Section 10.01; provided further that, except as provided in Section 11.04(d), no such termination shall relieve any party hereto of any liability or damages resulting from any willful or intentional breach of this Agreement.

Article 11

MISCELLANEOUS

Section 11.01.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to Parent or Merger Subsidiary, to:

Pioneer Holding Corp.
Pioneer Sub Corp.
c/o Vector Capital Corporation
456 Montgomery Street, 19th Floor
San Francisco, CA 94104
Attention: Amish Mehta
Facsimile No.: 415-293-5100

with a copy to:

O’Melveny & Myers LLP
275 Battery Street, Suite 2600
San Francisco, California 94111
Attention: Steve L. Camahort,
Facsimile No.: (415) 984-8701

if to the Company, to:

Printronix, Inc.
14600 Myford Road
Irvine, CA 92606
Attention: Chief Financial Officer
Facsimile No.: (714) 368-2373

with a copy to:

Stradling Yocca Carlson & Rauth 660 Newport Center Drive, Suite 1600 Attention:	K. C. Schaaf, Michael Mulroy Facsimile No.: (949) 725-4100

or to such other address or facsimile number address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 11.02.  Survival of Representations and Warranties.  The representations, warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for the agreements set forth in Section 7.04.

Section 11.03.  Amendments and Waivers.  (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the Company Stockholder Approval without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for the shares of Company Stock.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 11.04.  Expenses; Termination Fee.  (a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided that Parent and the Company shall each pay one half of the filing fee under the HSR Act, any fees of filings under laws analogous to the HSR Act existing in foreign jurisdictions and the expenses of the Environmental Consultants.

(b) If a Company Payment Event (as hereinafter defined) occurs, the Company shall pay Parent (by wire transfer of immediately available funds), if, pursuant to clause (i) of the definition of “Company Payment Event” below, at or immediately prior to the occurrence of such Company Payment Event, if pursuant to clause (ii) of the definition of “Company Payment Event” below, on the Business Day immediately following the occurrence of such Company Payment Event or, if pursuant to clause (iii) of the definition of “Company Payment Event” below, within two Business Days following such Company Payment Event, a fee of four million two hundred thousand dollars ($4,200,000).

“Company Payment Event” means (i) the termination of this Agreement pursuant to Section 10.01(d)(i), (ii) the termination of this Agreement pursuant to Section 10.01(c)(i), 10.01(c)(ii), 10.01(c)(iv) or 10.01(c)(v), or (iii) the termination of this Agreement pursuant to Section 10.01(b)(i) or 10.01(b)(iii) but, in the case of this clause (iii), only if and when (A) prior to the Company Stockholder Meeting (in the case of a termination pursuant to Section 10.01(b)(iii)) or the End Date (in the case of a termination pursuant to Section 10.01(b)(i)), an Acquisition Proposal shall have been made by a Third Party, and (B) within 12 months following the date of such termination the Company enters into an agreement providing for an Acquisition Proposal which Acquisition Proposal is subsequently consummated or an Acquisition Proposal is subsequently consummated. For purposes of this definition of “Company Payment Event,” all references to “15%” in the definition of “Acquisition Proposal” shall be deemed references to 50%.

(c) If a Parent Payment Event (as hereinafter defined) occurs, Parent shall pay the Company (by wire transfer of immediately available funds), two Business Days immediately following the occurrence of such Payment Event, an amount equal to $5,000,000 (the “Parent Termination Fee”).

(d) “Parent Payment Event” means (i) the termination of this Agreement pursuant to Section 10.01(b)(i) if all of the conditions to Closing set forth in Sections 9.01 and 9.02 were satisfied at the End Date or (ii) the termination of this Agreement pursuant to Section 10.01(d)(ii) at a time when Parent is not entitled to deliver a termination notice pursuant to Section 10.1(c)(iii).The Company agrees that (i) to the extent it has incurred losses or damages in connection with this Agreement (including as a result of a failure by Parent or Merger Subsidiary to effect the Merger), the Company’s sole and exclusive remedy against Parent, Merger Subsidiary, the Guarantor and any of their respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employee, agents, affiliates, members, managers, general or limited partners or assignees (the “Parent Parties”) for any breach, loss or damage shall be to receive payment of the Parent Termination Fee to the extent provided in Section 11.04(c) or the guarantee thereof pursuant to the Limited Guarantee and to require the Guarantor to perform its obligations under the Guarantee in accordance with its terms, (ii) no person shall have any other rights or claims or seek damages against any of the Parent Parties under this Agreement, the Limited Guarantee or the Financing Commitments, whether at law or equity, in contract, in tort or otherwise, none of the Parent Parties shall have any liability or obligations relating to or arising out of this Agreement or the transactions contemplated by this Agreement, and (iii) the maximum liability of the Guarantor, directly or indirectly, shall be limited to the express obligations of the Guarantor under the Limited Guarantee. Nothing herein shall relieve Parent or Merger Subsidiary of liability to pay for Company Stock in the event the Merger is consummated. The provisions of this Section 11.4(d) are intended to be for the benefit of, and will be enforceable by, each Parent Party, his or her heirs and his or her representatives.

(e) The parties acknowledges that the agreements contained in this Section 11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Subsidiary, on the one hand, and the Company on the other hand, would not enter into this Agreement. Accordingly, if the Company, on the one hand, or Parent and Merger Subsidiary, on the other hand, fails promptly to pay any amount due to the other pursuant to this Section 11.04, the party failing to pay such amount party shall also pay any costs and expenses incurred by the other party in connection with a legal action to enforce this Agreement that results in a judgment against such the party failing to pay for such amount.

Section 11.05.  Binding Effect; Benefit; Assignment.  The provisions of this Agreement shall be binding upon and, except as provided in Section 7.04 and Section 11.04(d), shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Section 7.04 and Section 11.04(d), no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; provided that (a) Parent may assign, by written notice to the Company, its rights and obligations pursuant to this Agreement to one of its Affiliates (which Affiliate must (i) be an entity held by the same stockholders of Parent in the same relative proportions, and (ii) have not conducted any prior operations itself or through any of its Subsidiaries), in which event such entity shall execute this Agreement and upon the effectiveness of such execution all references in this Agreement to Parent shall be deemed references to such entity, except that all representations and warranties with respect to Parent as of the date of this Agreement shall be deemed representations and warranties made with respect to such entity as of the date of assignment, and (b) Parent may designate, by written notice to the Company, one of its Affiliates to act in lieu of Merger Sub (which Affiliate must be (i) a wholly owned Subsidiary of Parent or must be an entity held by the same stockholders of Parent in the in the same relative proportions and (ii) have not conducted any prior operations itself or through any of its Subsidiaries), in which event such entity shall execute this Agreement and upon the effectiveness of such execution all references in this Agreement to Merger Sub shall be deemed references to such entity, except that all representations and warranties with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such entity as of the date of designation.

Section 11.06.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state. Notwithstanding anything in this Section 11.06 or this Agreement to the Limited Guarantee and all rights and obligations thereunder (including the right of the Company to enforce the Limited Guarantee) shall be governed by New York law and shall be enforceable only in the New York courts specified therein in accordance with the terms thereof.

Section 11.07.  Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

Section 11.08.  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.09.  Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 11.10.  Entire Agreement.  This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 11.11.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.12.  Specific Performance.  The parties hereto agree that irreparable damage would occur to Parent and Merger Subsidiary if any provision of this Agreement were not performed by the Company in accordance with the terms hereof and that Parent and Merger Subsidiary shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Company or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which Parent and Merger Subsidiary are entitled at law or in equity. The parties hereto agree that irreparable damage would occur to the Company if Parent or Merger Subsidiary fails to perform their obligations pursuant to Section 11.04 in accordance with the terms thereof and the Company shall be entitled to an injunction or injunctions to prevent breaches of Section 11.04 by Parent or Merger Subsidiary or to enforce specifically the performance of the terms and provisions of Section 11.04 in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which the Company is entitled at law or in equity.

Section 11.13.  Interpretation.  The headings contained in this Agreement or in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to an Article, Section, clause, Exhibit or Schedule, such reference shall be to an Article, Section or clause of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. For all purposes hereof, the terms “include”, “includes” and “including” shall be deemed followed by the words “without limitation.” The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

[The Remainder of this Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PRINTRONIX, INC.

By:	/s/ Robert A. Kleist
Name:     Robert A. Kleist

Title:	Chief Executive Officer

PIONEER HOLDING CORP.

By:	/s/ Alexander R. Slusky
Name:     Alexander R. Slusky

Title:	President and Chief-Executive Officer

PIONEER SUB CORP.

By:	/s/ Alexander R. Slusky
Name:     Alexander R. Slusky

Title:	President and Chief-Executive Officer

ANNEX B

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of October 1, 2007 by and between Pioneer Holding Corp., a Delaware corporation (“Parent”), and the undersigned stockholder (the “Stockholder”) of Printronix, Inc., a Delaware corporation (the “Company”).

RECITALS:

A. Parent, the Company and Pioneer Sub Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company, pursuant to which all outstanding shares of the Company will be converted into the right to receive cash, as set forth in the Merger Agreement.

B. The Stockholder is the beneficial owner (as defined in Rule 13d 3 under the 1934 Act) of such number of shares of the outstanding capital stock of the Company, and such number of shares of capital stock of the Company issuable upon the exercise of outstanding options to acquire Company capital stock, as is indicated on the signature page of this Agreement.

C. In consideration of the execution of the Merger Agreement by Parent, the Stockholder (in his or her capacity as such) has agreed to vote the Shares so as to facilitate consummation of the Merger.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Certain Definitions.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement.

(b) “Shares” shall mean: (i) all securities of the Company (including all shares of capital stock of the Company and all options to acquire shares of capital stock of the Company) owned by the Stockholder as of the date of this Agreement, and (ii) all additional securities of the Company (including all additional shares of capital stock of the Company and all additional options to acquire shares of capital stock of the Company ) of which the Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date.

(c) “Transfer.” A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to (including any short sale), establishes an open “put equivalent position” within the meaning of Rule 16a-h under the 1934 Act, transfers or otherwise disposes of such security or any interest therein, (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to (including any short sale), establishment of a “put equivalent position” with respect to, transfer of or other disposition of such security or any interest therein, or (iii) enters into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of any Shares, whether any such swap or transaction is to be settled by delivery of Shares or other securities, in cash or otherwise.

2. Transfer of Shares.

(a) Transfer of Shares.  The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not cause or permit any Transfer of any of the Shares to be effected or make any offer regarding any

Transfer of any of the Shares; provided, however, that the Stockholder may Transfer Shares to a family member or trust for estate planning purposes, provided that, as a condition to any such Transfer to a family member or trust, the transferee has agreed with Parent in writing to be bound by the terms of this Agreement (including granting a Proxy as contemplated hereby) and to hold such Shares subject to all the terms and provisions of this Agreement.

(b) Transfer of Voting Rights.  The Stockholder hereby agrees that, at all times commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the Shares, or enter into any voting agreement or similar arrangement, commitment or understanding in a manner inconsistent with the terms of Section 3 hereof or otherwise in contravention of the obligations of the Stockholder under this Agreement, with respect to any of the Shares.

3. Agreement to Vote Shares.  Until the Expiration Date, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, the Stockholder shall, or shall cause the holder of record on any applicable record date to, to the extent not voted by the person(s) appointed under the Proxy, vote the Shares:

(a) in favor of (i) adoption of the Merger Agreement, (ii) each of the actions contemplated by the Merger Agreement, and (iii) any proposal or action that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Merger Agreement;

(b) against any proposal or action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and

(c) against any Acquisition Proposal.

Until the Expiration Date, in the event that any meeting of the stockholders of the Company is held with respect to any of the foregoing (and at every adjournment or postponement thereof), the Stockholder shall, or shall cause the holder of record of Shares on any applicable record date to, appear at such meeting or otherwise cause his, her or its Shares to be counted as present thereat for purposes of establishing a quorum.

4. Irrevocable Proxy.  Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by applicable law, with respect to the Shares.

5. No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise specifically provided herein, or in the performance of the Stockholder’s duties or responsibilities as stockholders of the Company .

6. No Solicitation.  The Stockholder hereby represents and warrants that he or she has read Section 6.03 of the Merger Agreement and agrees to be bound by the provisions of such section.

7. Representations and Warranties of the Stockholder.  The Stockholder hereby represents and warrants to Parent that, as of the date hereof and at all times until the Expiration Date:

(a) the Stockholder is (and, except to the extent a Transfer is made pursuant to the proviso in Section 2(a), will be) the beneficial owner of the shares of capital stock of the Company, and the options to purchase shares of capital stock of the Company, set forth on signature page of this Agreement, with full power to vote or direct the voting of the Shares for and on behalf of all beneficial owners of the Shares;

(b) the Shares are (and will be) free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co sale rights, charges or other encumbrances of any kind or nature (each an “Encumbrance”) (other than restrictions on transfer imposed by applicable securities Laws);

(c) the Stockholder does not as of the date of this Agreement beneficially own any securities of the Company other than the shares of capital stock of the Company, and options to purchase shares of capital stock of the Company, set forth on the signature page of this Agreement;

(d) the Stockholder has (and will have) full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy;

(e) the Stockholder agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Authority, which alleges that the execution and delivery of this Agreement by the Stockholder, either alone or together with the other Voting Agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the board of directors of the Company, breaches any fiduciary duty of the board of directors of the Company or any member thereof;

(f) the execution, delivery and performance of this Agreement by the Stockholder does not, and the consummation by the Stockholder of the transactions contemplated hereby will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice of or the passage of time or both) under any Applicable Law or any Contract to which the Stockholder is a party or which is binding on it, him or her or its, his or her assets and will not result in the creation of any Lien on any of the assets or properties of the Stockholder (other than the Shares), in each case except for such violations, breaches, defaults, terminations, cancellations, modifications, accelerations or Liens as would not reasonably be expected to prevent or materially delay the performance by the Stockholder of any of its obligations under this Agreement;

(g) this Agreement has been duly executed by the Stockholder and constitutes the valid and legally binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity; and

(h) assuming that all consents contemplated by the Merger Agreement have been obtained, other than filings under the 1934 Act and other than such as, if not made, obtained or given, would not reasonably be expected to prevent or materially delay the performance by Stockholder of any of its obligations under this Agreement, no notices, reports or other filings are required to be made by the Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Stockholder from, any Governmental Authority or any other Person, in connection with the execution and delivery of this Agreement by the Stockholder.

8. Consent.  The Stockholder (not in his or her capacity as a director or officer of the Company) consents and authorizes the Company and Parent their respective affiliates to publish and disclose in the Company Proxy Statement and other documents filed with the SEC in connection with the Merger Agreement its identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement.

9. Legending of Shares.  If so requested by Parent, the Stockholder hereby agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy.

10. Termination.  This Agreement shall terminate and be of no further force or effect as of the Expiration Date.

11. Stockholder Capacity.  To the extent that the Stockholder is an officer or director of the Company or any of its Subsidiaries, nothing in this Agreement shall be construed as preventing or otherwise affecting any actions taken by the Stockholder in his or her capacity as an officer or director of the Company or any of its Subsidiaries or from fulfilling the obligations of such office (including the performance of obligations required by the fiduciary duties of the Stockholder acting solely in his or her capacity as an officer or director).

12. Miscellaneous.

(a) Waiver.  No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by the party waiving such condition or breach. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(c) Binding Effect; Assignment.  The Stockholder may not assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Parent, and any attempted assignment without such prior written approval shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(d) Amendments.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

(e) Specific Performance; Injunctive Relief.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law. The exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur to Parent if any provision of this Agreement were not performed by the Stockholder in accordance with the terms hereof and that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Stockholder or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which Parent is entitled at law or in equity.

(f) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

(g) Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h) Entire Agreement.  This Agreement and the Proxy constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(i) Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to Parent, to:

Pioneer Holding Corp.
c/o Vector Capital Corporation
456 Montgomery Street, 19th Floor
San Francisco, CA 94104
Attention: Amish Mehta
Facsimile No.: 415-293-5100

Copy to:

O’Melveny & Myers LLP
275 Battery Street, Suite 2600
San Francisco, California 94111
Attention: Steve L. Camahort,
Facsimile No.: (415) 984-8701

If to the Stockholder:  To the address for notice set forth on the signature page hereof or to such other address or facsimile number address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request, or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

(j) Further Assurances.  The Stockholder (in his or her capacity as such) shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as Parent may deem necessary or desirable, in the reasonable opinion of Parent, to carry out and effectuate the purpose and intent of this Agreement.

(k) Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(l) Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(m) Rules of Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. For all purposes hereof, the terms “include”, “includes” and “including” shall be deemed followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(n) Expenses.  All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

PIONEER HOLDING CORP.

By:

Name:

Title:

STOCKHOLDER:

By:
Signature

Name:

Title:

Print Address

Telephone

Facsimile No.

Shares beneficially owned:
           shares of Company capital stock

           shares of Company capital stock issuable upon the exercise of outstanding options

EXHIBIT A TO FORM OF VOTING AGREEMENT

FORM OF PROXY

The undersigned stockholder of Printronix, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Amish Mehta and Dewey Chambers as the sole and exclusive attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this irrevocable proxy (this “Proxy”). The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the execution of this Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between Pioneer Holding Corp., a Delaware corporation (“Parent”), and the undersigned stockholder (the “Voting Agreement”), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Parent and Pioneer Sub Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), which provides for the merger of Merger Sub with and into the Company in accordance with its terms (the “Merger”). As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) six months after such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorneys and proxies to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting:

(i) in favor of (i) adoption of the Merger Agreement, (ii) each of the actions contemplated by the Merger Agreement, and (iii) any proposal or action that would reasonably be expected to facilitate the Merger and the other transactions contemplated by the Merger Agreement;

(ii) against any proposal or action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and

(iii) against any Acquisition Proposal.

The attorneys-in-fact and proxies named above may not exercise this Proxy on any other matter except as provided above.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated:          , 2007

Signature of Stockholder:

Print Name of Stockholder:

Shares beneficially owned:

           shares of Company capital stock

           shares of Company capital stock issuable upon the exercise of outstanding options

ANNEX C

OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

October 1, 2007

The Special Committee of the Board of Directors
Printronix, Inc.
14600 Myford Road
Irvine, CA 92623

Dear Members of the Special Committee:

We understand that Printronix, Inc., (the “Company”) intends to enter into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Pioneer Holding Corp. (“Parent”) and Pioneer Sub Corp., a wholly-owned subsidiary of Parent (“Merger Subsidiary”). Pursuant to the Merger Agreement, Merger Subsidiary will merge with the Company (the “Merger”), each outstanding share of common stock, par value $0.01 per share (“Share”), of the Company will be converted into the right to receive $16.00 in cash (the “Merger Consideration”) and the Company will become a wholly-owned subsidiary of Parent. You have advised us that, immediately prior to the Merger, members of the Company’s senior management (the “Continuing Stockholders”) will contribute all or a portion of the Shares they own to Parent in exchange for shares of common stock of Parent.

You have requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Special Committee (the “Committee”) of the Board of Directors of the Company as to whether, as of the date hereof, the Merger Consideration to be received by the holders of Shares other than the Continuing Stockholders and their affiliates in the Merger is fair to such holders from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. reviewed the Company’s Annual Reports to Stockholders on Form 10-K for the fiscal years ended March 31, 2007, March 31, 2006, and March 31, 2005, and quarterly reports on Form 10-Q for the quarter ended June 29, 2007, which the Company’s management has identified as containing the most current financial statements available;

2. spoken with certain members of the management of the Company regarding the operations, financial condition, future prospects and projected operations and performance of the Company and regarding the Merger;

3. reviewed: (a) the Merger Agreement dated as of October 1, 2007, including as Exhibit A thereto, the form of voting agreement to be entered into by each of the directors, in their capacity as stockholders, and executive officers of the Company in connection with the Merger Agreement; and (b) the Limited Guarantee dated as of October 1, 2007 to be entered into by Vector Capital Partners IV, L.P. in connection with the Merger Agreement;

4. reviewed financial forecasts and projections prepared by the management of the Company with respect to the Company for the fiscal years ended March 31, 2008 through 2010;

5. reviewed the historical market prices and trading volume for the Company’s publicly traded securities for the past three years and those of certain publicly traded companies which we deemed relevant;

6. reviewed certain other publicly available financial data for certain companies that we deemed relevant and publicly available transaction prices and premiums paid in other transactions that we deemed relevant; and

7. conducted such other financial studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial forecasts and projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and we express no opinion with respect to such forecasts and projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the most recent financial statements provided to us, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. Our opinion addresses only the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Shares other than the Continuing Stockholders and their affiliates in the Merger and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 3 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to us, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise) or any other financial term of the Merger. We also have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of the Company or otherwise have an adverse effect on the Company or any expected benefits of the Merger.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal. We express no opinion regarding the liquidation value of any entity. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject and, at your direction and with your consent, this Opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, claims or investigations or possible assertion of claims, outcomes or damages arising out of any such matters. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof.

This Opinion is furnished for the use and benefit of the Committee in connection with its consideration of the Merger and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without our express written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board of Directors, any security holder or any other person as to how to act or vote with respect to the Merger.

In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company or any other party that may be involved in the Merger and their respective affiliates or any currency or commodity that may be involved in the Merger. The Company has agreed to indemnify us for certain liabilities arising out of our engagement.

Houlihan Lokey and its affiliates have in the past provided, are currently providing and in the future may provide, investment banking, financial advisory and other financial services to the Company, Parent and their affiliates, for which Houlihan Lokey and its affiliates have received, and would expect to receive, compensation. In that regard, Houlihan Lokey Howard & Zukin Capital, Inc., an affiliate of Houlihan Lokey, has acted as financial advisor to the Committee in connection with the Merger and will receive a fee for such services, a substantial portion of which is contingent upon the consummation of the Merger. In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Merger.

We have not been requested to opine as to, and this Opinion does not address: (i) the underlying business decision of the Committee, the Company, its respective security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Merger or otherwise, except as expressly addressed in this Opinion, (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company or any other party other than those set forth in this Opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the tax or legal consequences of the Merger to either the Company, its security holders, or any other party, (vi) the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders (including without limitation the allocation of any consideration amongst or within such classes or groups of security holders), (vii) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Merger, or (viii) the solvency, creditworthiness or fair value of the Company or any other participant in the Merger under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessment by the Committee, the Company and their respective advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Merger.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Shares other than the Continuing Stockholders and their affiliates in the Merger is fair to such holders from a financial point of view.

Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN
FINANCIAL ADVISORS, INC.

ANNEX D

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263, or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.